UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
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The Interpublic Group of Companies, Inc.

909 Third Avenue, New York, NY 10022

April 12, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Thursday, May 23, 2019. The meeting will be held at the Paley Center for Media, 25 West 52 Street, New York, NY 10019.

This year, we are pleased to once again use the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials on the Internet. As a result, we are mailing to many of our stockholders a notice of the online availability of our proxy materials instead of paper copies of this proxy statement and our 2018 Annual Report. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders receiving the notice can request a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report and a form of proxy card or voting instruction card. This distribution method conserves natural resources and reduces the costs of printing and distributing our proxy materials.

The business to be considered is described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to these matters, we will present a report on the state of our Company.

We hope you will be able to attend.

Sincerely,

Michael I. Roth

Chairman of the Board

and Chief Executive Officer

The Interpublic Group of Companies, Inc.

909 Third Avenue, New York, NY 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:30 a.m., local time, on Thursday, May 23, 2019

Place:	The Paley Center for Media, 25 West 52 Street, New York, NY 10019

Items of Business:

1.	To elect the eleven directors listed on pages 4-8 of the enclosed Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Interpublic’s independent registered public accounting firm for the year 2019;

3.	To hold an advisory vote on named executive officer compensation;

4.	To approve The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan;

5.	To vote on a stockholder proposal described in the proxy statement if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting.

Information about the foregoing matters to be voted upon at the Annual Meeting is contained in the Proxy Statement.

The close of business on March 28, 2019 has been established as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

Stockholders will need to present a valid photo identification to be admitted to the Annual Meeting. Please note that the use of photographic and recording devices is prohibited at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 23, 2019.

Interpublic’s 2019 Proxy Statement and 2018 Annual Report are available electronically at http://www.interpublic.com.

By Order of the Board of Directors,

Andrew Bonzani

Executive Vice President, General Counsel and Secretary

Your vote is important! Whether or not you plan to attend the meeting in person, please take a moment to vote by Internet, telephone or completing a proxy card as described in the How Do I Vote section of this document. Your prompt cooperation will save Interpublic additional solicitation costs. You may revoke your proxy as described in the How Can I Revoke My Proxy or Change My Vote section of this document if you decide to change your vote or if you decide to attend the meeting and vote in person.

Dated: April 12, 2019

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Proxy Statement

INTRODUCTION

The Board of Directors of The Interpublic Group of Companies, Inc. (“Interpublic,” “IPG,” the “Company,” “us,” “we” or “our”) is providing this Proxy Statement in connection with the Annual Meeting of Stockholders, which will be held at the Paley Center for Media, 25 West 52 Street, New York, NY, at 9:30 a.m., Eastern Time, on Thursday,

May 23, 2019. Interpublic’s principal executive office is located at 909 Third Avenue, New York, NY 10022. The proxy materials are first being sent to stockholders beginning on or about April 12, 2019.

This Proxy Statement is also available on our website at http://www.interpublic.com.

FREQUENTLY ASKED QUESTIONS

How are the proxy materials being distributed?

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we used “Notice and Access” in accordance with the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders of record a notice of the Internet availability of the proxy materials in lieu of a paper copy of the proxy materials. All stockholders receiving this Notice may access the proxy materials over the Internet or request a paper copy of the proxy materials by mail. In addition, the Notice has instructions on how you may request access to proxy materials by mail or electronically on an ongoing basis.

Choosing to access your future proxy materials electronically will reduce the costs of distributing our proxy materials and helps conserve natural resources. If you choose to access future proxy materials electronically in connection with future meetings, you will receive an email of a Notice and Access with instructions containing a link to the website where the proxy materials are available and a link to the proxy-voting website. Your election to access proxy materials electronically will remain in effect until it is terminated by you.

Who can vote?

You are entitled to vote or direct the voting of your shares of Interpublic common stock (the “Common Stock”) if you were a stockholder on March 28, 2019, the record date for the Annual Meeting. On March 28, 2019, approximately 386,949,401 shares of Common Stock were outstanding.

Who is the holder of record?

You may own your shares of Common Stock either

•	directly registered in your name at our transfer agent, Computershare; or

•	indirectly through a broker, bank or other intermediary.

If your shares are registered directly in your name, you are the Holder of Record of these shares, and we are sending these proxy materials directly to you. If you hold shares indirectly through a broker, bank or other intermediary, these materials are being sent to you by or on behalf of that entity.

How do I vote?

Your vote is important. We encourage you to vote promptly. You may vote in any one of the following ways:

Holders of record

•	By Telephone. You can vote your shares by telephone, by calling 1-800-652-VOTE (8683). Telephone voting is available 24 hours a day and 7 days a week. If you vote by telephone, you do not need to return a proxy card. Your vote by telephone must be received by 1 a.m. EDT, May 23, 2019.

•	By Internet. You can also vote on the internet. The website address for Internet voting is www.envisionreports.com/IPG. Internet voting is available 24 hours a day and 7 days a week. If you vote by internet, you do not need to return your proxy card. Your vote by internet must be received by 1 a.m. EDT, May 23, 2019.

•	By Mail. If you choose to vote by mail, complete the proxy card enclosed with the mailed proxy material, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by 5 p.m. EDT, May 22, 2019.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person by written ballot. You must present a valid photo identification for admission to the Annual Meeting. Please refer to the instructions set forth on the proxy card.

Interpublic Group 2019 Proxy Statement	1

Frequently Asked Questions

Shares Held by Brokers, Banks and Other Intermediaries

•	If your shares of Common Stock are held through a broker, bank or other intermediary, you will receive instructions from that entity regarding the voting of your shares.

•	If you plan to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or other intermediary in advance of the meeting to obtain a “legal proxy” to permit you to vote by written ballot at the Annual Meeting.

How many shares must be present to hold the annual meeting?

A quorum is required to transact business at the Annual Meeting. We will have a quorum at the Annual Meeting if the holders of more than 50% of the outstanding shares of Common Stock entitled to vote are present at the meeting, either in person or by proxy.

How are votes counted?

For all matters being submitted to a vote of stockholders, only proxies and ballots that indicate votes ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ on the proposals, or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote.

A New York Stock Exchange (“NYSE”) member broker that holds shares for the account of a customer has the authority to vote on certain limited matters without instructions from the customer. Of the matters being submitted to a vote of stockholders at the Annual Meeting, NYSE rules permit member brokers to vote without instructions only on the proposal to ratify the appointment of our independent auditor. On each of the other matters, NYSE members may not vote without customer instruction. A notation by a broker on a returned proxy that it is not permitted to vote on particular matters due to the NYSE rules is referred to as a “broker non-vote.”

How will my shares be voted at the Annual Meeting?

The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions. Please review the voting instructions and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends a vote:

•	FOR the Board’s nominees for election as directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Interpublic’s independent registered public accounting firm for 2019;

•	FOR the advisory vote to approve named executive officer compensation;

•	FOR the adoption of The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan; and

•	AGAINST the stockholder proposal.

What vote is required to approve each proposal?

The table below shows the vote required to approve the matters being submitted to a vote of stockholders at the Annual Meeting:

Proposals	Vote Required	Do abstentions count as shares present and entitled to vote?	Do broker non-votes count as shares present and entitled to vote?
Election of each Director	Majority of shares present and entitled to vote	Yes	No
Ratification of the Appointment of Pricewaterhouse-Coopers LLP*	Majority of shares present and entitled to vote	Yes	N/A
Advisory Vote to Approve Named Executive Officer Compensation*	Majority of shares present and entitled to vote	Yes	No
Adoption of The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan	Majority of shares present and entitled to vote	Yes	No
Stockholder Proposal	Majority of shares present and entitled to vote	Yes	No

* Advisory and non-binding

2	Interpublic Group 2019 Proxy Statement

Frequently Asked Questions

How can I revoke my proxy or change my vote?

You can revoke your proxy or change your vote by:

Holders of Record

•	Sending written notice of revocation to the EVP, General Counsel & Secretary of Interpublic prior to the Annual Meeting;

•	Submitting a later dated proxy by mail or, prior to 1 a.m., EDT, on May 23, 2019, by telephone or Internet; or

•	Attending the Annual Meeting and voting in person by written ballot.

Stock Held by Brokers, Banks and Other Intermediaries

•	You must contact your broker, bank or other intermediary to obtain instructions on how to revoke your proxy or change your vote.

Who will count the vote?

The Board of Directors has appointed Computershare to act as Inspector of Election at the 2019 Annual Meeting.

Who is the proxy solicitor?

D.F. King & Co., Inc. has been retained by Interpublic to assist with the Annual Meeting, including the distribution of proxy materials and solicitation of votes, for a fee of $18,000, plus reimbursement of expenses to be paid by Interpublic. In addition, our directors, officers or employees may solicit proxies for us in person or by telephone, facsimile, Internet or other electronic means for which they will not receive any compensation other than their regular compensation as directors, officer and employees. Banks, brokers and others holding stock for the account of their customers will be reimbursed by Interpublic for out-of-pocket expenses incurred in sending proxy materials to the beneficial owners of such shares.

How do I submit a proposal for inclusion in Interpublic’s 2020 proxy materials?

Stockholder proposals submitted for inclusion in Interpublic’s proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders scheduled to be held on May 21, 2020, should be addressed to: The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: EVP, General Counsel & Secretary, and must be received by Interpublic by December 12, 2019, in order to be considered for inclusion. Such proposals must comply with all applicable Securities and Exchange Commission (“SEC”) regulations.

How do I submit an item of business for consideration at the 2020 Annual Meeting?

A stockholder wishing to introduce an item of business (including the nomination of any person for election as a director of Interpublic) for consideration by stockholders at the 2020 Annual Meeting, other than a stockholder proposal included in the proxy statement as described in response to the preceding question, must comply with Section 2.13(a)(2) of Interpublic’s Bylaws, which requires notice to Interpublic no later than February 23, 2020, and no earlier than January 24, 2020, accompanied by the information required by Section 2.13(a)(2).

Interpublic Group 2019 Proxy Statement	3

ITEM 1. ELECTION OF DIRECTORS

At the Annual Meeting, eleven directors are to be elected, each for a one-year term. The directors so elected will hold office until the Annual Meeting of Stockholders to be held in 2020 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Unless authority is withheld by the stockholder, it is the intention of persons named by Interpublic as proxies on the proxy card to vote “for” the nominees identified in this Proxy Statement or, in the event that any of the nominees is unable to serve (an event not now anticipated), to vote “for”

the balance of the nominees and “for” the replacement, if any, nominee, if any, designated by the Board of Directors. If no replacement is nominated, the size of the Board of Directors will be reduced.

Each of the nominees is currently a director, and each has been recommended for re-election to the Board of Directors by the Corporate Governance Committee and approved and nominated for re-election by the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees.

Nominees for Director

The following information on each Director nominee is as of March 28, 2019, and has been provided or confirmed to Interpublic by the nominee.

JOCELYN CARTER-MILLER Age: 61 Director Since: 2007	Interpublic Committees: • Audit • Corporate Governance (Chair) • Executive	Public Directorships: • Arlo Technologies, Inc. • The Principal Financial Group, Inc. Former Directorships • Netgear, Inc.

JOCELYN CARTER-MILLER is President of TechEdVentures, Inc., a community and personal empowerment firm that develops and markets educational and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. Ms. Carter-Miller is also a former board member of the Association of National Advertisers.

Qualifications: Ms. Carter-Miller provides the Board with an important perspective in the marketing field, which is a critical component of Interpublic’s business, based on her extensive executive and marketing experience acquired during her time at Motorola, where she served as its Chief Marketing Officer and more recently as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Her current work as President of TechEdVentures provides the Board with a meaningful voice in keeping Interpublic focused on its corporate social responsibilities.

H. JOHN GREENIAUS Age: 74 Director Since: 2001	Interpublic Committees: • Audit • Compensation and Leadership Talent	Former Public Directorships: • Nabisco Inc. • Pennzoil Inc. • Primedia Inc. • True North Communications, Inc.

H. JOHN GREENIAUS retired as Chairman and Chief Executive Officer of Nabisco Inc. in 1997 having served in that position between 1993 and 1997. Mr. Greeniaus was named President and CEO of Nabisco in 1989 following KKR’s leveraged buyout of the company and served in that position until 1993. Prior to that time, he held various marketing and general management positions with Nabisco in Canada, Europe and the U.S. Mr. Greeniaus began his career with Procter & Gamble in Canada and subsequently he worked at J. Walter Thompson and PepsiCo before joining Standard Brands, a Nabisco predecessor, in 1977.

Qualifications: Mr. Greeniaus provides insight into the challenges and issues facing a global enterprise from his experience as the former Chairman and Chief Executive Officer of Nabisco as well as his time managing Nabisco’s European operations. His experience at PepsiCo, where he served as Vice President of Marketing, and his time at J. Walter Thompson allow him to offer

4	Interpublic Group 2019 Proxy Statement

Item 1. Election of Directors

valuable perspectives on issues relevant to a marketing services company. Mr. Greeniaus’ prior directorships at other public companies across a variety of industries give him the expertise to provide valuable contributions on accounting and corporate governance matters.

MARY J. STEELE GUILFOILE Age: 65 Director Since: 2007	Interpublic Committees: • Audit (Chair) • Corporate Governance • Executive	Public Directorships: • C.H. Robinson Worldwide, Inc. • Hudson Ltd. • Pitney Bowes Inc. Former Public Directorships: • Valley National Bancorp. • Viasys Healthcare, Inc.

MARY J. STEELE GUILFOILE, is currently Chairman of MG Advisors, Inc., a privately owned financial services merger and acquisitions advisory and consulting firm. From 2000 to 2002, Ms. Guilfoile was Executive Vice President and Corporate Treasurer at JPMorgan Chase & Co. and also served as Chief Administrative Officer of its investment bank. Ms. Guilfoile is a former Partner, CFO and COO of The Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, from 1996 through 2000. Ms. Guilfoile, a licensed CPA, continues as a Partner of The Beacon Group, LP, a private investment group.

Qualifications: Ms. Guilfoile’s knowledge and expertise as a financial industry executive and her training as a certified public accountant contributes an important perspective to the Board. Ms. Guilfoile’s tenure at JP Morgan Chase, and its predecessor companies, serving as Corporate Treasurer, Chief Administrative Officer for its investment bank, and in various merger integration, executive management and strategic planning positions, as well as her current role as Chairman of MG Advisors, Inc., brings to the Board someone with valuable experience and expertise in corporate governance, accounting, risk management and auditing matters.

DAWN HUDSON Age: 61 Director Since: 2011	Interpublic Committees: • Compensation and Leadership Talent • Corporate Governance	Public Directorships: • NVIDIA Corporation Former Public Directorships: • Amplify Snack Brands, Inc. • Allergan, Inc. • Lowe’s Companies, Inc. • PF Chang’s china Bistro, Inc.

DAWN HUDSON was Chief Marketing Officer for the National Football League (the “NFL”), serving in that role from October 2014 through April 2018. Previously, she served from 2009 to 2014 as vice chairman of The Parthenon Group, an advisory firm focused on strategy consulting. Prior to that time, Ms. Hudson served as President and Chief Executive Officer of Pepsi-Cola North America, or PCNA, the multi-billion dollar refreshment beverage unit of PepsiCo, Inc. in the United States and Canada from 2005 until 2007. From 2002 to 2005, Ms. Hudson served as President of PCNA. In addition, Ms. Hudson served as Chief Executive Officer of the PepsiCo Foodservice Division from 2005 to 2007. Prior to joining PepsiCo, Ms. Hudson was Managing Director at D’Arcy Masius Benton & Bowles, a leading advertising agency based in New York. Ms. Hudson is a former Chair and board member of the Association of National Advertisers (the “ANA”). In 2006 and 2007, she was named among Fortune Magazine’s “50 Most Powerful Women in Business.” In 2002, she received the honor of “Advertising Woman of the Year” by Advertising Women of New York. Ms. Hudson was also inducted into the American Advertising Federation’s Advertising Hall of Achievement, and has been featured twice in Advertising Age’s “Top 50 Marketers.” Ms. Hudson is the former Chairman of the Board of the Ladies Professional Golf Association.

Qualifications: Ms. Hudson’s extensive experience in strategy and marketing, with the NFL, at PepsiCo and at major advertising agencies, and her time as Chair of the ANA brings valuable expertise to the Board on matters which are vital to the Company’s business. In addition, her experience as Vice Chair of The Parthenon Group, and as the former Chief Executive Officer of Pepsi-Co North America, provides the Board with valuable insight and perspective on matters involving the Company’s business strategy and planning. Ms. Hudson also provides a unique perspective of having been both on the agency and client side of the industry. Her fifteen years of experience on various public company boards is a valuable resource on corporate governance matters.

Interpublic Group 2019 Proxy Statement	5

Item 1. Election of Directors

WILLIAM T. KERR Age: 77 Director Since: 2006	Interpublic Committees: • Audit • Compensation and Leadership Talent (Chair) • Executive

Former Public Directorships:

•   Global Partner Acquisition Corp

•   Arbitron Inc.

•   Maytag Corporation

•   Meredith Corporation

•   Principal Financial Group

•   Storage Technology Corporation

•   Whirlpool Corporation

WILLIAM T. KERR is a partner of Eaglepoint Advisors, a firm that works with middle market companies facing innovative changes and transition. Most recently he served as Chairman of Global Partner Acquisition Corp., from 2015 to 2018. Previously, Mr. Kerr served as President and Chief Executive Officer of Arbitron Inc., a media and marketing research firm, from 2010 to 2013. He served as Chairman of the Board of Meredith Corporation from 2006 to 2010 and was Chairman and Chief Executive Officer of Meredith from 1998 to 2006. He was President and Chief Executive Officer of Meredith Corporation from 1997 to 1998. Mr. Kerr served as President and Chief Operating Officer for Meredith Corporation from 1994 through 1997 and as Executive Vice President of Meredith Corporation and President of its Magazine Group from 1991 through 1994. Prior to that time, Mr. Kerr served as Vice President of The New York Times Company and President of its magazine group, a position he held since 1984.

Qualifications: Mr. Kerr’s general business background and knowledge in the fields of marketing research and media make a valuable contribution to the Board. In his previous leadership and executive experience at both Arbitron and at Meredith Corporation, a diversified media company, Mr. Kerr provides to the Board the perspective and insights of an organizational leader who has managed issues similar to those faced by Interpublic.

HENRY S. MILLER Age: 73 Director Since: 2015	Interpublic Committees: • Audit • Corporate Governance	Public Directorships: • American International Group, Inc. Former Public Directorships: • Ally Financial Inc.

HENRY S. MILLER has been Chairman of Marblegate Asset Management, LLC, a privately owned asset management firm, since 2009. Mr. Miller was co-founder, Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, from 2002 to 2011 and Chief Executive Officer from 2002 to 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992, Mr. Miller was a managing director and, from 1990 to 1992, co-head of investment banking at Prudential Securities.

Qualifications: Mr. Miller’s expertise in business strategy and knowledge as a financial industry executive contributes an important perspective to the Board on the Company’s business strategy and financial control matters.

JONATHAN F. MILLER Age: 62 Director Since: 2015	Interpublic Committees: • Compensation and Leadership Talent • Corporate Governance Public Directorships: • Akamai Technologies Inc. • AMC Networks Inc. • j2 Global, Inc.	Former Public Directorships: • Houghton Mifflin Harcourt Company • Live Nation Entertainment, Inc. • RTL Group SA • Shutterstock, Inc. • TripAdvisor, Inc.

JONATHAN F. MILLER is the Chief Executive Officer of Integrated Media Co., a special purpose digital media investment company, and began serving in that role in February 2018. Prior to that time, Mr. Miller was a Partner of Advancit Capital, LLC, a venture capital investment fund, from July 2013 through January 2018. Previously, Mr. Miller served as Chairman and Chief Executive of News Corporation’s digital media group and as News Corporation’s Chief Digital Officer from April 2009 until

6	Interpublic Group 2019 Proxy Statement

Item 1. Election of Directors

October 2012. Mr. Miller had previously been a founding partner of Velocity Interactive Group (“Velocity”), an investment firm focusing on digital media and the consumer Internet, from its inception in February 2007 until April 2009. Prior to founding Velocity, Mr. Miller served as Chief Executive Officer of AOL LLC (“AOL”) from August 2002 to December 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Networks Interactive, a predecessor to IAC/InterActiveCorp.

Qualifications: Mr. Miller’s extensive knowledge and senior leadership positions in the media industry, including executive roles at News Corporation, AOL and USA Networks Interactive, provides the Board with a broad and valuable perspective and expertise on the complex media and advertising landscape.

PATRICK Q. MOORE Age: 49 Director Since: 2018	Interpublic Committees: • Audit • Compensation and Leadership Talent	Public Directorships: • Ryman Hospitality Properties, Inc.

PATRICK Q. MOORE Patrick is Executive Vice President, Strategy and Business Development at Carter’s Inc., a global leader in children’s apparel and related products. From 2013 to 2017, Mr. Moore was Executive Vice President, Chief Strategy Officer with YP Holdings, a portfolio company of Cerberus Capital Management, and one of the largest local digital media businesses in the U.S. Prior to his time at YP Holdings, Mr. Moore spent more than 10 years at McKinsey & Company, a global management consulting firm, serving as a Partner and leader in the firm’s Consumer Practice. Mr. Moore also led McKinsey’s North American Consumer Digital Excellence initiative while with the firm.

Qualifications: Mr. Moore’s experience at a digital media company and at a management consulting firm provide him with a unique perspective on the challenges and opportunities faced by the Company. Mr. Moore’s experience and expertise in corporate strategy provides the Board with valuable perspective in the Board’s oversight of the organization’s strategic objectives.

MICHAEL I. ROTH Age: 73 Director Since: 2002	Interpublic Committees: • Executive (Chair)	Public Directorships: • Pitney Bowes Inc. • Ryman Hospitality Properties, Inc.

MICHAEL I. ROTH became Chairman of the Board and Chief Executive Officer of Interpublic in January 2005. Prior to that time Mr. Roth served as Chairman of the Board of Interpublic from July 2004 to January 2005 and has been a director of Interpublic since 2002. Mr. Roth served as Chairman and Chief Executive Officer of The MONY Group Inc. from February 1994 to June 2004.

Qualifications: Mr. Roth’s leadership and perspective as Interpublic’s Chief Executive Officer gives him an intimate knowledge of the Company’s operations and his role as Chairman of the Board is aided by his successful tenure as Chairman and Chief Executive Officer of The MONY Group. Mr. Roth’s other directorships, and his accounting, tax and legal background, as a certified public accountant and holding an L.L.M. degree from New York University Law School, also adds significant value to his overall contributions as a member of the Board and in his role as Chairman.

Interpublic Group 2019 Proxy Statement	7

Item 1. Election of Directors

DAVID M. THOMAS Age: 69 Director Since: 2004	Interpublic Committees: • Compensation and Leadership Talent • Corporate Governance • Executive	Public Directorships: • Fortune Brands Home & Security, Inc. (Non-executive Chairman) Former Public Directorships: • IMS Health Inc. • The MONY Group, Inc.

DAVID M. THOMAS retired as executive chairman of IMS Health Inc. (“IMS”), a healthcare information, services and technology company, in March 2006, after serving in that position since January 2005. From November 2000 until January 2005, Mr. Thomas served as Chairman and Chief Executive Officer of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President and Group Executive of IBM from January 1998 to July 2000. Mr. Thomas also serves on the Board of Trustees of Fidelity Investments.

Qualifications: Mr. Thomas’ experience as a Chief Executive Officer and overall management experience at premier global technology companies provides a vital perspective for the Board as it addresses the rapidly changing and growing landscape in advertising and marketing. Such leadership experience is also vital in his role as Presiding Director. Mr. Thomas also provides the Board with a great deal of insight and perspective in the healthcare advertising field having served as Chairman and Chief Executive Officer of IMS.

E. LEE WYATT JR. Age: 66 Director Since: 2017	Interpublic Committees: • Audit • Corporate Governance

E. LEE WYATT JR. Mr. Wyatt is a former Executive Vice President of Fortune Brands Home & Security, Inc., a consumer home products company, where he served in that role from July 2017 until his retirement in December 2017. Prior to that, Mr. Wyatt served as Senior Vice President and Chief Financial Officer of Fortune Brands, where he served in that role from 2011 to July 2017. Mr. Wyatt also served as Chief Financial Officer and Executive Vice President of Hanesbrands Inc. (formerly, Sara Lee Branded Apparel) from 2005 to 2011. He has held various financial roles at Sonic Automotive Inc., ultimately serving as Chief Financial Officer through 2005. Mr. Wyatt has more than 40 years of experience working with public and private companies.

Qualifications: Mr. Wyatt’s experience as Chief Financial Officer of several publicly traded companies for 19 years and his deep financial and business expertise contributes an important perspective to the Board on accounting, risk management and auditing matters. In addition, Mr. Wyatt’s experience in overseeing and managing complex businesses at major global marketers is vital for Interpublic given its organizational structure.

8	Interpublic Group 2019 Proxy Statement

OUR CORPORATE GOVERNANCE FRAMEWORK

Our corporate governance framework is designed to ensure strong commitment to maintaining sound corporate governance practices. Our governance framework enables independent and skilled directors to provide oversight, advice, and counsel to promote the interests of Interpublic and its stockholders. Key governance policies and processes include our Code of Conduct, our comprehensive enterprise-wide risk management program, our commitment to transparent financial reporting and our systems of internal checks and balances.

You may view our Corporate Governance Guidelines, the charters of each of our board committees and the Code of Conduct for our employees and directors on Interpublic’s website at http://www.interpublic.com or you may obtain copies free of charge by writing to The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: EVP, General Counsel & Secretary. These documents provide the framework for our governance at the board level. Our directors understand that they serve you as stockholders in carrying out their responsibility to oversee the operation and strategic direction of our company. To do so effectively, our Board along with management regularly reviews our Corporate Governance Guidelines, our charters and practices to assure that they are appropriate and reflect high standards.

INTERPUBLIC GOVERNANCE HIGHLIGHTS

Key Governance Principles	•	All directors are elected annually.
	•	In uncontested director elections, each director is elected by a majority of shares present and entitled to vote.
	•	Directors may not stand for reelection after age 74, unless otherwise determined by the Board that waiving this restriction is in the best interests of stockholders.
	•	Directors annually review and assess board performance and the overall skills and areas of expertise present on the Board and, when determined to be in the best interests of the Company, recommend to stockholders the election of new directors to add a fresh perspective and ensure adequate succession planning.
	•	No member of the Audit Committee may serve on the audit committees of more than two other public companies.
Board Independence	•	10 of the 11 director nominees are independent.
	•	Our CEO is the only member of management who serves as a director.
	•	Our Audit, Compensation and Leadership Talent and Corporate Governance Committees are comprised solely of independent directors.
	•	The committee chairs play a key role in shaping the agendas and information presented to their committees.
	•	The Board and the Committees have the authority to hire independent advisors, as they deem appropriate.
Presiding Director	•	The independent directors annually elect an independent Presiding Director.
	•	The Presiding Director chairs regularly scheduled executive sessions.
•

The Presiding Director, together with the Chairman, plays a key role in forming the agendas and information presented to the Board.

The Presiding Director, as appropriate, is available for direct communication with major stockholders who request such a communication.

	•	The Presiding Director has additional duties and responsibilities set forth on page 14.
Board Oversight of Risk and Strategy	•	Enterprise-wide risk management is overseen by our Audit Committee, which reports on such matters to the Board.
	•	Our Compensation Committee reviews compensation practices to ensure that they do not encourage imprudent risk taking.
	•	Our Board directly oversees and advises management on development and execution of corporate strategy.
Stockholder Rights	•	No “poison pill” or similar stockholder rights plan.

	•	No supermajority voting requirements.

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Our Corporate Governance Framework

	•	Stockholders owning 3% or more of our outstanding shares of common stock for a period of at least three years to have the right to include in our proxy statement nominees for election equal to the greater of two directors or 20% of our Board of Directors.

	•	Stockholders holding 25% or more of the Company’s common stock have the right to require that we hold a special meeting of stockholders to consider matters that are the proper subject of stockholder action.

	•	Regular outreach and engagement with stockholders is a key objective.
Compensation Governance	•	A significant percentage of the compensation paid to our named executive officers (“NEOs”) is performance-based and contingent on the price of our common stock (page 26).

	•	Robust share ownership guidelines for our directors, NEOs and other senior executives (pages 16 and 40).

	•	The Compensation and Leadership Talent Committee engages an independent consultant on executive compensation matters.

Succession Planning	•	CEO and management succession planning is one of the board’s highest priorities.

	•	Our board devotes significant attention to identifying and developing talented senior leaders.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Director Independence

In accordance with NYSE listing standards (the “NYSE Listing Standards”), the Board annually evaluates the independence of each member of the Board of Directors under the independence standards set forth in Interpublic’s Corporate Governance Guidelines, and under the NYSE Listing Standards.

Interpublic has eleven directors, one of whom, Michael I. Roth, is an employee of Interpublic and, ten of whom are not employees of Interpublic or its subsidiaries (referred to in this Proxy Statement as “Non-Management Directors”). At their meetings held on February 14, 2019, the Corporate Governance Committee and the full Board determined that each of the Non-Management Directors is an independent director under Interpublic’s Corporate Governance Guidelines and the NYSE Listing Standards.

Meeting of Independent Directors

The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors who are not independent, then at least once annually, the Non-Management Directors should hold an executive session attended by only independent directors. Although not required under the NYSE Listing Standards (because all of the Non-Management Directors are independent), the Board nevertheless held several executive sessions of its independent directors during 2018, with Mr. Thomas, in his role as Presiding Director, serving as the chairperson of the sessions.

Director Selection Process

The Corporate Governance Committee is charged with the responsibilities described below under the heading “Committees of the Board of Directors—Corporate Governance Committee.”

One of the Committee’s responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee, together with the Presiding Director, considers candidates suggested by its members, other directors, senior management and stockholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers, including search firms to identify candidates and to perform background reviews of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking.

Each of the directors nominated for election at the Annual Meeting were evaluated and recommended to the Board for nomination by the Corporate Governance Committee, and nominated by the Board for election.

All director candidates, including those recommended by Stockholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials. As part of the evaluation of individual candidates, the following factors are taken into consideration:

•	Their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the general strategic challenges facing Interpublic and its industry as a whole;

•	Their integrity and independence of judgment;

•	Their ability and willingness to devote the time necessary to fulfill Board duties;

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Our Corporate Governance Framework

•	Their qualifications for membership on one or more of the committees of the Board;

•	Their educational background;

•	Their independence from management under NYSE Listing Standards and Interpublic’s Corporate Governance Guidelines;

•	The continued focus on maintaining a diverse and inclusive Board;

•	The needs of the Board and Interpublic; and

•	The Board’s policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic’s Corporate Governance Guidelines.

In determining the needs of the Board and Interpublic, the Corporate Governance Committee considers the qualifications of sitting directors and consults with the Presiding Director, other members of the Board (including as part of the Board’s annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation in meetings of the Board and its various committees, as well as in less formal contacts with management.

Director candidates, other than sitting directors, are interviewed by members of the Executive Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Corporate Governance Committee also reviews sitting directors who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

Stockholders wishing to recommend a director candidate to the Committee for its consideration should write to the Corporate Governance Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 909 Third

Avenue, New York, NY 10022. Any recommendations will be considered for the next annual election of directors in 2020. A recommendation should include the proposed candidate’s name, biographical data and a description of his or her qualifications in light of the criteria listed above.

Succession Planning

Interpublic’s Board of Directors is actively involved in talent management. Annually, the Board reviews and analyzes the alignment of Interpublic’s strategy on personnel and succession with its overall business strategy. This includes a detailed discussion of Interpublic’s global leadership bench, strength and succession plans with a focus on key positions at the senior officer level. In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles at Interpublic and each of its global agencies. The Board seeks opportunities to provide potential leaders with exposure and visibility to Board members through formal presentations and by holding a number of Board and committee meetings throughout the year at key operating units. In addition, the Board is regularly updated on key talent indicators for the overall workforce, including work environment, diversity, recruiting and development programs.

Code of Conduct

Interpublic has adopted a set of ethical standards known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic’s Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic’s Chief Executive Officer, Chief Financial Officer, Controller and Chief Accounting Officer and other persons performing similar functions) must comply with the Code of Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any director or executive officer. The Code of Conduct, including future amendments, may be viewed on Interpublic’s website at http://www.interpublic.com or a copy may be obtained free of charge by writing to The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: EVP, General Counsel & Secretary.

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Our Corporate Governance Framework

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties may contact Interpublic’s Board of Directors, the Non-Management Directors as a group, or any individual director, as applicable, by writing to them at the following address:

c/o EVP, General Counsel & Secretary

The Interpublic Group of Companies, Inc.

909 Third Avenue

New York, NY 10022

Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic’s accounting, internal accounting controls or auditing matters will also be referred to the chairperson of the Audit Committee. Other communications will be referred to the Presiding Director (whose responsibilities are described below) or the appropriate committee chairperson.

MEETINGS AND COMMITTEES OF THE BOARD

Attendance at Board of Directors and Committee Meetings

The Corporate Governance Guidelines provide that each director is expected to be prepared for, attend and participate in, at least 75% of all regularly scheduled and special meetings of the Board and meetings of the Committees on which a Board member serves, absent special circumstances. The Board of Directors held 8 meetings in 2018 and committees of the Board held a total of 20 meetings. During 2018, each director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

Attendance at Annual Meeting of Stockholders

While Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Stockholders, all Directors were in attendance at the 2018 annual meeting.

Board Structure and Committees

The standing committees of the Board consist of the Audit Committee, the Compensation and Leadership Talent Committee, the Corporate Governance Committee and the Executive Committee. The activities of the Audit Committee, Compensation and Leadership Talent Committee, and the Corporate Governance Committee are each governed by a charter that may be viewed on Interpublic’s website at http://www.interpublic.com or may be obtained free of charge by writing to The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: EVP, General Counsel & Secretary. A description of the responsibilities of each standing Committee of the Board is provided below under the heading “Committees of the Board of Directors.”

Committees of the Board of Directors

The following table shows the directors who are currently members or chairman of each of the standing Board committees and the number of meetings each committee held in 2018.

Name		Audit	Compensation and Leadership Talent	Corporate Governance	Executive
Joceyln Carter-Miller	I	●		C	●
H. John Greeniaus	I	●	●
Mary J. Steele Guilfoile	I	C		●	●
Dawn Hudson	I		●	●
William T. Kerr	I	●	C		●
Henry S. Miller	I	●		●
Jonathan F. Miller	I		●	●
Patrick Q. Moore	I	●	●
Michael I. Roth	◆				C
David M. Thomas	PD I		●	●	●
E. Lee Wyatt, Jr.	I	●		●
Number of Meetings in 2018		9	7	4	0

◆ Chairman of the Board    C Committee Chair        ● Member        I Independent Director        PD Presiding Director

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Our Corporate Governance Framework

Audit Committee

Roles and Responsibilities:

•  Reviews the annual financial information to be provided to stockholders and filed with the SEC;

•  Reviews the system of internal controls established by management;

•  Reviews financial reporting policies, procedures and internal controls;

•  Reviews and oversees the internal and external audit processes;

•  Responsible for the selection, compensation, retention and oversight of Interpublic’s registered independent public accounting firm;

•  Responsible for the other activities described in greater detail in the Audit Committee Report on page 20; and

•  Responsible for other activities described in greater detail under the heading:

–  “The Board’s Role in Risk Oversight” on page 15; and

–  “Transactions with Related Persons” on page 15.

Independence and Financial Literacy

Each member of the Audit Committee is independent in accordance with the standards set forth in Interpublic’s Corporate Governance Guidelines and the NYSE Listing Standards.

The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC rules.

Committee Members: Carter-Miller (F, I) Greeniaus (F, I) Guilfoile (C, F, I) Kerr (F, I) H. Miller (F, I) Moore (F, I) Wyatt (F, I) Number of meetings during 2018: 9

Compensation and Leadership Talent Committee

Roles and Responsibilities:

•  Reviews and adopts the executive compensation philosophy for the Company;

•  Reviews the Company’s initiatives to attract, develop and retain key employees on an ongoing basis and, with the full Board, reviews succession plans for key executive positions;

•  Reviews and recommends to the Board, the compensation of the CEO;

•  In consultation with the CEO, approves the compensation of the executive officers, other than the CEO, and approves the compensation of other senior executives of the Company and its subsidiaries;

•  Oversees and administers the Company’s equity performance incentive plans;

•  Establishes the performance measures and goals and verifies the achievement of performance goals under performance-based incentive compensation and equity plans; and

•  Reviews the Company’s share ownership guidelines for selected senior executives.

The Compensation Committee’s primary processes for establishing and overseeing executive compensation are described in the Compensation Discussion & Analysis under the heading “Compensation Philosophy and Basic Principles” on page 35.

Independence

Each member of the Compensation and Leadership Talent Committee is independent in accordance with the standards set forth in Interpublic’s Corporate Governance Guidelines and the NYSE Listing Standards.

Committee Members: Greeniaus (I) Hudson (I) Kerr (C, I) J. Miller (I) Moore (I) Thomas (I) Number of meetings during 2018: 7

C =	Committee Chair
F =	Determined by the Board to be an Audit Committee Financial Expert as defined under applicable SEC rules and regulations
I =	Determined by the Board to be independent under the NYSE Listing Standards and applicable SEC rules and regulations

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Our Corporate Governance Framework

Corporate Governance Committee

Roles and Responsibilities:

•  Oversees corporate governance issues and makes recommendations to the Board;

•  Identifies, evaluates, and recommends candidates for nomination to the Board and the appointment of Board committee members;

•  Reviews and makes recommendations to the Board regarding director independence;

•  Reviews and advises management on the Company’s social responsibility initiatives;

•  Oversees and recommends to the Board the CEO succession planning;

•  Oversees the annual self-evaluation process of the Board and Committees; and

•  Responsible for approving the compensation paid to the Board and committee members.

Independence

Each member of the Corporate Governance Committee is independent in accordance with the standards set forth in Interpublic’s Corporate Governance Guidelines and the NYSE Listing Standards.

Committee Members: Carter-Miller (C, I) Guilfoile (I) Hudson (I) H. Miller (I) J. Miller (I) Thomas (I) Wyatt (I) Number of meetings during 2018: 4

Executive Committee
Roles and Responsibilities: • Acts on the Board’s behalf between Board meetings.	Committee Members: Carter-Miller (I) Guilfoile (I) Kerr (I) Roth (C) Thomas (I) Number of meetings during 2018: 0

C = Committee Chair

I  = Determined by the Board to be independent under the NYSE Listing Standards and applicable SEC rules and regulations

BOARD LEADERSHIP STRUCTURE

The Board continually examines its policies to ensure that Interpublic’s corporate governance and Board structure are designed to maximize the Company’s effectiveness. Currently, the Board believes that Interpublic’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the operations of the Company, and most capable of determining the strategic and operational priorities of Interpublic and leading discussions with the Board. To ensure a proper level of independent board oversight, the Board has also designated a Presiding Director, who has the duties described below. The Board believes that the corporate governance measures it has in place ensure that strong, independent directors effectively oversee our management and provide vigorous oversight of our key issues relating to strategy, risk and integrity.

Interpublic’s Board structure allows for independent directors to bring experience, oversight and expertise from outside Interpublic and other industries, while the Chief Executive Officer brings a company-specific knowledge base and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes more effective strategy development and execution, enhances the information flow between management and the Board, which are essential to effective governance, and coupled with the appointment of a Presiding Director, provides the most efficient and effective leadership structure for Interpublic, which is in the best interests of Interpublic and our stockholders.

Presiding Director

The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. In this role, the Presiding Director convenes and chairs meetings and executive sessions of the Non-Management Directors, coordinates feedback to the

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Our Corporate Governance Framework

Chairman and Chief Executive Officer on behalf of the Non-Management Directors on business issues and management, coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board and, as appropriate, is available for direct communication with major stockholders who request such a communication. Mr. Thomas currently serves as the Presiding Director.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board has an active role in the oversight of the Company’s enterprise risk management activities. Elements of the Board’s risk management practices include:

•	An annual review and assessment by the Board of the primary operational and regulatory risks facing Interpublic, their relative magnitude and management’s plan for mitigating these risks;

•	Specific oversight by the Audit Committee of Interpublic’s financial risk exposure, including Interpublic’s credit and liquidity position. Such oversight includes discussions with management and internal auditors on the magnitude and steps taken to address and mitigate any such risks;

•	Audit Committee oversight of Interpublic’s compliance with its Code of Conduct, including establishing procedures for the receipt of anonymous complaints or concerns from employees on accounting, internal accounting controls and auditing matters; Audit Committee administration of Interpublic’s Related Person Transaction Policy (as discussed below);
•	Corporate Governance Committee management and oversight of potential risks associated with potential issues of independence of any directors and potential conflicts of interest and oversight of the organization’s practices and policies on sustainability and corporate social responsibility matters;

•	Compensation Committee evaluation and management of risks relating to Interpublic’s compensation plans and arrangements, as well as Interpublic’s overall compensation philosophy and practices; and

•	The establishment of standard policies specifically designed to mitigate potential risks, including requiring Board approval for all business acquisitions above a certain dollar amount.

Each committee also regularly informs the Board of any potential issues or concerns raised when performing its risk management duties.

TRANSACTIONS WITH RELATED PERSONS

Interpublic’s Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of Interpublic, except for transactions that are disclosed and approved in advance. Interpublic has adopted a Related Person Transaction Policy under which approval is required for any transaction, agreement or relationship between Interpublic or any of its consolidated subsidiaries and a Related Person (a “Related Person Transaction”).

Under the Related Person Transaction Policy, a “Related Person” is defined as any (i) director, nominee for election as a director, an executive officer or any of their “immediate family members” (as defined by the Related Person Transaction Policy); (ii) any entity, including not-for-profit and charitable organizations, controlled by or in which any of the foregoing persons have a substantial beneficial ownership interest; or (iii) any person who is known to be, at the time of the transaction, the beneficial owner of more than 5% of the voting securities of Interpublic or an immediate family member of such person.

Under the policy, Related Person Transactions do not include any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by the Compensation Committee for approval by the Board.

To facilitate compliance with the policy, the Code of Conduct requires that employees, including directors and executive officers, report circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of Interpublic, regardless of the amount involved, to Interpublic’s Chief Risk Officer using Interpublic’s Compliance Report Form. Each director and executive officer annually confirms to the Company his or her compliance with the Related Person Transaction Policy as part of the preparation of Interpublic’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions must also confirm such compliance at the time of their nomination or promotion. Management also reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other sources of information for the purpose of identifying Related Person Transactions, including Related Person Transactions involving beneficial owners of more than 5% of Interpublic’s voting securities.

The Audit Committee reviews transactions subject to the Related Person Transaction Policy and determines whether to approve or disapprove those transactions, by examining whether or not the transactions are fair, reasonable and

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Our Corporate Governance Framework

within Interpublic policy. The Audit Committee makes its determination by taking into account all relevant factors and any controls that may be implemented to protect the interests of Interpublic and its stockholders. Among the factors that the Audit Committee takes into account in determining whether a transaction is fair and reasonable, as applicable, are the following:

•	The benefits of the transaction to Interpublic;

•	The terms of the transaction and whether they are arm’s-length and in the ordinary course of Interpublic’s business;

•	The direct or indirect nature of the Related Person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the Related Person Transaction under applicable law and listing standards.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions not approved or ratified as required by the Related Person Transaction Policy are subject to termination by Interpublic. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

Related Person Transactions

Andrew Roth, Michael Roth’s son, has been an employee of Weber Shandwick since November 2017. Andrew is not an officer or director of Interpublic and does not report to any executive officer of Interpublic. Andrew’s compensation at Weber Shandwick is in excess of the $120,000 reporting threshold and has been determined in a manner consistent with the Company’s human resources and compensation policies.

The Audit Committee and the independent members of the Board assessed and approved the foregoing matter, taking into account and in accordance with the Company’s Related Person Transaction Policy.

DIRECTOR SHARE OWNERSHIP GUIDELINES

Each non-management director is expected, within 5 years of joining the Board, to accumulate a minimum share ownership in Interpublic stock equal to five times the annual cash retainer paid to non-management directors. Outstanding shares of restricted stock are included in a Director’s share ownership. All Non-Management Directors standing for re-election have met or exceeded these guidelines, with the exception of Messrs. Wyatt and Moore, both of whom have not yet reached their respective guideline compliance dates. The Company believes that the equity component of director compensation serves to further align the Non-Management Directors with the interests of our stockholders. For information about share ownership of our Non-Management Directors, see “Non-Management Director Compensation” on page 18 and “Share Ownership of Management” on page 62. For a discussion of the share ownership guidelines applicable to Interpublic’s executives, see “Compensation Discussion & Analysis — Share Ownership Guidelines” on page 40.

HEDGING/PLEDGING PROHIBITIONS

Our directors and executive officers are prohibited from engaging in any transaction involving a short sale or derivative that is designed to hedge against the market risk associated with ownership of IPG shares. In addition, in December 2017, the Board adopted a policy that prohibits any director or executive subject to share ownership guidelines from pledging IPG shares that he or she owns as security or collateral for any obligation, including, but not limited to, holding shares In a margin account.

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NON-MANAGEMENT DIRECTOR COMPENSATION

Annual Board/Committee Retainer Fees

During 2018, each Non-Management Director received as cash compensation for services rendered an annual retainer of $100,000. No additional compensation was paid for attendance at Board or committee meetings.

For 2018, each chairperson of the Board Committees received the following additional annual retainers:

•	Audit Committee — $30,000

•	Compensation and Leadership Talent Committee —$25,000; and

•	Corporate Governance Committee — $20,000 per year.

Presiding Director Retainer Fees

For 2018, the Presiding Director received a retainer of $75,000. This retainer was in addition to the retainers Mr. Thomas received for service as a Non-Management Director.

Non-Management Directors Plan

Each Non-Management Director in 2018 also received, as consideration for services rendered as a member of the Board, an award of restricted shares of Common Stock having a market value of $200,000 on the date of grant (the “Restricted Shares”) under the 2009 Interpublic

Non-Management Directors’ Stock Incentive Plan, as amended which was approved by the stockholders in 2009 (the “2009 Directors’ Plan”).

Under the terms of the 2009 Directors’ Plan, a recipient of restricted shares has all rights of ownership with respect to the shares, including the right to vote and to receive dividends, except that, during a restricted period ending on the first anniversary of that date of the grant, (i) the recipient is prohibited from selling or otherwise transferring the shares and (ii) the shares are subject to forfeiture if the recipient’s service as a director terminates for any reason other than due to death.

On April 30, 2018, in accordance with the 2009 Directors’ Plan, each Director received a grant of 8,362 Restricted Shares (the “2018 Restricted Share Grant”).

Charitable Matching Program

Under a charitable matching program (the “Charitable Matching Program”), which was approved by the Board of Directors and has been in effect for a number of years, Interpublic matches up to $20,000 in charitable contributions made to eligible charities and academic institutions by members of the Board of Directors and certain senior management employees of Interpublic and its subsidiaries.

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Non-Management Director Compensation

DIRECTOR SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to Non-Management Directors for 2018.(1)

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Jocelyn Carter-Miller	120,000	200,000	10,260	330,260
H. John Greeniaus	100,000	200,000	20,000	320,000
Mary J. Steele Guilfoile	130,000	200,000	12,500	342,500
Dawn Hudson	100,000	200,000	17,500	317,500
William T. Kerr	125,000	200,000	12,000	337,000
Henry S. Miller	100,000	200,000	20,000	320,000
Jonathan F. Miller	100,000	200,000	14,919	314,919
Patrick Q. Moore	100,000	200,000	20,000	320,000
David M. Thomas	175,000	200,000	20,000	395,000
E. Lee Wyatt Jr.	100,000	200,000	10,000	310,000

(1)

Michael Roth, Interpublic’s Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of Interpublic and receives no compensation for his services as director. Mr. Roth’s compensation as an employee of Interpublic is shown in the Summary Compensation Table on page 43, and the sections that follow the Summary Compensation Table.

(2)	Consists of annual retainer fees, Committee chair retainer fees and, for Mr. Thomas, the retainer fee for service as the Presiding Director.

(3)

Consists of the grant date fair value of the restricted stock awards granted on April 30, 2018, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the calculation of these amounts are set forth in Note 11 to Interpublic’s audited financial statements included in Interpublic’s Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”).

(4)	For each director the amount shown consists entirely of matching charitable contributions made by Interpublic under the Charitable Matching Program.

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ITEM 2. APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of Interpublic’s independent registered public accounting firm. As part of these responsibilities, the Audit Committee reviews the independence and performance of the independent accounting firm in connection with the Committee’s determination of whether to engage another auditor as Interpublic’s independent accounting firm, and is involved in the selection of the independent accounting firm’s lead engagement partner. Included in this assessment is the Committee’s review of the accounting firm’s independence and integrity, its expertise, performance and qualifications, as well as the quality of the firm’s personnel and communications.

The Audit Committee and the Board believe that it is in the best interests of Interpublic and our stockholders to retain PricewaterhouseCoopers to serve as our independent registered public accounting firm. In light of this, the Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Interpublic’s independent registered public accounting firm for 2019. This firm has been Interpublic’s independent accounting firm since 1952.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers

The following is a summary and description of the fees for services provided by PricewaterhouseCoopers in 2017 and 2018.

Worldwide Fees (in Millions)
Fee Category	2017 ($)	% of Total	2018 ($)	% of Total
Audit Fees (A)	26.54	87.1%	29.08	88.3%
Audit Related Fees (B)	1.01	3.3%	1.26	3.8%
Tax Fees (C)	2.91	9.6%	2.55	7.7%
All Other Fees (D)	0.01	0.0%	0.06	0.2%
Total Fees	30.47	100%	32.95	100%

(A) Audit Fees:     Consists of fees and out-of-pocket expenses billed for professional services rendered for the audit of Interpublic’s consolidated financial statements and the audit of the effectiveness of Interpublic’s internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

(B) Audit Related Fees:     Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic’s consolidated financial statements and are not reported under “Audit Fees.” These services include financial diligence for potential acquisitions, employee benefit plan audits, consultations concerning financial accounting and reporting standards, and other attest services not included in (A) audit fees.

(C) Tax Fees:     Consists of tax compliance/preparation and other tax services. Tax compliance/preparation includes fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

(D) All Other Fees:     Consists of advisory services and licenses to online accounting information and general education accounting guidance.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established policies and procedures regarding pre-approval of all audit and permissible non-audit services provided by the independent accounting firm and is responsible for the audit fee negotiations associated with the engagement of the independent accounting firm. The permissible non-audit services include the services described above for which we paid Audit Related Fees, Tax Fees and All Other Fees. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Committee’s Chairperson for projects less than $200,000, who must then report any such decision to the Audit Committee at the next scheduled meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as Interpublic’s independent registered public accounting firm for 2019

Interpublic Group 2019 Proxy Statement	19

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee is independent and financially literate under the listing standards of the NYSE and satisfies the financial expertise requirements of the NYSE. The Board has also determined that each member of the Audit Committee has the requisite experience to be designated an “audit committee financial expert” as that term is defined by rules of the SEC.

In accordance with its written charter, the primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic’s financial reporting process.

Management is responsible for Interpublic’s consolidated financial statements and overall reporting process, including the establishment of a system of internal controls over financial reporting. PricewaterhouseCoopers, Interpublic’s independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of Interpublic’s consolidated financial statements and expressing opinions as to the conformity of the annual consolidated financial statements with generally accepted accounting principles and the effectiveness of Interpublic’s internal control over financial reporting.

In performing its oversight function for the year ended December 31, 2018, the Audit Committee:

•	Reviewed and discussed the audited consolidated financial statements with management;

•	Reviewed and discussed with PricewaterhouseCoopers the scope, staffing and general extent of the audit;

•	Reviewed with management and PricewaterhouseCoopers the selection, application and disclosure of Interpublic’s critical accounting policies used in the preparation of Interpublic’s annual audited financial statements;

•	Evaluated PricewaterhouseCoopers’s performance, qualifications and quality control procedures;

•	Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted non-audit services performed by PricewaterhouseCoopers;

•	Reviewed management’s compliance with established policies for the hiring of current or former employees of PricewaterhouseCoopers;
•	Oversaw compliance with Interpublic’s Code of Conduct and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

•	Reviewed with management, Interpublic’s internal auditors and PricewaterhouseCoopers, Interpublic’s significant internal accounting and financial reporting controls and any deficiencies or weaknesses relating to such internal accounting and financial reporting controls;

•	Reviewed and discussed with management, Interpublic’s internal auditors and PricewaterhouseCoopers, any disclosures made to the Committee by Interpublic’s Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	Discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”); and

•	Received the written disclosures and the letter from PricewaterhouseCoopers required by Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, discussed with PricewaterhouseCoopers matters relating to that firm’s independence and considered whether performance by PricewaterhouseCoopers of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Interpublic’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE AUDIT COMMITTEE

Mary J. Steele Guilfoile, Chairman

Jocelyn Carter-Miller

H. John Greeniaus

William T. Kerr

Henry S. Miller

Patrick Q. Moore

E. Lee Wyatt Jr.

February 13, 2019

20	Interpublic Group 2019 Proxy Statement

ITEM 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with a federal securities law requirement, enacted as part of the recent Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, we are submitting to an advisory vote of stockholders the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis, the compensation tables, and the narrative discussion set forth on pages 22 to 60 of this Proxy Statement. In addition to complying with this legal requirement, the Board recognizes that providing stockholders with an advisory vote on named executive officer compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs.

At our annual meeting of stockholders held in May 2018, a substantial majority of our stockholders voted on an advisory basis to approve the compensation received by our named executive officers in fiscal year-end 2017. The Compensation Committee believes this reflects stockholders’ support of the Company’s approach to executive compensation.

As described in the Compensation Discussion & Analysis section of this Proxy Statement, our compensation programs and underlying principles, as developed and administered by the Compensation Committee, are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives who are crucial to our long-term success. The compensation paid to our named executive officers reflects our commitment to pay for performance and includes long-term cash and equity awards that are designed to encourage management to achieve results to the mutual benefit of stockholders and management. Moreover, a significant portion of our named executive officers’ annual cash compensation is paid in the form of annual performance-

based incentives, which are contingent on the Company’s achievement of pre-defined performance objectives.

We encourage you to carefully review the Compensation Discussion & Analysis beginning on page 22 of this Proxy Statement for additional details on Interpublic’s executive compensation, including Interpublic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation paid to our named executive officers in fiscal year-end 2018. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of The Interpublic Group of Companies, Inc., as described in the Compensation Discussion & Analysis, compensation tables and narrative discussion set forth on pages 22 to 60 of this Proxy Statement, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote when making future compensation decisions pertaining to named executive officers.

The Board of Directors recommends that you vote “FOR” the resolution approving on an advisory basis the compensation of our named executive officers as disclosed in this Proxy Statement.

Interpublic Group 2019 Proxy Statement	21

COMPENSATION DISCUSSION & ANALYSIS

This section of our Proxy Statement provides:

•	An overview of our compensation philosophy and our executive compensation programs, which are designed to reward our senior leaders for effectively building long-term stockholder value.

•	Details on how we pay our “Named Executive Officers”, as well as the factors weighed by the Compensation and Leadership Talent Committee of our Board of Directors (the “C&LT Committee” or “Committee”) in arriving at specific compensation policies and decisions involving executive pay in 2018.

Our 2018 Named Executive Officers (“NEOs”):

MICHAEL ROTH	Chairman & Chief Executive Officer
FRANK MERGENTHALER	EVP, Chief Financial Officer & Chairman, CMG
PHILIPPE KRAKOWSKY	EVP, Chief Strategy & Talent Officer and Chairman & Chief Executive Officer, IPG Mediabrands
ANDREW BONZANI	EVP, General Counsel & Secretary
ELLEN JOHNSON	SVP, Finance & Treasurer & Chief Financial Officer, IPG Mediabrands

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAMS

PRIMARY COMPENSATION ELEMENTS

Annual Long-term Incentives
Pay Element	Salary	Annual Incentive	Performance-based Cash	Performance-based Shares	Restricted Stock Units

RECIPIENT	All Named Executive Officers

FIXED OR VARIABLE COMPENSATION	Fixed	Variable

DURATION OF PERFORMANCE	Short-term Emphasis		Long-term Emphasis

PERFORMANCE PERIOD	Ongoing	1 year	2 years (plus, 1-year time-based vesting period)	3 years	n.a.

FORM OF DELIVERY	Cash			Equity

HOW PAYMENT IS DETERMINED	C&LT Committee; Chairman & CEO recommendations considered for other NEO’s	Formulaic (80%); C&LT Committee assesses achievment of key strategic objectives (20%)	Formulaic; C&LT Committee verifies performance (performance-based shares also depends on stock price on vest date)		Formulaic; depends on stock price on vest date

COMPENSATION PRACTICES & CORPORATE GOVERNANCE

Our executive compensation programs are aligned with best practices in corporate governance:

We align pay with performance. Our incentive plans are closely tied to performance, making the ultimate payout from these incentives higher when performance is strong and, conversely, lower (or zero) when performance does not measure up to our objectives. This correlation between our performance and pay aligns our NEOs with the interests of our stockholders. The strong and positive alignment of our pay with operating results has been demonstrated by the vote “for” recommendation from stockholder advisory firms on all prior say-on-pay vote we have submitted to stockholders.

The incentives provided to our NEOs are predominantly earned based on the achievement of Committee-approved financial goals. While a portion of our NEOs’ long-term incentives is awarded in time-based restricted stock units, the ultimate value of these awards is directly linked to the performance of our stock price.

22	Interpublic Group 2019 Proxy Statement

Compensation Discussion & Analysis

In 2015, in addition to the use of organic revenue growth (“OG”) and operating income before incentives margin (“OIBI Margin”) as financial metrics for determining the final earned value of our annual incentive awards, we introduced a modifier to the plan design. This modifier is based on IPG’s salary and related salaries (“SRS”) ratio, which is a measurement of the relationship between compensation expense and revenue. This SRS modifier was introduced to enhance focus on driving improvement to this key metric. It is important to note that a penalty is applied to annual incentives if the Committee-approved SRS target is missed; no payout is linked to achieving or exceeding the SRS target.

Approximately 91% of the target total 2018 compensation (excluding benefits) for the Chairman & CEO was issued in variable pay, while variable pay represented an average of 78% of target total compensation (excluding benefits) for all other NEOs.

Our programs require significant executive share ownership. We require our NEOs to hold and maintain a significant level of share ownership to enhance the alignment of NEOs with the interests of our stockholders. Our executive share ownership guidelines (“SOGs”) require that our CEO hold shares of our common stock with a value at least equal to 6x base salary; and require our other NEOs to hold shares with a value at least equal to 2x base salary, with exception to Ms. Johnson. Ms. Johnson’s SOG was 75% of base salary in 2018, and will increase to 2x base salary effective in 2019 to reflect her status as a NEO. For executives who have not met their share ownership requirements in the time allotted, these executives are required to hold all net after-tax shares delivered upon the settlement of an equity award until such time as requirements are met. Our annual assessment again confirmed that all NEOs are in compliance with the SOGs (the Chairman & CEO’s ownership was 401% of his guideline while the average ownership for all other NEO’s was approximately 285% of target).

Our incentive plans include appropriate safeguards. We prohibit our NEOs and other senior executives from engaging in any transaction involving a short sale or derivative that is designed to hedge against the risk associated with ownership of IPG shares and the pledging of IPG shares as collateral. Our Performance Incentive Plan, approved in 2014, prohibits the re-pricing of stock options without stockholder approval and does not allow for the granting of “reload” stock options, which provide for the grant of additional stock options upon the exercise of previously granted stock options. In addition, we have an active “clawback” policy under which compensation may be recovered in the event of a significant restatement of our financial results due to fraud or misconduct. Additionally, our NEO annual and long-term incentive programs have a maximum payout equal to 200% of target, thereby further reducing potential risk taking by our leadership team.

We appropriately limit guaranteed compensation. As previously indicated, the majority of our NEOs’ compensation is performance based, with fixed base salary comprising a relatively small portion of total target compensation. In addition, we provide limited perquisites to our NEOs and do not provide any cash severance payments that exceed 2.99 times the sum of a NEO’s base salary and target annual incentive. Dividends cannot be earned on unvested performance shares. Dividend equivalents on restricted stock units are paid solely to the extent the underlying restricted stock units vest (no dividends are paid if the award does not vest).

Upon a change-in-control, we would pay our NEOs their annual incentive based on target performance (however, if a change in control occurs during our first quarter, such payment would be prorated to reflect the portion of the annual performance period that had elapsed through the date of the change in control).

We subject outstanding equity awards to double-trigger vesting, which requires a NEO to incur a qualifying termination of employment within 24 months of a change in control for such awards to immediately vest.

We do not provide for any excise tax gross-up payments. Section 4999 of the Internal Revenue Code imposes excise taxes if payments made to executives due to a change-in-control exceed certain limits. If IPG were to experience a change-in-control, payments to our executives may be reduced to avoid adverse tax consequences to the executive, but under no circumstances would IPG provide additional payments to cover these excise taxes (i.e., tax gross-up payments).

We believe that our existing programs continue to incentivize the appropriate behaviors and results, ensure our executive compensation programs are aligned with best practices in corporate governance and promote a strong relationship between pay and performance.

We believe these practices were validated at our annual meeting of stockholders in May of 2018 when a substantial number of votes (95.2%) were cast in favor of our 2017 executive compensation pay practices.

Interpublic Group 2019 Proxy Statement	23

Compensation Discussion & Analysis

2018 BUSINESS HIGHLIGHTS

Overall, 2018 was a very successful year, with outstanding financial results, coupled with a significant, future-facing acquisition. Our results again demonstrate the strength of our client-centric integrated offerings and the quality of our people. We’re proud that our culture continues to attract diverse talent with a breadth of expertise encompassing our many services, which has helped us to deliver industry-leading organic growth and margin improvement in recent years. The excellence of our people continues to drive our success amid the significant changes taking place in our industry and the environment in which we operate.

Our media and digital offerings were significant drivers of growth, as we continued to invest in our outstanding technology expertise across the portfolio. We again garnered the highest levels of recognition for the creativity and effectiveness of our work over the course of the year. We had a strong showing at the Cannes Lions Festival of Creativity, with all three of our global integrated agencies — FCB, McCann Worldgroup and MullenLowe — winning top honors. FCB Health was named Healthcare Network of the Year, marking the third consecutive year an IPG agency has been awarded this prestigious honor. This continued recognition, combined with our newly enhanced strength in data and analytics, position us well to serve as a vital partner in helping our clients navigate the transformations required in today’s complex marketing and media environment.

These are the factors that fueled financial performance that exceeded the targets we had set at the outset of 2018.

IPG has outperformed the average organic growth of our core peers for eighteen of the past twenty quarters, over which time we have also set the standard for margin expansion. These results reflect the dividends of our strategic decisions over the past few years.

REVENUE GROWTH AND OPERATING MARGIN EXPANSION

Organic net revenue growth was 5.5% for the year, which strongly exceeded the initial 2%-3% target that we had raised over the course of 2018. This is an outstanding result when compared to our peers, who posted an average organic growth rate of 0.8% for the year.

We grew organically in every region of the world during the full year. While IPG’s media operations led this performance, growth came from a very broad cross-section of agencies, disciplines, and client sectors. Our fourth quarter marked a notably strong close to the year, with total growth of our net revenue of 13.3%, reflecting both our organic increase and the revenue of Acxiom. The final quarter of the year was our first with the consolidated results of Acxiom, having completed our acquisition on October 1.

Organic revenue growth for the past five years was as follows:

24	Interpublic Group 2019 Proxy Statement

Compensation Discussion & Analysis

During 2018, we also built on our record of continued progress in the operating and financial management of our Company. For the full year, adjusted EBITA was $1.08 billion, and our adjusted EBITA margin was

13.5%. This result is an increase of 70 basis points from a year ago. This result represents the highest levels of operating income and adjusted EBITA in our company’s history.

1.

During 2018 the Company transitioned from Operating Margin to Adjusted EBITA Margin as a key measure of performance. We made this change due to significant non-cash amortization expense introduced as a result of the Acxiom acquisition and to Acxiom transaction expenses incurred in the second half of 2018.

RETURN OF CAPITAL TO SHAREHOLDERS and TOTAL SHAREHOLDER RETURNS

Our capital return programs continue to be significant drivers of value. In 2018, we again returned capital to shareholders through dividends and share repurchases. The latter were appropriately suspended at mid-year due to the Acxiom acquisition. During the year, we returned approximately $322 million in the form of dividends, and an additional $117 million via share repurchases. We intend to return to share repurchases as we make progress on reducing our debt levels.

Interpublic Group 2019 Proxy Statement	25

Compensation Discussion & Analysis

ALIGNING PAY WITH PERFORMANCE

For 2018, approximately 91% of the target total compensation (excluding benefits) for the Chairman & CEO was variable/performance-based pay, while performance-based pay for all other NEOs averaged 78% of target total compensation (excluding benefits). For all of our NEOs, 100% of the annual incentives could be earned only if financial performance goals were met, while two-thirds of long-term incentive targets could be earned only if financial performance goals were met. The remaining one-third of long-term incentive targets was awarded in time-based restricted stock units, which are aligned with stockholder interests since they increase in value only with improved stock price performance.

CHANGES IN ONGOING TARGET COMPENSATION IN 2018

The table below shows each NEO’s 2017 and 2018 total annual target compensation, each component of compensation and any difference between 2017 and 2018 total annual target compensation.

Name		Base Salary Earned	Target AI		LTI Value at Target	Total Ongoing Annual Target Comp.	Difference in Total Ongoing Annual Target Comp.
	Year	$	%	$	$	$	$	%
Michael Roth	2018	$1,500,000	300%	$4,500,000	$10,500,000	$16,500,000	$750,000	5%
	2017	$1,500,000	250%	$3,750,000	$10,500,000	$15,750,000
Frank Mergenthaler	2018	$1,100,000	150%	$1,650,000	$2,500,000	$5,250,000	$500,000	11%
	2017	$1,000,000	125%	$1,250,000	$2,500,000	$4,750,000
Philippe Krakowsky	2018	$1,250,000	150%	$1,875,000	$3,000,000	$6,125,000	$1,375,000	29%
	2017	$1,000,000	125%	$1,250,000	$2,500,000	$4,750,000
Andrew Bonzani	2018	$800,000	90%	$720,000	$1,250,000	$2,770,000	$0	0%
	2017	$800,000	90%	$720,000	$1,250,000	$2,770,000
Ellen Johnson	2018	$625,000	75%	$468,750	$600,000	$1,693,750	n.a.	n.	a.

Note: Values above include ongoing compensation targets only; details related to any one-time long-term incentive awards issued to NEOs can be found in the “Long-term Incentives” section.

26	Interpublic Group 2019 Proxy Statement

Compensation Discussion & Analysis

2018 COMPENSATION ENHANCEMENTS & LINK TO STRATEGY

The table below provides an overview of each pay element provided to our NEOs.

Pay Element	Description	Recent Enhancements	Link To Business & Talent Strategies
BASE SALARY (see page 28)

•  Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills, future potential and internal equity

•  Reviewed annually and adjusted when appropriate

•  As reflected on the previous page, an increase was made to the salaries for Mr. Mergenthaler and Mr. Krakowsky in 2018. For Mr. Mergenthaler this increase took place to ensure that his target cash compensation remained competitive with the market. For Mr. Krakowsky, this increase took place to account for the significant additional responsibilities he took on as Chairman & CEO, IPG Mediabrands, as of February 2016 for the Chairman’s role and February 2018 for the CEO role.

•  Competitive base salaries help attract and retain key executive talent

•  Any material adjustments are based on competitive market considerations, changes in responsibilities and individual performance

ANNUAL INCENTIVES (see page 29)	• Performance-based cash compensation dependent on performance against annually established financial targets and individual performance

•  As reflected on the previous page, an increase was made to the annual incentive targets for Mr. Roth, Mr. Mergenthaler and Mr. Krakowsky in 2018. For Mr. Roth and Mr. Mergenthaler this increase took place to ensure that their target cash compensation remained competitive with the market. For Mr. Krakowsky, this increase took place to account for the additional responsibilities he took on as Chairman & CEO, IPG Mediabrands.

•  For 2018, the annual incentives earned by Mr. Krakowsky and Ms. Johnson were based in part on IPG Corporate performance versus financial targets and in part on IPG Mediabrands performance versus financial targets, due to their respective roles at the agency.

•  This plan rewards performance that grows annual organic revenue, increases profitability and involves the achievement of high priority strategic objectives, all of which we believe ultimately drive increased long-term stockholder value

Interpublic Group 2019 Proxy Statement	27

Compensation Discussion & Analysis

Pay Element	Description	Recent Enhancements	Link To Business & Talent Strategies

LONG-TERM INCENTIVES (see page 32)

•  Awarded one-third in each performance-based shares, performance-based cash and restricted stock units

•  Performance-based cash and stock compensation based on 2- and 3-year performance, respectively, against established financial targets with maximum potential payouts equal to 200% of target amounts

•  All awards vest on the 3rd anniversary of the grant date subject to continued employment and achieved performance

•  In 2018, an increase was made to the long-term incentive opportunity for Mr. Krakowsky to account for the additional responsibilities he took on as Chairman & CEO of IPG Mediabrands (as reflected in the “Changes in Target Compensation in 2018” chart on page 26)

•  For Mr. Krakowsky and Ms. Johnson, incentives earned related to the 2018 long-term incentive grant will be based in part on IPG Corporate’s long-term performance versus financial targets and in part on IPG Mediabrands’ long-term performance versus financial targets, due to their respective roles at the agency

•  Like our annual incentives, our long-term incentives encourage senior leaders to focus on delivering on our key financial metrics, but do not encourage or allow for excessive or unnecessary risk-taking in achieving this aim

•  The long-term plan also ensures that executives have compensation that is at risk for longer periods of time and is subject to forfeiture in the event that they terminate their employment

•  The Plan also motivates executives to remain with the company for long and productive careers built on expertise

BASE SALARY

Base salary is central to attract and retain key talent, including our NEOs. Although its prominence in the pay mix declines with seniority, base salary generally remains an important part of compensation discussions with executive talent in our sector and related industries. In considering whether to increase a NEO’s base salary, the Committee takes into consideration market pay for comparable executives at peer companies as well as the individual’s performance and experience. For 2018, the Committee increased Mr. Mergenthaler’s base salary from $1,000,000 to $1,100,000 and Mr. Krakowsky’s base salary from $1,000,000 to $1,250,000 effective January 1, 2018. For Mr. Mergenthaler this increase took place to ensure that his target cash compensation remained competitive with the market. For Mr. Krakowsky, this increase took place to account for the additional responsibilities he took on as Chairman & CEO, IPG Mediabrands.

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Compensation Discussion & Analysis

ANNUAL INCENTIVES

PERFORMANCE METRICS

In 2018, as in past years, actual annual incentives earned could vary between 0% and 200% of the individual incentive target, depending on the Company’s financial performance and individual performance versus established High Priority

Objectives (“HPO’s”). The chart below details the performance metrics and weightings applied to annual incentive awards for all IPG NEOs in 2018:

Financial Metric	Description	Weighting
ORGANIC REVENUE GROWTH % (“OG”)	- Measures ability to drive revenue growth from existing operations, exclusive of acquisitions, divestitures and currency effects	20%

- Reflects the competiveness of our offerings and is defined as the percentage change in IPG’s total gross revenue as compared to the prior year, excluding the impact of foreign currency rate fluctuations and the net effect of acquisitions and divestitures

OPERATING INCOME BEFORE INCENTIVES MARGIN % (“OIBI”)	- Measures business efficiency and profitability and is defined as Operating Income before expenses related to the Annual and Long-term Incentive Plans, and before any restructuring and asset impairment charges divided by gross revenue	60%
SRS Ratio Modifier	- Measurement of the relationship between salary and related costs (excluding severance and incentive compensation) and revenue	can reduce OIBI Margin metric by 0% to -15%
HIGH PRIORITY OBJECTIVES (“HPO”)	- Consist of quantitative and/or qualitative objectives specific to the individual	20%

At the beginning of 2018, the Committee set performance goals for each of the above financial metrics. For Mr. Krakowsky and Ms. Johnson, their respective annual incentive awards were based in part on IPG Corporate’s performance versus set financial targets and in part on IPG Mediabrands performance. The amount earned for the portion of the annual incentives tied to network performance is calculated based on the relevant network’s performance against the same metrics (utilizing the same weightings) as IPG’s annual incentive design as shown in the “Performance Metrics” table above.

The SRS ratio modifier was based on IPG’s Salary and Related Salaries (“SRS”) ratio, which is a measurement of the relationship between compensation expense and revenue. This ratio was used to enhance focus on driving improvement to this key metric. If the SRS ratio goal is not met, the Committee may in its sole discretion reduce amounts otherwise payable under the OIBI metric by up to 15%. However, no payout is linked to achieving or exceeding the SRS ratio target.

The Committee also set High-priority Objectives (“HPOs”) at the beginning of 2018, which consisted of quantitative and/or qualitative objectives specific to each NEO. HPOs include goals tied to the overall strategic priorities of the Company or operating units and typically include goals related to talent management, diversity and inclusion and cross-agency collaboration. For quantitative HPOs, specific objectives are established. For qualitative HPOs, specific accomplishments or expectations are defined and the Committee exercises judgment in assessing performance.

The Chairman & CEO’s performance is assessed after considering written assessments submitted to the Committee for both the Company as a whole and for the Chairman & CEO himself. For all other NEO’s, individual assessments are submitted directly to the Chairman & CEO for review and recommendation to the Committee. Based on these written assessments and the Committee’s independent evaluation of performance, the Committee will score performance as “poor,” “fair,” “good,” excellent” and “spectacular,” which will yield a payout of between 0% and 200% of a NEO’s target annual incentive.

Interpublic Group 2019 Proxy Statement	29

Compensation Discussion & Analysis

2018 ANNUAL INCENTIVE AWARD AMOUNTS

The chart below shows each NEO’s earned 2018 annual incentive amount based on achieved performance against corporate and HPO performance goals, which are described in the next section. Please note, in 2018, IPG Corporate’s SRS ratio goal was met and there was therefore no impact to the final annual incentive amounts earned.

NAME	BASE SALARY	TOTAL TARGET ANNUAL INCENTIVE		CORPORATE PERFORMANCE/INCENTIVE			INCENTIVE AMOUNT EARNED FOR NETWORK PERFORMANCE	FINAL ANNUAL INCENTIVE AMOUNT EARNED
				CORPORATE FINANCIAL PERFORMANCE RATING	HIGH PRIORITY OBJECTIVES RATING	CORPORATE ANNUAL INCENTIVE AMOUNT EARNED
	earned in 2018	as a % of Base Salary		$80%	20%
MICHAEL ROTH	$1,500,000	300%	$4,500,000	119.2%	168%	$5,800,000	$0	$5,800,000
FRANK MERGENTHALER	$1,100,000	150%	$1,650,000	119.2%	152%	$2,075,000	$0	$2,075,000
PHILIPPE KRAKOWSKY[1]	$1,250,000	150%	$1,875,000	119.2%	197%	$2,526,031	$373,969	$2,900,000
ANDREW BONZANI	$800,000	90%	$720,000	119.2%	148%	$900,000	$0	$900,000
ELLEN JOHNSON[1]	$625,000	75%	$468,750	119.2%	170%	$606,568	$93,432	$700,000
1.

A portion of the Total Target Annual Incentive for Mr. Krakowsky and Ms. Johnson are tied to the performance for the network which they have oversight of. The Company does not disclose the performance goals and actuals for its performance plans tied to a portion of the portfolio as these data are not publicly disclosed and would provide insights to competitors that could harm our business. When they were established at its March 2018 meeting, the Committee considered the performance targets for the 2018 performance year difficult to attain, while appropriate for the current economic environment.

2018 IPG CORPORATE FINANCIAL PERFORMANCE VERSUS GOALS

Described below are the Committee-approved 2018 performance goals, achievement against these goals and the percentage of target annual incentive earned.

Financial Goals	2018 Target	2018 Actual
OG %	2.7%	5.5%
OIBI %	17.0%	17.0%

These results were factored into the formulaic calculation for IPG Corporate’s financial performance portion of the awards and resulted in a combined rating of 119.2% reflecting the weightings of the plan design.

2018 HPO PERFORMANCE VERSUS GOALS

The full Board of Directors assessed Mr. Roth’s performance against his HPO objectives to determine his HPO rating. The Committee, with input from our CEO, assessed the other NEOs’ performance against their respective HPO objectives to determine their HPO ratings.

Mr. Roth

Mr. Roth received an HPO rating of 168%, reflecting his strong financial and strategic leadership of the global enterprise. This has resulted in a long-standing record of consistent operating margin improvement, a portfolio of offerings that led the industry in terms of organic growth in 2018 and have done so over the past five years, and a range of programs that promote innovation and an entrepreneurial culture across Interpublic. Through key public and internal communications, IPG grew its reputation as the holding company known for fairness and inclusion. Key accomplishments included:

•	Successfully oversaw the corporate team responsible for the year’s transformative Acxiom acquisition.

•	Represented the Company to all key stakeholders, including major multinational clients, and prospective clients. Outstanding performance in terms of the Company’s reputation and credibility with the broader financial community and in terms of talent acquisition across the group.

•	Led range of financial initiatives that drove margin improvement, built on success in managing capital structure and continued robust return of capital programs, which now stands at $4 billion in capital returned to shareholders.

•	Continued enhancement of the Company’s ability to deliver integrated “open architecture solutions” to our clients, which were instrumental in strong performance in the pursuit of new business and retention/growth of existing clients.

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Compensation Discussion & Analysis

•	Continued to bring high level of focus to development of potential successors from within current senior management ranks and promoting best practices in corporate governance.

•	Continued to demonstrate strong personal engagement in the Company’s full range of diversity and inclusion efforts. Leadership commitment to accountability in this area led to continued year-on-year progress across all dimensions of diversity at the Company in 2018.

Mr. Mergenthaler

Mr. Mergenthaler received an HPO rating of 152%, reflecting his strong contributions in terms of financial and operational leadership. These resulted in continued improvement in the Company’s operating margin, capital structure and relationships with the investor community. The Company’s major marketing services division (CMG) also continued to increase share in the market, particularly in the PR space. Key accomplishments included:

•	Drove continued improvement in financial systems, which led to further operating margin improvement, driven by high levels of revenue conversion and leverage across the Company’s cost base. Continued to lead the Company’s robust capital return programs.

•	Played leadership role in the Company’s outreach to the investor community, which was instrumental in continued strength of the Company’s financial reputation and resulted in furthering support from analysts and investors during the course of the year.

•	Increased involvement in operating management led to continued improvement in the offerings at CMG.

•	Continued strong involvement and leadership in diversity and inclusion activity, as Chairperson of the Corporate Diversity Council and executive sponsor of MERGE (IPG Multicultural Employee Resource Groups for Excellence).

Mr. Krakowsky

Mr. Krakowsky received an HPO rating of 197%, reflecting his strong contribution in terms of strategic and operational leadership. These resulted in continued industry-leading competitive organic performance, which has been ongoing for the past five years, driven by growth areas such as digital marketing and emerging media capabilities, as well as continued senior-level talent retention and development. The Company’s media offering (Mediabrands) also once again posted outstanding top and bottom line performance during the course of the year. Key accomplishments included:

•	Identified strategic rationale for Acxiom acquisition, oversaw deal execution, and took leadership of the integration process.
•	Drove further engagement with major operating units in strategic and leadership development, to ensure competitiveness of our offerings, notably in the continued evolution of digital capabilities that meet the needs of the marketplace, as well as our differentiated ability to deliver customized, integrated client solutions. Played key role in management transition at R/GA and Huge.

•	Drove continued improvement in the offerings at IPG Mediabrands. Direct oversight and management of media operations led to exceptional performance and client growth in 2018.

•	Continued strong leadership in diversity and inclusion activity, including full engagement with operating unit management and linking of their compensation to results, as well as active participation in the Corporate Diversity Council.

Mr. Bonzani

Mr. Bonzani received a HPO rating of 148%, reflecting his leadership in the enhancement of the Company’s legal department, his stewardship of multiple board functions and his increased involvement in operating matters. Key accomplishments included:

•	Drove notable success in a number of significant litigations and investigations.

•	Developed a governance and compliance model for the new EU Global Data Privacy Regime. Supported M&A activity and financing programs, including the Acxiom transaction.

•	Continued enhancement of the company’s programs in core practices, including long-standing industry leadership position in media transparency.

•	Exhibited active support of the Company’s diversity and inclusion initiatives, including ongoing role as a member of the Corporate Diversity Council and one of two Executive Sponsors of the Women’s Leadership Network.

Ms. Johnson

Ms. Johnson received an HPO rating of 170%, reflecting her leadership of treasury, corporate development and financial planning, her successful implementation of capital return programs and oversight of multiple global acquisitions. Ms. Johnson also served as CFO for Mediabrands during the year. Key accomplishments included:

•	Oversaw valuation, analysis and financing for the Acxiom transaction, and has played a leadership role in integration efforts to date. Also executed additional global acquisitions and continued management of the R/GA Ventures program.

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•	Led shareholder return programs, bringing capital returns to our owners to $4 billion since 2011.

•	Delivered visibility and transparency of company operations through active financial planning and analysis on a global basis.
•	Managed financial operations for IPG Mediabrands, helping drive exceptional performance and client growth in 2018.

•	Active support of the Company’s diversity and inclusion initiatives, including the First Annual IPG InterAgency Challenge to benefit New York City schools.

LONG-TERM INCENTIVES

2018 TARGET ANNUAL LONG-TERM INCENTIVE OPPORTUNITIES

In an effort to have a consistent mix of long-term incentives throughout the organization and to ensure an appropriate balance between performance-based compensation and retention, we modified our long-term incentive mix in 2018 to consist one-third each of performance-based shares, performance-based cash and restricted stock units. In our view placing two-thirds of the long-term incentive weighting in equity and two-thirds in performance-based vehicles, appropriately aligns our participants with stockholder interests and supports our strong pay for performance philosophy.

Using this design, for 2018, the Committee set the following total target long-term incentive (LTI) award values for the NEOs:

Name	Total Target LTI Award Value [1]	Performance Shares [2]	Performance Cash	Restricted Stock Units
	(value of A+B+C)	1/3 of Total Target	1/3 of Total Target	1/3 of Total Target
		(A)	(B)	(C)
MICHAEL ROTH	$10,500,000	$ 3,500,000 (148,054 target shares)	$ 3,500,000	$ 3,500,000 (148,054 units)
FRANK MERGENTHALER	$2,500,000	$ 833,334 (35,251 target shares)	$ 833,333	$ 833,333 (35,250 units)
PHILIPPE KRAKOWSKY	$3,000,000	$ 1,000,000 (42,300 target shares)	$ 1,000,000	$ 1,000,000 (42,300 units)
ANDREW BONZANI	$1,250,000	$ 416,667 (17,625 target shares)	$ 416,666	$ 416,667 (17,625 units)
ELLEN JOHNSON	$600,000	$ 200,000 (8,460 target shares)	$ 200,000	$ 200,000 (8,460 units)

1.

In addition to the grants issued as part of the annual long-term incentive award, in February 2018, Messrs . Mergenthaler, Krakowsky and Bonzani as well as Ms . Johnson each received an incremental award of restricted cash vesting on the second anniversary of the grant date with grant date values of $1,275,000, $1,500,000, $750,000 and $100,000 respectively. Mr. Krakowsky also received an award of $1,250,000 in performance-based share to recognize his added responsibilities as CEO, Mediabrands.

2.

The number of target shares was determined by dividing the target value by the average of the high and low stock price on the date of grant ($23.64 on February 28, 2018) and rounding down to the nearest whole share. For performance awards, the grant-date fair values estimated in accordance with ASC 718 and reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table are lower than the values reported in this table since the awards do not pay any dividends or dividend equivalents while the awards are outstanding.

In 2018, as in prior years, annual long-term incentive awards were made on the final trading day of February. This allowed for synchronized communication of annual and long-term incentives with each executive, which enforces the concept of total compensation.

At its February meeting, the Committee determined the annual long-term incentive target awards under the Performance Incentive Plan, defined as an expected dollar value, for the Chairman & CEO and, after considering recommendations from the Chairman & CEO approved the long-term incentive targets for the other NEOs. The Chairman & CEO’s long-term incentives were discussed and approved by the full Board.

The Committee set each NEO’s 2018 total target LTI by taking into account the independent consultant’s competitive review of the NEO’s total compensation, pay history, absolute and relative performance, and expected future performance.

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The table below provides an overview of the LTI vehicles granted to each NEO. Each of the long-term incentive vehicles employed is designed with unique characteristics that, when viewed in total, balance the need to incentivize executive performance and promote the retention of the executives, as well as provide them with clarity as to how and when the awards can be earned.

Financial Metric	Performance Shares	Performance Cash	Restricted Stock Units
VESTING DATE	3rd Anniversary of Grant Date
PERFORMANCE PERIOD	3 Years (2018 - 2020)	2 Years (2018 - 2019)	n.a.
FINANCIAL METRICS	OG % (30%) OIBI Margin % (70%)		n.a.
PAYOUT RANGE	0% - 200%		# of shares earned is fixed at the time of grant; equal to the # of shares granted

PERFORMANCE-BASED SHARES

Performance Period and Vesting

In 2018, each NEO was granted performance-based share awards subject to a three-year performance period beginning on January 1, 2018 and ending on December 31, 2020. Earned shares will vest on February 28, 2021, provided that the executive remains employed at that time or in other limited circumstances. The Committee set three-year cumulative performance goals for IPG Corporate at the start of the performance period. The Company does not disclose these performance goals, because their disclosure would provide insights to competitors that could cause us competitive harm. At the time the performance goals were established at its February 2018 meeting, the Committee along with IPG management considered the target performance goals rigorous but achievable while appropriate for the current economic environment.

Performance Metrics

Performance-based share awards granted to Messrs. Roth, Mergenthaler and Bonzani are tied to the achievement of cumulative OG (30%) and OIBI Margin (70%) performance goals for IPG Corporate. Performance-based share awards granted to Mr. Krakowsky and Ms. Johnson are tied to the achievement of the foregoing performance metrics and achieved performance versus IPG Mediabrands’ cumulative OG and OIBI Margin performance targets. Please note, three-year performance goals are not set for our networks. Due to this, the portion of Mr. Krakowsky and Ms. Johnson’s performance-based share award that is tied to IPG Mediabrands is tied to the achievement of IPG Mediabrands’ approved two-year performance goals.

Potential Payouts

Under the terms of the awards, the actual value, if any, that the executive would receive at the end of the performance period and subsequent vesting period depends on the extent to which the cumulative performance objectives are achieved at the end of the performance period.

The number of performance shares that may be earned at the end of the performance period may vary from 0% to 200% of the target amount, based on multi-year performance against performance goals. No dividends or dividend equivalents are paid or accrued during the vesting period. Dividends would only be paid on shares after they are earned and issued to the executive.

PERFORMANCE-BASED CASH

Performance Period and Vesting

In 2018, each NEO was granted performance cash awards subject to a two-year performance period beginning on January 1, 2018 and ending on December 31, 2019, with a subsequent additional service-based vesting period beginning on January 1, 2020 and ending on February 28, 2021. The Committee set two–year cumulative performance goals at the start of the performance period. The Company does not disclose these performance goals, because their disclosure would provide insights to competitors that could cause us competitive harm. At the time the performance goals were established at its February 2018 meeting, the Committee considered the target performance goals rigorous but achievable, while appropriate for the current economic environment.

Performance Metrics

Performance-based cash awards granted to Messrs. Roth, Mergenthaler and Bonzani are tied to the achievement of Cumulative OG (30%) and OIBI Margin (70%) performance goals for IPG Corporate. Performance-based cash awards

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Compensation Discussion & Analysis

granted to Mr. Krakowsky and Ms. Johnson are tied to the achievement of the foregoing metrics and achieved performance versus IPG Mediabrands’ cumulative OG and OIBI Margin performance targets.

Potential Payouts

Under the terms of the awards, the actual value, if any, that the executive would receive at the end of the performance period and subsequent vesting period depends on the extent to which the cumulative performance objectives are achieved at the end of the performance period.

The amount of cash earned at the end of the performance period may vary from 0% to 200% of the target amount based on multi-year performance against performance goals. Any cash amount earned is subject to an additional one-year vesting period.

RESTRICTED STOCK UNITS

Restricted stock units serve primarily as a retention and motivational vehicle, which is enhanced with improved stock price performance. Restricted stock unit awards are scheduled to vest on the third anniversary of the grant date. Dividend equivalents are accrued on all outstanding stock units on a quarterly basis. The stock units and dividend equivalents are subject to forfeiture if the executive leaves IPG before the restrictions expire. The Company believes that these vesting provisions promote a long-term focus and provide a strong retention incentive.

ONE-TIME LONG-TERM INCENTIVE AWARDS

Performance-based Shares

To account for his new responsibilities as Chairman & CEO, IPG Mediabrands, in 2018, the Committee approved the one-time grant to Mr. Krakowsky of performance-based shares with a target value of $1,250,000. The final number of shares earned will be determined based on IPG Mediabrands’ performance versus cumulative OG and OIBI Margin targets for 2018 and 2019. Vesting of this award will occur on March 31, 2020.

Restricted Cash

In addition to the grants issued as part of the annual long-term incentive award, in February 2018, the Committee approved the grant to Messrs. Mergenthaler, Krakowsky and Bonzani and Ms. Johnson of an award of restricted cash, which vests on the second anniversary of the grant date, with grant date values of $1,275,000, $1,500,000, $750,000 and $100,000 respectively.

LONG-TERM INCENTIVE AWARDS WITH PERFORMANCE PERIODS ENDING IN 2018

On February 28, 2016, the Committee granted performance share awards under the 2014 Performance Incentive Plan (PIP). The performance cycle for these performance share awards was 3 years, beginning on January 1, 2016 and ending on December 31, 2018. In addition to the OG (30%) and OIBI Margin (70%) metrics, the 2016 performance share awards included a modifier calculated based on IPG Total Shareholder Return (TSR) relative to the TSR of its peer companies as disclosed in the 2016 proxy statement (Relative TSR Modifier). When calculating the Relative TSR Modifier, TSR was based on 30-trading day average opening and closing prices; calculated as (closing price + reinvested dividends)/opening price – 1. For purposes of this award, the opening price was the average of closing prices for the 30-trading days prior to January 1, 2016 and the closing price was the average closing price for the 30-trading days up to and including December 31, 2018. At the completion of the 3-year performance cycle, IPG performed near the 60th percentile of the 2016 peer group, which resulted in no adjustment to the earned performance shares from 2016.

On February 28, 2017, the Committee granted performance cash awards under the 2014 Performance Incentive Plan (PIP). The performance cycle for these performance cash awards was 2 years, beginning on January 1, 2017 and ending on December 31, 2018. These performance-based cash awards were tied to the Cumulative OG (30%) and OIBI Margin (70%) of IPG.

2016-2018 and 2017-2018 Financial Performance Versus Goals

	Performance Shares 2016-2018		Performance Cash 2017-2018
Financial Goals	Target	Actual	Target	Actual
OG %	3.3%	4.1%	3.4%	3.7%
OIBI %	16.2%	16.0%	16.9%	16.2%

Based on these results, each of the NEOs earned a performance rating of 110.1% for their performance share awards and 97.7% of target for performance cash.

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Amounts Earned for Long-term Incentive Awards with Performance Periods Ending in 2018

	2016-2018 Performance Shares				2017-2018 Performance Cash
Name	% of Target Achieved	Target ($)	Target (#)	Actual (#)	% of Target Achieved	Target ($)	Actual ($)
MICHAEL ROTH	110.1%	$5,250,000	243,562	268,161	97.7%	$2,625,000	$2,564,625
FRANK MERGENTHALER	110.1%	$1,250,000	57,991	63,848	97.7%	$625,000	$610,625
PHILIPPE KRAKOWSKY[1]	110.1%	$1,250,000	57,991	63,848	136.7%	$625,000	$854,375
ANDREW BONZANI	110.1%	$625,000	28,995	31,923	97.7%	$312,500	$305,313
1.	The 2017 Performance cash award issued to Mr. Krakowsky was based on a portion of IPG Corporate’s performance and a portion of Mediabrands’ performance versus cumulative OG and OIBI Margin targets.

ADDITIONAL COMPENSATION INFORMATION

COMPENSATION PHILOSOPHY AND BASIC PRINCIPLES

OUR COMPENSATION PHILOSOPHY REMAINS TO PROVIDE A PERFORMANCE-BASED, MARKET-COMPETITIVE TOTAL COMPENSATION PROGRAM THAT:
• Supports our talent needs and business objectives
• Ties a significant portion of pay to sustaining and improving operational performance to enhance stockholder value
• Aligns with the interests of our stockholders

Our success continues to depend on our ability to attract, motivate and retain a diverse group of talented individuals throughout our organization – who will enable us to deliver the best and most contemporary marketing solutions to drive our clients’ businesses. Talent is our Company’s most vital asset, which is why it represents our most significant expense. We must continue to ensure that the investments we make in our key people are disciplined and designed to drive results. To this end, our compensation programs are guided by the following basic principles:

•	Our compensation programs will be balanced and are intended to treat all stakeholders equitably.

•	Our compensation programs will include four major elements: base salary, performance-based annual cash incentives, performance and time-based long-term incentives, retirement and other benefit programs. It bears noting that, outside of the Charitable Matching Program, which is capped at $20,000 per executive per year, company-paid perquisites are not offered to our most senior executives.

•	Our fixed and performance-based compensation will target our competitive market for talent. Actual financial and individual performance may result in total earned compensation that is above or below target for certain individuals.

•	Our competitive market for executive leadership includes companies with similar talent requirements; these companies are captured in our compensation peer group, which is reviewed annually prior to inclusion in the Proxy statement.

•	All individual pay decisions will consider the competitive market data and will be based on an executive’s performance against financial and individual objectives, as well as contributions and skills identified in our annual Leadership Talent and Succession Plan Review (“Talent Review”) process. Exceptional performance against these measures may result in pay levels exceeding the competitive market for certain executives who deliver outstanding results.

•	We will strive to design incentive programs that are aligned with our short and long-term operating goals and can be responsive to unique market requirements. Target performance levels will be set to be challenging but achievable while maximum performance levels will represent stretch goals. These incentive programs will provide market competitive levels for achievement of target results while also allowing for meaningful and appropriate rewards for superior results, encouraging executives to make carefully considered decisions to drive said superior performance, while discouraging excessive or unjustified risks.

•	Senior Executives and Non-Management Directors will be required to meet stock ownership guidelines.

•	When warranted, clawback policies will be vigorously enforced.

•	The communication and implementation of our compensation programs will be clear, specific and transparent.

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Compensation Discussion & Analysis

HOW COMPENSATION DECISIONS ARE MADE

ROLE OF EXECUTIVE OFFICERS AND MANAGEMENT IN COMPENSATION DECISIONS

The Committee makes all pay decisions related to the NEOs with input from IPG’s Chairman & CEO. The Chairman & CEO does not participate in the Committee’s deliberations or decisions with regard to his own compensation.

At the Committee’s request, the Chairman & CEO presents individual pay recommendations to the Committee for the CFO, the other NEOs and other executives whose compensation arrangements are subject to the Committee’s review. The Chairman & CEO’s pay recommendations for such executives are informed by his assessments of individual contributions to the Company’s financial performance, achievement of specified performance or strategic objectives, Talent Review results, as well as competitive pay data and other factors. These recommendations are then considered by the Committee with the assistance of its independent consultant.

The Chairman & CEO, the EVP, Chief Strategy and Talent Officer, the SVP, General Counsel & Secretary, and the VP of Global Executive Compensation & Benefits all attend Committee meetings, but are not present for the Committee’s executive sessions, or for any discussion regarding their own compensation. Other senior executives, as appropriate to the topic, may be asked to attend Committee meetings to provide relevant information or advice, but they also do not attend executive sessions, or any discussion of their own compensation.

ROLE OF INDEPENDENT CONSULTANT

In 2018, the Committee retained the services of an external independent executive compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to work for the Committee in its review of executive and non-employee director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations.

The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant annually. Pursuant to SEC rules, the Committee annually assesses the independence of Meridian and in 2018 the Committee concluded that no conflict of interest exists that would prevent Meridian from independently representing the Committee. Meridian does not provide any consulting advice to IPG, or any of its subsidiaries, outside the scope of executive compensation and will not do so without the prior consent of the Committee Chair. Meridian often meets with the Committee Chair and the Committee outside the presence of management.

ROLE OF THE COMPENSATION AND LEADERSHIP TALENT COMMITTEE

The Committee is responsible for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy, as well as approving compensation awarded to senior corporate and operating executives, including the NEOs. Among its duties, the Committee is responsible for formulating the compensation recommendations for our Chairman & CEO and approving all compensation recommendations for select senior executives including the NEOs. Following review and discussion, the Committee submits its recommendations for compensation for the Chairman & CEO to the non-employee members of our Board for approval. The Committee is supported in its work by the EVP, Chief Strategy and Talent Officer, his staff, and an independent executive compensation consultant as described above.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, is reviewed annually and can be found on our website at www.interpublic.com.

ROLE OF STOCKHOLDER SAY-ON-PAY VOTES

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At our 2018 annual meeting of stockholders, a substantial majority of the votes (95.2%) cast at that meeting voted in favor of the on the say-on-pay proposal. The Committee believes this affirms stockholders’

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Compensation Discussion & Analysis

support of our approach to executive compensation. The Committee welcomes feedback and dialogue with stockholders and will continue to consider the outcome of the Company’s say-on-pay votes and evolving best practices in this area when making future compensation decisions for the NEOs.

SETTING COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

The Committee reviews and assesses the total compensation of each NEO on an annual basis. Material changes in compensation typically occur only based on performance, in response to significant changes in an individual’s responsibility, due to changes in market conditions, or in limited circumstances when the Company is at risk of losing a highly talented and valued employee.

Compensation decisions are made based on the following information:

•	External Market Analysis: The Committee annually conducts a review of the competitive market compensation level for each NEO. This review is performed by the Committee’s independent consultant after the Committee has approved the peer companies to be used for the study. The Committee targets the competitive market for talent for both fixed and total target compensation.

•	Internal Equity: When making pay decisions, the Committee also takes into account internal equity. The Company has established comparability guidelines based on an executive’s purview with regard to revenue, operating income, geographic scope, and job complexity.

•	Individual Performance and Talent Assessment: The Committee’s decision-making is also informed by the Company’s Talent Review process. The Committee participates in this annual review with the full participation of the Board of Directors. This Board-level review includes a discussion of each of the NEOs, their future career path and successors, as well as succession plans for IPG’s Chairman & CEO. These reviews inform pay decisions by providing an in-depth look at the NEOs, their responsibilities, relative contributions and future potential, as well as their relative compensation.

•	Other factors: Additional factors, such as scarce skills, leadership skills, long-term potential and key client relationships are also taken into consideration when reviewing compensation.

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Compensation Discussion & Analysis

USE OF COMPETITIVE DATA FOR COMPENSATION REVIEWS

The Market for Talent

To ensure that our compensation programs reflect best practices, as well as to maintain competitive compensation program designs and levels, the Committee considers market data and compensation ranges of our peer group. In 2013, the Committee approved a single peer group that reflects both talent peers as well as industry peers. Minor changes were made to this Peer Group as part of the 2017 annual review of compensation due to recent Mergers and Acquisition activity (detailed below). The Committee continues to believe that this Peer Group is appropriate.

In December 2017, Meridian Compensation Partners conducted its annual market review to assess the competitiveness of each NEOs target total compensation (consisting of base salary, target annual incentive and target long-term incentives). Compensation data were analyzed for comparable positions at the 2017 Compensation Peer Group (detailed below) as well as size-relevant data from several published survey sources. Meridian compares each of IPG’s covered positions to comparable positions at peer companies and within the published survey sources based on title and described roles and responsibilities.

Using the size-adjusted data, the 2017 study concluded that executives in aggregate, were positioned near the median of the market for total target compensation. The Committee utilized this information, as well as other incumbent specific factors, to determine whether any pay adjustments were warranted for 2018.

We believe that the peer group contains a good representation of IPG’s industry competitors and size-relevant, talent-focused comparators. However, Yahoo! Inc. was removed from our Peer Group as part of the 2017 annual review due to an acquisition (note: Liberty Interactive which was previously included in our peer group changed its name to QVC Group). The final peer group included:

2017 Comparator Group (used to inform 2018 compensation decisions)
Activision Blizzard, Inc.	IAC/InterActivCorp	Thomson-Reuters Corporation
CBS Corporation	News Corporation	Time Inc.
Discovery Communications, Inc.	Nielsen Holdings plc	Time Warner Inc.
The Dun & Bradstreet Corporation	Omnicom Group Inc.	Viacom Inc.
eBay Inc.	Publicis Groupe SA	WPP plc
Electronic Arts Inc.	QVC Group
Gannett Co., Inc.	Sirius XM Holdings Inc.
Havas SA	TEGNA, Inc.

The median revenue in 2017 for these peer companies was approximately $6.98b as compared to IPG’s 2017 revenue of $7.5b.

RETIREMENT BENEFITS

PURPOSE

The Company views retirement benefits as a key component of our executive compensation program because they encourage and reward long-term service. Therefore, we offer our NEOs and other employees a comprehensive benefits program that provides the opportunity to accumulate retirement income.

PROGRAM DESCRIPTIONS

Our retirement programs include the Company’s qualified 401(k) savings plan, the Capital Accumulation Plan (“CAP”), the Senior Executive Retirement Income Plan (“SERIP”) and Executive Special Benefit Agreement (“ESBA”).

The Company’s 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the NEOs, are able to contribute compensation on a before-tax basis, subject to dollar limits prescribed by federal tax laws. For employees with less than 10 years of service, the Company matches 50% of the first 6% of compensation contributed. For employees with 10 or more years of service, the Company matches 75% of the first 6% of compensation that is contributed. The Company’s 401(k) savings plan also allows after-tax contributions up to limits prescribed by federal tax laws. The match applies to the total amount contributed on both a before- and after-tax basis.

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From time to time, the Company may provide an additional performance-based matching contribution to the 401(k) plan based on the Committee’s assessment of the Company’s annual performance, including the Company’s operating margin for its consolidated U.S. businesses relative to pre-set targets. The objective of this feature is to induce greater participation in the 401(k) savings plan and to allow all U.S. employees to benefit from the Company’s strong performance. For 2018, the Committee approved an additional matching contribution equal to 8% of participant-matched contributions.

The CAP plan provides participants with an annual dollar credit to an interest-bearing account. Under the terms of the CAP, interest is credited on December 31st of each year at an interest rate equal to the closing 10-year U.S. Treasury yield on the last business day of the immediately preceding calendar year. For a more detailed description of the CAP, see “Nonqualified Deferred Compensation Arrangements—The IPG Capital Accumulation Plan” on page 51. Messrs. Roth, Mergenthaler, Krakowsky, and Bonzani, and Ms. Johnson participate in CAP at the levels described on page 51.

The SERIP provides a defined annual annuity to selected executives for a 15-year period following retirement upon satisfying specific vesting provisions. Participation is limited to a select group of very senior executives and requires Committee approval. Mr. Roth is the only NEO, who participates in the SERIP, and Mr. Roth no longer accumulates pay or service credit in the plan as his future benefit is fully vested. For a more detailed description of the SERIP, see “Pension Arrangements—The IPG Senior Executive Retirement Income Plan” on page 50.

The ESBA also provides a defined annual annuity to selected executives for a 15-year period following retirement upon satisfying specific vesting provisions. This type of agreement is frozen to new participants; participation is limited to a select group of very senior executives and requires Committee approval. Mr. Krakowsky is the only NEO who participates in the ESBA, and Mr. Krakowsky no longer accumulates pay or service credit in the plan as his future benefit is fully vested. For a more detailed description of the ESBA please refer to page 50.

Benefits Review And Decision Process

As part of its competitive pay review, the independent consultant periodically provides the Committee with a comparison of IPG’s retirement benefits programs to those of a sample of competing companies. This retirement benefits program review is conducted in the context of total compensation, and the review considers compensation and benefits in total.

Decisions regarding new or enhanced participation in these programs, other than 401(k), are made after considering the total compensation as one component to a total pay discussion. For a number of the NEOs, retirement and other benefits are the subject of individual employment agreements (which are described in greater detail beginning on page 53, under the heading “Employment Agreements” and which give IPG the ability to increase, but not decrease, the specific benefit).

On a case-by-case basis, the Committee, and the Management Human Resources Committee (MHRC) – consisting of IPG’s Chairman & CEO, the EVP, CFO, the EVP, Chief Strategy and Talent Officer, and the EVP, General Counsel & Secretary – to which the Committee delegates certain responsibilities, consider the appropriateness of CAP and SERIP participation and benefits although all such decisions for NEOs are made solely by the Compensation Committee. In making recommendations to the Committee or MHRC, the Company considers an individual’s role, level in the organization, total compensation level, performance, length of service, and other factors. When making determinations to issue additional CAP and SERIP awards, the Company also considers an individual’s current retirement positioning, including all forms of accrued qualified and non-qualified retirement benefits previously awarded or earned and the value of the individual’s Company match in the 401(k) savings plan or if not a participant for any year it assumes the executive contributed the maximum amount permitted to the plan.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

In order to provide market-competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals in the event of potential takeovers that would create uncertainty as to their future employment, the Company offers severance and change of control benefits upon the occurrence of several specified events.

The NEOs may receive severance benefits from the Company under the terms of their employment agreements (described in greater detail beginning on page 53 under the heading “Employment Agreements”), the Company’s Executive Severance Plan and/or change of control agreements, depending on the circumstances of a potential termination.

Under the 2014 PIP, if a Change of Control occurs in the first quarter, NEOs receive an accelerated and prorated payout at target of their annual incentive. If a Change of Control occurs after the first quarter, NEOs receive a fully accelerated payout at target of their annual incentives. Upon a Change of Control, the vesting of a NEOs long-term incentives would

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Compensation Discussion & Analysis

not be accelerated unless the NEO incurred a qualifying termination (upon which vesting is accelerated). Under our change in control agreements, individuals are eligible for enhanced severance benefits, contingent on a Change of Control being followed by a Qualifying Termination.

SHARE OWNERSHIP GUIDELINES

We have adopted share ownership guidelines for non-employee directors, NEOs and other senior executives. The purpose of these stock ownership guidelines is to:

•	More closely align the financial interests of executives and non-employee directors with the Company’s stockholders.

•	Communicate the commitment and personal investment of executives and directors in the Company.

•	The SOGs also prohibit both transactions involving derivatives that are designed to hedge against the market risk associated with ownership of IPG shares and the pledging of IPG shares as security or collateral for any obligation.

The share ownership guidelines are expressed as multiples of base salary. NEOs and other applicable senior executives must satisfy the share ownership guidelines within five years from the date at which he or she joins the Company or is promoted into a position to which the guidelines apply. Those executives who have not met their established guideline level in the time allotted will be required to hold all net after-tax shares delivered upon the settlement of equity awards until requirements are met.

Name	Share Ownership Guideline as multiple of base salary	2018 Compliance With Share Ownership Guidelines
MICHAEL ROTH	6x	Yes
FRANK MERGENTHALER	2x	Yes
PHILIPPE KRAKOWSKY	2x	Yes
ANDREW BONZANI	2x	Yes
ELLEN JOHNSON	.75X	Yes

The Committee annually reviews the levels of stock ownership against the stock ownership guideline levels applicable to the NEOs and other senior executives. As of December 31, 2018, all NEOs who are required to have reached their stock ownership guidelines had met or exceeded these guidelines (the Chairman & CEO’s ownership was 401% of his guideline while the average ownership for all other NEO’s was approximately 285% of target). Please note, Ms. Johnson’s SOG was 75% of base salary in 2018, however will increase to 2x base salary effective in 2019 to reflect her status as a NEO.

TAX AND ACCOUNTING IMPLICATIONS

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Each year, the Committee reviews and considers the deductibility of compensation paid to our NEOs.

Prior to 2018, section 162(m) of the U.S. Internal Revenue Code (the “Code”) prohibited the Company from taking a tax deduction for compensation paid in excess of $1 million to a NEO (other than the principal financial officer). However, performance-based compensation, as defined in the tax law, was fully deductible if the plan under which the compensation was paid had been approved by stockholders and met other requirements. Until 2018, the Company’s policy had been to qualify the compensation paid under its incentive compensation programs as tax deductible to the extent feasible and consistent with its overall compensation objectives.

Due to changes made to Code section 162(m) under the Tax Cut and Jobs Act (TCJA), any amount paid in excess of

$1 million to a NEO (including our principal financial officer) during any calendar year starting in 2018 is not deductible. The above-described performance-based exception to the $1 million deduction cap was eliminated by TCJA. Therefore, a significant portion of compensation paid to our NEOs in 2018 will not be deductible for federal income tax purposes, except to the extent such compensation satisfies certain grandfather requirements under section 162(m), as modified by TCJA.

The Committee reserves the right to approve compensation that is not deductible in order to ensure competitive levels of total compensation for our NEOs.

Beginning in 2015, the annual and long-term incentive plans included a pool funding to ensure awards to NEOs met the requirements for tax deductibility under Section 162(m) of the Tax Code. The maximum pool that could be used to pay

40	Interpublic Group 2019 Proxy Statement

Compensation Discussion & Analysis

annual and long-term incentives to NEOs was equal 8% of IPG’s Operating Income during the applicable performance period. The amounts awarded for 2016 long-term incentive awards (which vested on February 28, 2019) are well below these caps.

The Company has guidelines for reviewing the impact of the accounting and tax treatment of various forms of compensation covered by the PIP. The guidelines identify specific responsibilities and actions required by the Human Resources, Accounting and Tax departments for all group and individual actions. These guidelines are designed to ensure that accounting and tax treatment of the awards granted under the plan are properly addressed.

NON-QUALIFIED DEFERRED COMPENSATION

Effective since January 1, 2005, most of the Company’s deferred compensation and nonqualified retirement benefit arrangements, including most of the Company’s severance arrangements; have been subject to Section 409A of the Internal Revenue Code, which provides that nonqualified deferred compensation plans follow certain rules on the timing and form of payments. Noncompliance with these rules could result in adverse tax consequences for the executives. The Company has made significant efforts to ensure that affected arrangements comply with the new requirements.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options, restricted shares and performance shares in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION RISK

The Company regularly reviews its compensation policies and practices, including any risks that may be inherent in the design of the Company’s compensation plans. In early 2018, the Company reviewed the results of its annual risk assessment process and the resulting analysis with the Committee, which concluded that the compensation plans reflect the appropriate compensation goals and philosophy and any risk arising from the Company’s compensation policies and practices was not deemed likely to have a material adverse impact on the Company’s performance or financial results.

COMPENSATION RECOVERY IN THE EVENT OF A FINANCIAL RESTATEMENT

The Company has adopted a “clawback” policy which provides that in the event of a significant restatement of financial results due to fraud or misconduct, the Company will determine whether a senior executive received an incentive award that would have been less if the award was calculated based on such restated financial results (“Excess Compensation”). The Board of Directors will, to the full extent permitted by governing law, seek to recoup for the benefit of the Company Excess Compensation paid to a senior executive whose fraud or misconduct, as determined by the

Board of Directors, resulted in such restatement. For purposes of this policy, the term “senior executives” means “executive officers” as defined under the Securities Exchange Act of 1934, as amended, and the term “bonuses” means awards under The Interpublic Group of Companies, Inc. 2014 Performance Incentive Plan or any equivalent incentive plan which supersedes such plan, including, among other awards, annual incentives, stock options, performance cash and performance shares.

Interpublic Group 2019 Proxy Statement	41

COMPENSATION AND LEADERSHIP TALENT COMMITTEE REPORT

Among its duties, the Compensation and Leadership Talent Committee is responsible for reviewing and discussing with the Company’s management the Compensation Discussion & Analysis included in this Proxy Statement for the 2019 Annual Meeting (the “CD&A”). Based on such a review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

William T. Kerr, Chair

H. John Greeniaus

Dawn Hudson

Jonathan F. Miller

Patrick Q. Moore

David M. Thomas

March 27, 2019

42	Interpublic Group 2019 Proxy Statement

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation paid by Interpublic to (i) Mr. Roth, who served as the Interpublic’s principal executive officer during 2018, (ii) Mr. Mergenthaler, who served as the principal financial officer in 2018 and (iii) each of the three most highly compensated executive officers of Interpublic, other than the principal executive officer and the principal financial officer (as determined based on total compensation in 2018, excluding the amount, if any, shown in the column headed Change in Pension Values and Nonqualified Deferred Compensation Earnings), who were serving as executive officers on December 31, 2018 (the “named executive officers”). In each instance, the compensation shown is for services rendered in all capacities for the years indicated. The employment agreements for the named executive officers are summarized beginning on page 53 under the heading “Employment Agreements.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Michael Roth	2018	1,500,000	6,645,940	8,438,125	0	386,665	16,970,730
Chairman of the Board	2017	1,500,000	7,428,657	7,548,750	40,616	365,795	16,883,818
and Chief Executive Officer, IPG	2016	1,500,000	7,507,388	8,564,600	19,980	386,209	17,978,177
Frank Mergenthaler	2018	1,100,000	1,582,345	2,703,125	0	219,665	5,605,135
EVP and Chief Financial Officer, IPG	2017	1,000,000	2,768,793	2,284,375	0	215,795	6,268,963
and Chairman, CMG	2016	1,000,000	2,537,449	3,033,125	0	216,209	6,786,783
Philippe Krakowsky	2018	1,250,000	3,022,331	3,528,125	0	187,193	7,987,649
EVP, Chief Strategy and Talent	2017	1,000,000	2,768,793	2,498,438	219,204	86,323	6,572,758
Officer, IPG and Chairman & Chief	2016	1,000,000	2,537,449	2,867,488	224,486	86,737	6,716,160
Executive Officer, IPG Mediabrands
Andrew Bonzani	2018	800,000	791,162	1,214,063	0	83,068	2,888,293
EVP, General Counsel and	2017	800,000	1,134,363	1,043,750	0	81,509	3,059,622
Secretary, IPG	2016	800,000	1,143,706	1,473,250	0	74,762	3,491,718
Ellen Johnson (1)	2018	625,000	379,758	825,625	0	96,943	1,927,326
SVP of Finance and Treasurer, and
Chief Financial Officer, IPG Mediabrands

(1)	Ellen Johnson became a named executive officer in 2018.

(2)

The amounts shown for each year is the aggregate grant date fair value of stock awards made to the executive during the year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated service-based forfeitures. The assumptions used in the calculation of these amounts are set forth in Note 11 to Interpublic’s audited financial statements included in the 2018 Form 10-K. The grant date fair values of the performance share awards shown for each year in which such awards were granted were calculated assuming a “target” level of performance achievement. The following tables show the grant date fair values of performance share awards assuming achievement of the “target” performance level and “maximum” performance level.

Interpublic Group 2019 Proxy Statement	43

Executive Compensation

The amounts shown for each named executive officer consists solely of the grant date fair value of each executive’s performance share award for the performance period ending (i) for the 2018 Performance Share Award, on December 31, 2020, (ii) if applicable, for the 2017 Performance Share Award, on December 31, 2019 and (iii) if applicable, for the 2016 Performance Share Award, on December 31, 2018. The (i) 2018 Performance Share award will vest on February 28, 2021, (ii) 2017 Performance Share award will vest on February 28, 2020 and (iii) 2016 Performance Share award vested on February 28, 2019, in each case, to the extent the performance criteria established for the awards are satisfied.

	2018 Performance Share Awards		2017 Performance Share Awards		2016 Performance Share Awards
Name	Target ($)	Maximum ($)	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Mr. Roth	3,145,944	6,291,887	4,803,407	9,606,814	4,882,398	10,741,276
Mr. Mergenthaler	749,035	1,498,070	1,143,658	2,287,315	1,162,477	2,557,449
Mr. Krakowsky	2,022,359	4,044,718	1,143,658	2,287,315	1,162,477	2,557,449
Mr. Bonzani	374,507	749,014	571,818	1,143,636	581,228	1,278,702
Ms. Johnson	179,763	359,527	—	—	—	—

(3)

The amounts shown for above for each named executive officer are the sum of the payments made in respect of the executive’s (i) annual non-equity compensation award and (ii) performance cash awards, if applicable, for the (A) 2016-2017 performance period, which vested on February 28, 2019 (B) 2015-2016 performance period, which vested on February 28, 2018 and (C) 2014-2015 performance period, which vested on February 28, 2017, in the respective amounts shown in the following table.

	2018 Non-Equity Incentive Plan Compensation		2017 Non-Equity Incentive Plan Compensation		2016 Non-Equity Incentive Plan Compensation
Name	Annual Incentive Award ($)	2016 Performance Cash Award ($)	Annual Incentive Award ($)	2015 Performance Cash Award ($)	Annual Incentive Award ($)	2014 Performance Cash Award ($)
Mr. Roth	5,800,000	2,638,125	3,200,000	4,348,750	4,400,000	4,164,600
Mr. Mergenthaler	2,075,000	628,125	1,175,000	1,109,375	1,850,000	1,183,125
Mr. Krakowsky	2,900,000	628,125	1,500,000	998,438	1,850,000	1,017,487
Mr. Bonzani	900,000	314,063	600,000	443,750	1,000,000	473,250
Ms. Johnson	700,000	125,625	—	—	—	—

(4)

The amounts in this column for Mr. Roth reflect the change in the value of the benefits he is entitled to receive under the Senior Executive Retirement Income Plan, which is described in greater detail on page 50 under the heading “Pension Arrangements — The Interpublic Senior Executive Retirement Income Plan.”

The amounts in this column for Mr. Krakowsky reflect the change in the value of the benefits he is entitled to receive under his Executive Special Benefit Agreement, which is described in greater detail on page 50, under the heading “Pension Arrangements — Executive Special Benefit Agreement.”

In 2018, due to the increase in the discount rate from 2017 (3.70%) to 2018 (4.35%), as of December 31, 2018, the actual present value of the benefits (i) Mr. Roth is entitled to receive under the SERIP decreased by $52,408 and (ii) Mr. Krakowsky is entitled to receive under the ESBA decreased by $67,497.

Messrs. Mergenthaler and Bonzani and Ms. Johnson do not participate in a pension plan nor do they have an Executive Special Benefit Agreement.

While each of the named executive officers participate in deferred compensation arrangements, as described in greater detail beginning on page 51, under the heading “Nonqualified Deferred Compensation Arrangements,” none received earnings on deferred compensation that was “above-market” or “preferential” as defined by SEC rules.

44	Interpublic Group 2019 Proxy Statement

Executive Compensation

(5)	The table below shows the components of the amounts shown in this column for 2018.

Name	Annual Dollar Credits under the Capital Accumulation Plan ($) (a)	Matching contributions under the Interpublic Savings Plan ($)	Premiums paid by Interpublic on group life insurance ($)	Perquisites and Other Personal Benefits ($) (b)	Total All Other Compensation ($)
Mr. Roth	350,000	13,695	234	22,736	386,665
Mr. Mergenthaler	200,000	13,695	234	5,736	219,665
Mr. Krakowsky	150,000	13,695	234	23,264	187,193
Mr. Bonzani	50,000	9,570	234	23,264	83,068
Ms. Johnson	75,000	13,695	234	8,014	96,943

(a)	The Capital Accumulation Plan is described in greater detail on page 51 under the heading “Nonqualified Deferred Compensation Arrangements — The Interpublic Capital Accumulation Plan.”

(b)	The “2018 Perquisites and Other Personal Benefits” table below lists the type and amount of each perquisite received by the named executive officers in 2018.

2018 Perquisites and Other Personal Benefits

The following table describes the amount of each perquisite and other personal benefit received by the named executive officers in 2018.

Name	Executive Dental Plan Coverage ($)	Charitable Matching Program (a) ($)
Mr. Roth	2,736	20,000
Mr. Mergenthaler	2,736	3,000
Mr. Krakowsky	3,264	20,000
Mr. Bonzani	3,264	20,000
Ms. Johnson	3,264	4,750

(a)	The Charitable Matching Program is described in greater detail on page 17 under the heading “Non-Management Director Compensation — Charitable Matching Program.”

Interpublic Group 2019 Proxy Statement	45

Executive Compensation

GRANTS OF PLAN-BASED AWARDS

The following table provides information on grants of equity and non-equity plan based awards made in 2018 to the named executive officers. The awards are described in greater detail in the Compensation Discussion & Analysis, beginning on page 29.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (8)
Name	Grant Date	Approval Date		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Michael Roth		2/14/2018	(1)	0	4,500,000	9,000,000
	2/28/2018	2/14/2018	(2)	0	3,500,000	7,000,000
	2/28/2018	2/14/2018	(4)				0	148,054	296,108		3,145,944
	2/28/2018	2/14/2018	(7)							148,054	3,499,997
Frank Mergenthaler		2/14/2018	(1)	0	1,650,000	3,300,000
	2/28/2018	2/14/2018	(2)	0	833,333	1,666,666
	2/28/2018	2/14/2018	(3)	0	1,275,000	1,275,000
	2/28/2018	2/14/2018	(4)				0	35,251	70,502		749,035
	2/28/2018	2/14/2018	(7)							35,250	833,310
Philippe Krakowsky		2/14/2018	(1)	0	1,875,000	3,750,000
	2/28/2018	2/14/2018	(2)	0	1,000,000	2,000,000
	2/28/2018	2/14/2018	(3)	0	1,500,000	1,500,000
	2/28/2018	2/14/2018	(4)				0	21,150	42,300		449,408
	2/28/2018	2/14/2018	(5)				0	21,150	42,300		449,408
	2/28/2018	2/14/2018	(6)				0	52,876	105,752		1,123,542
	2/28/2018	2/14/2018	(7)							42,300	999,972
Andrew Bonzani		2/14/2018	(1)	0	720,000	1,440,000
	2/28/2018	2/14/2018	(2)	0	416,666	833,332
	2/28/2018	2/14/2018	(3)	0	750,000	750,000
	2/28/2018	2/14/2018	(4)				0	17,625	35,250		374,507
	2/28/2018	2/14/2018	(7)							17,625	416,655
Ellen Johnson		2/14/2018	(1)	0	468,750	937,500
	2/28/2018	2/14/2018	(2)	0	200,000	400,000
	2/28/2018	2/14/2018	(3)	0	100,000	100,000
	2/28/2018	2/14/2018	(4)				0	4,230	8,460		89,882
	2/28/2018	2/14/2018	(5)				0	4,230	8,460		89,882
	2/28/2018	2/14/2018	(7)							8,460	199,994
(1)

Reflects the potential payout in cash that the executive was entitled to earn for calendar year 2018 pursuant to an annual incentive award made in 2018 under the 2014 PIP as described in greater detail on page 30, under the heading “Compensation Discussion & Analysis — Annual Incentives.” The actual amounts paid are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

Reflects potential payout that the executive is entitled to earn pursuant to a long-term performance cash award made in 2018 under the 2014 PIP. As described in greater detail beginning on page 32, under the heading “Compensation Discussion & Analysis — Long-term Incentives,” depending on the actual level of performance relative to goals over a two-year performance period, an individual will be entitled to receive a payout ranging from 0% to 200% of the target amount. The amount of the payout, as so determined, will vest at the end of the third year following the grant of the award and will be settled entirely in cash.

(3)

Reflects the potential payout that the executive is entitled to earn under pursuant to a long-term restricted cash award made in 2018 under the 2014 PIP, described in greater detail on page 34. The payout is subject to forfeiture if the award recipient terminates employment before the second anniversary of the grant date.

46	Interpublic Group 2019 Proxy Statement

Executive Compensation

(4)

Reflects potential payout in shares of Common Stock that the executive is entitled to earn pursuant to a performance share award made in 2018 under the 2014 PIP. As described in greater detail beginning on page 32, under the heading “Compensation Discussion & Analysis — Long-term Incentives,” depending on the actual level of performance relative to goals over a three-year performance period, an individual will be entitled to receive a payout ranging from 0% to 200% of the target amount. The amount of the payout, as so determined, will vest at the end of the third year following the grant of the award.

(5)

Reflects potential payout in shares of Common Stock that each of Mr. Krakowsky and Ms. Johnson is entitled to earn pursuant to a performance share award made in 2018 under the 2014 PIP. As described in greater detail on page 32, under the heading “Compensation Discussion & Analysis — Long-term Incentives,” depending on the actual level of performance of IPG Mediabrands relative to goals over a two-year performance period, Mr. Krakowsky and Ms. Johnson will be entitled to receive a payout ranging from 0% to 200% of the target amount. The amount of the payout, as so determined, will vest at the end of the third year following the grant of the award.

(6)

Reflects potential payout in shares of Common Stock that Mr. Krakowsky is entitled to earn pursuant to a performance share award made in 2018 under the 2014 PIP. As described in greater detail on page 32, under the heading “Compensation Discussion & Analysis — Long-term Incentives,” depending on the actual level of performance of IPG Mediabrands relative to goals over a two-year performance period, Mr. Krakowsky will be entitled to receive a payout ranging from 0% to 200% of the target amount. The amount of the payout, as so determined, will vest on March 31, 2020.

(7)

Reflects the number of shares under restricted stock unit award grants made under the 2014 PIP. These shares are credited with quarterly cash dividends, when and as declared by the Board of Directors on the Common Stock. All of the shares of restricted stock, and any cash dividends paid on the restricted stock, are subject to forfeiture if the award recipient terminates employment before the third anniversary of the grant date.

(8)

Reflects the grant date fair value of the equity award disclosed in the adjacent column computed in accordance with FASB ASC Topic 718, excluding the effect of estimated service-based forfeitures. The assumptions used in the calculation of these amounts are set forth in Note 11 to Interpublic’s audited financial statements included in the 2018 Form 10-K.

Interpublic Group 2019 Proxy Statement	47

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding equity awards, consisting of stock option awards and stock awards, held by the named executive officers as of December 31, 2018.

	Option Awards (1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
Michael Roth	628,019	12.7700	2/28/2023	148,054	(2)	3,054,354	296,108	(7)	6,108,708
	546,448	11.7200	2/28/2022	108,035	(3)	2,228,762	432,142	(8)	8,915,089
	431,594	8.4500	3/31/2020	121,781	(4)	2,512,342
				268,161	(5)	5,532,161
Frank Mergenthaler				35,250	(2)	727,208	70,502	(7)	1,454,456
				66,878	(3)	1,379,693	102,890	(8)	2,122,621
				28,995	(4)	598,167
				63,848	(5)	1,317,184
Philippe Krakowsky				42,300	(2)	872,649	190,352	(7)	3,926,962
				66,878	(3)	1,379,693	102,890	(8)	2,122,621
				28,995	(4)	598,167
				63,848	(5)	1,317,184
Andrew Bonzani				17,625	(2)	363,604	35,250	(7)	727,208
				23,150	(3)	477,585	51,444	(8)	1,061,290
				14,497	(4)	299,073
				31,923	(5)	658,571
Ellen Johnson				8,460	(2)	174,530	16,920	(7)	349,060
				5,144	(3)	106,121	20,578	(8)	424,524
				5,799	(4)	119,633
				12,769	(5)	263,424

(1)

All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the grant date which, as established by the Compensation Committee, is the average of the high and low sales prices of the Common Stock as reported by the NYSE on the grant date.

(2)

Reflects the number of shares under restricted stock unit award grants (“Restricted Stock Unit Awards”) made under the 2014 PIP that will vest on February 28, 2021. All Restricted Stock Unit Awards are credited with quarterly dividends, when and as declared by the Board of Directors, on the Common Stock. All Restricted Stock Unit Awards, and any dividends paid on the restricted stock unit, are subject to forfeiture if the award recipient terminates employment before the third anniversary of the grant date.

(3)

Reflects the number of shares under restricted stock award grants (“Restricted Stock Awards”) made under the 2014 PIP that will vest on February 28, 2020. All Restricted Stock Awards are credited with quarterly dividends, when and as declared by the Board of Directors, on the Common Stock. All Restricted Stock Awards, and any dividends paid on the restricted stock, are subject to forfeiture if the award recipient terminates employment before the third anniversary of the grant date.

(4)	Reflects the number of shares under Restricted Stock Awards made under the 2014 PIP that vested on February 28, 2019.

(5)

Represents the number of unvested shares of Common Stock that the named executive officer has earned under performance share awards granted in 2016, for which the performance ended on December 31, 2018. The award remained subject to forfeiture had the employment of the award recipient terminated prior to the February 28, 2019 vesting date, which did not occur.

(6)

The value shown is calculated by multiplying (i) the number of shares shown in the column headed “Number of Shares or Units of Stock That Have Not Vested” by (ii) the closing price of the Common Stock ($20.63), as reported by the NYSE on December 31, 2018.

48	Interpublic Group 2019 Proxy Statement

Executive Compensation

(7)

Represents the “maximum” number of shares of Common Stock that the named executive officer would receive under a performance share award granted in 2018, for which the performance period will end on December 31, 2020. Any shares earned will remain subject to forfeiture if the employment of the award recipient terminates prior to February 28, 2021.

(8)

Represents the “maximum” number of shares of Common Stock that the named executive officer would receive under a performance share award granted in 2017, for which the performance period will end on December 31, 2019. Any shares earned will remain subject to forfeiture if the employment of the award recipient terminates prior to February 28, 2020.

(9)

The values shown in this column are calculated by multiplying (i) the number of shares shown in the column headed “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested “ by (ii) the closing price of the Common Stock ($20.63), as reported by the NYSE on December 31, 2018.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for 2018 on the number of shares of Common Stock acquired upon (i) the exercise of stock options and (ii) the vesting of performance share awards.

	Option Awards(1)		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michael Roth	1,492,866	20,759,174	260,619	(2)	6,299,161	(4)
			109,228	(3)	2,836.651	(5)
Frank Mergenthaler	84,981	1,145,106	66,483	(2)	1,606,894	(4)
			62,658	(3)	1,592,086	(5)
Philippe Krakowsky	—	—	59,836	(2)	1,446,236	(4)
			59,872	(3)	1,519,733	(5)
Andrew Bonzani	—	—	26,593	(2)	642,753	(4)
			22,743	(3)	578,921	(5)
Ellen Johnson	75,000	1,460,723	25,055	(2)	605,579	(4)
			9,278	(3)	231,579	(5)

(1)	Represents the number of stock options exercised in 2018. The value realized on exercise is the amount by which the market price of the Common Stock received upon exercise exceeds the exercise price.

(2)	Represents of the total number of performance based shares which vested on February 27, 2018.

(3)	Represents of the total number of shares of restricted stock which vested on February 28, 2018.

(4)

The value realized on the vesting of performance share awards is equal to the product of (i) the number of shares vested, multiplied by (ii) the average of the high and low price of the Common Stock, as reported by the NYSE, on the February 27, 2018 vesting date ($24.17) (“Common Stock Vesting Date Value”).

(5)

The value realized on the vesting of restricted stock awards is equal to the sum of (i) the product of (A) the number of shares vested, multiplied by (B) the Common Stock Vesting Date Value, (ii) plus the total amount of the accrued dividends from the applicable grant date of the restricted stock award through the February 2018 vesting date which, in accordance with the terms of the awards, are payable upon the vesting of the shares of restricted stock.

Name	Grant Date	Vesting Date	Market Price ($)	Number of Shares Acquired upon Vesting #	Market Value of Vested Shares ($)	Accrued Cash Dividend Released upon Vesting ($)	Value Realized upon Vesting ($)
Mr. Roth	2/27/2015	2/27/2018	24.17	109,228	2,640,041	196,610	2,836,651
Mr. Mergenthaler	2/27/2015 2/29/2016	2/27/2018 2/28/2018	24.17 23.64	27,864 34,794	673,473 822,530	50,155 45,928	723,628 868,458
Mr. Krakowsky	2/27/2015 2/29/2016	2/27/2018 2/28/2018	24.17 23.64	25,078 34,794	606,135 822,530	45,140 45,928	651,275 868,458
Mr. Bonzani	2/27/2015 2/29/2016	2/27/2018 2/28/2018	24.17 23.64	11,145 11,598	269,375 274,177	20,061 15,309	289,436 289,486
Ms. Johnson	2/29/2016	2/28/2018	23.64	9,278	219,332	12,247	231,579

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PENSION ARRANGEMENTS

Executive Special Benefit Agreement

Mr. Krakowsky entered into an Executive Special Benefit Agreement (an “ESBA”) in 2002, which provides that if he retires, resigns or otherwise terminates employment with Interpublic after his 60th birthday, or his employment terminates due to death, Interpublic will pay him $245,000 per year for 15 years. At 56 years of age, Mr. Krakowsky is now entitled to receive, upon his retirement, resignation or termination from employment with Interpublic, between $186,200 and $245,000 per year for 15 years, depending upon his age at the time of his termination. If Mr. Krakowsky has a Qualifying Termination (as defined under the heading “Severance and Change of Control Benefits” on page 56), the amount of his annual ESBA benefit will be the amount that would have been payable if he had continued working for Interpublic through the end of his severance period.

If Mr. Krakowsky’s employment terminates within two years after a Change of Control (as defined under the heading “Severance and Change of Control Benefits” below) of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments. The amount of the lump sum would be the then-present value of the benefit described above, except that if Mr. Krakowsky’s termination is a Qualifying Termination and Mr. Krakowsky’s age as of December 31st of the year in which the Change of Control occurs is 58 or older, the lump-sum would be based on the then-present value of $245,000 per year for 15 years.

If Mr. Krakowsky dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

The Interpublic Senior Executive Retirement Income Plan

Interpublic provides retirement benefits to certain U.S.-based senior executives of Interpublic and its subsidiaries under the Senior Executive Retirement Income Plan (“SERIP”). Of the named executive officers, only Mr. Roth participates in SERIP. Mr. Roth is entitled to receive an annual benefit of $110,000 for 15 years that is fully vested.

The SERIP provides monthly payments for 10 or 15 years beginning two years after a participant’s termination of employment. The amount of each participant’s benefit is determined at the discretion of Interpublic, with approval from the Compensation Committee, and is set forth in a Participation Agreement entered into with the executive when the executive’s participation in the SERIP is approved; the Participation Agreement may be amended from time to time, including to increase (but not to decrease) the amount of the SERIP benefit. In general, the SERIP provides that 30% of a participant’s benefit becomes vested after three years of participation in the SERIP, and the vested percentage increases by 10% at the end of each of the next seven years. However, the Compensation Committee or its designee may approve an alternative vesting schedule on a case-by-case basis. If an executive breaches a non-competition or non-solicitation agreement, the executive’s entire benefit will be forfeited (even if the benefit had already vested). If a participant has a Qualifying Termination, the SERIP generally provides for continued vesting through the end of the participant’s severance period.

If a participant’s employment terminates within two years after a Change of Control, the participant’s vested SERIP benefit will be accelerated and paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the future payments, to the extent vested. In general, the vested percentage would be determined as described above, provided that if the termination is a Qualifying Termination and, as of December 31st of the year in which the Change of Control occurs, (i) the participant’s age is 55 or older and (ii) the participant is within two years of full vesting, the participant’s entire benefit under SERIP will be fully vested.

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Pension Benefits

The following table provides information on pension benefits held by the named executive officers as of December 31, 2018.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
Michael Roth	SERIP	N/A	1,221,569	0
Frank Mergenthaler	—	—	—	—
Philippe Krakowsky	ESBA	N/A	2,327,478	0
Andrew Bonzani	—	—	—	—
Ellen Johnson	—	—	—	—

(1)

The calculation of the present value of accumulated benefit assumes a discount rate of 4.35%. No preretirement decrements were used in the calculation of present values. Contingent benefits arising from death, early retirement or other termination of employment were not valued.

(2)

For Mr. Krakowsky, the amount shown is the present value of the maximum benefit that he would be entitled to receive under his ESBA if his employment by Interpublic continues until he reaches age 60. The terms and conditions of the ESBA are described in greater detail on page 50 under the heading “Executive Special Benefit Agreement.”

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

The Interpublic Capital Accumulation Plan

Interpublic maintains a Capital Accumulation Plan (the “CAP”) under which senior management employees of Interpublic and its subsidiaries selected by the Management Human Resources Committee (the “MHRC”) are entitled to receive deferred compensation benefits. Under CAP, a participating employee receives annual credits of a specified dollar amount (a “dollar credit”) and interest each December 31st. The amount of each year’s interest credit is equal to the 10-year U.S. Treasury yield curve annual rate (also known as the “constant maturity rate”) as of the last business day of the immediately preceding calendar year. Each participant’s account balance becomes fully vested as to both prior and future dollar and interest credits when the participant has completed three years of participation in the CAP, except that all interest credits since the inception of the participant’s participation in the plan are subject to forfeiture if the participant breaches a non-competition or non-solicitation agreement. If a participant has a Qualifying Termination, the CAP provides for continued vesting through the end of the participant’s severance period and a special dollar credit equal to the dollar credits that would have been added to the participant’s account (based on the credit amount in effect at time of the Qualifying Termination) if such participant had continued working for Interpublic until the due date for such participant’s last severance payment. Any portion of a participant’s benefit that is not vested upon termination of employment (taking into account accelerated vesting upon a Qualifying Termination) will be forfeited.

If a participant has a Qualifying Termination within two years after a Change of Control, (i) the participant will become fully vested and (ii) the participant’s account will be credited with an amount equal to the dollar credits that would have been added to such participant’s account (based on the credit amount in effect at time of the Qualifying Termination) if such participant had continued working for Interpublic until the end of such participant’s severance period.

Each named executive officer is a participant in the CAP and for 2018 received the following annual dollar credit:

Name	Annual Dollar Credit ($)
Mr. Roth	350,000
Mr. Mergenthaler	200,000
Mr. Krakowsky	150,000
Mr. Bonzani	50,000
Ms. Johnson	75,000

For 2018, each participant received an interest credit equal to 2.406% of such participant’s account balance as of December 31, 2018 (determined before the 2018 dollar credit was added). The CAP account balances are fully vested for each of the named executive officers other than for Andrew Bonzani, which will vest on December 31, 2019.

In general, each participant’s vested account balance is payable in a lump sum two years after the termination of such participant’s employment with Interpublic and its subsidiaries. However, if the participant’s employment terminates within two years after a Change of Control, payment will be accelerated.

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Nonqualified Deferred Compensation

The following table provides information on non-qualified deferred compensation arrangements for the named executive officers as of December 31, 2018, which consist exclusively of benefits under the CAP.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($) (1)	Aggregate earnings in last FY ($) (2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (3)
Michael Roth	0	350,000	115,354	0	5,259,785
Frank Mergenthaler	0	200,000	63,613	0	2,907,574
Philippe Krakowsky	0	150,000	16,651	0	858,744
Andrew Bonzani	0	50,000	2,435	0	153,658
Ellen Johnson	0	75,000	23,309	0	1,067,098

(1)

The amounts shown as “Registrant contributions in last FY” are dollar credits that were added to the named executive officer’s CAP account as of December 31, 2018 and are included in the “All Other Compensation” column for 2018 of the “Summary Compensation Table” on page 43.

(2)

No earnings on deferred amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” for 2018, 2017 or 2016 because the interest credits under the CAP did not constitute “above-market” or “preferential” earnings as defined by SEC rules.

(3)

The aggregate balances shown in this column include the following dollar credits that were included in the “All Other Compensation” column of the “Summary Compensation Table” for each of 2017 and 2016 on page 43.

Name	2017 ($)	2016 ($)
Mr. Roth	350,000	350,000
Mr. Mergenthaler	200,000	200,000
Mr. Krakowsky	50,000	50,000
Mr. Bonzani	50,000	50,000
Ms. Johnson	75,000	75,000

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EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

Each of the named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer’s position and responsibilities, salary and eligibility for incentive compensation and other benefits and perquisites. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic.

Annual Bonus - Each employment agreement provides for each named executive officer to receive an annual target bonus, with the actual award ranging between 0% and 200% of the target depending on Interpublic financial performance, individual performance, and management discretion.

Long-Term Incentive Awards - Each employment agreement also provides for participation in Interpublic’s performance-based long-term incentive programs. Each year’s awards may consist of stock options, restricted stock, performance-based share and cash awards or another form of incentive award at the sole discretion of the Compensation Committee.

Employment Agreement Base Salary and Incentive Compensation Information

The following table provides the annual salary, annual incentive target percentage and long-term incentive target award value for each named executive officer for 2018.

Name	Salary $	Annual Incentive Target %	Long-Term Incentive Target $
Michael Roth	$1,500,000	300	10,500,000
Frank Mergenthaler	1,100,000	150	2,500,000
Philippe Krakowsky	1,250,000	150	3,000,000
Andrew Bonzani	800,000	90	1,250,000
Ellen Johnson	625,000	75	600,000

Michael I. Roth Employment Agreement

Mr. Roth’s employment agreement also provides that he be entitled to (i) participate in the CAP and (ii) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

If Mr. Roth’s employment is terminated involuntarily without Cause (as defined under the heading “Severance and Change of Control Benefits” below), his employment agreement provides for salary continuation for 12 months from the date notice of his termination is provided, at the rate in effect before his termination. If Mr. Roth obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Roth in connection with his new employment for service before the end of the severance period.

After an involuntary termination without Cause, Mr. Roth will also be eligible to receive (i) cash payments to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. The subsidy for medical, dental and vision benefits would end if Mr. Roth accepts employment with another employer offering similar benefits. Mr. Roth may terminate his employment at any time by giving notice to Interpublic at least three months in advance.

Frank Mergenthaler Employment Agreement

Mr. Mergenthaler’s employment agreement also provides that he be entitled to (i) participate in the CAP and (ii) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

In the event of a Qualifying Termination of Mr. Mergenthaler’s employment, his employment agreement provides for a lump-sum payment equal to the sum of (i) one year’s base salary at the rate in effect before his termination, (ii) his target bonus for the year of termination, plus (iii) a pro-rated portion of his target bonus for the year in which the termination occurs and (iv) any

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other awards and benefits to which he is entitled in accordance with their terms. In addition, if Mr. Mergenthaler or any of his dependents elects continuation health coverage under COBRA, his employment agreement provides for a lump sum payment equal to the sum of the premiums for the first year of such COBRA coverage. Mr. Mergenthaler may terminate his employment at any time by giving notice to Interpublic at least six months in advance.

Philippe Krakowsky Employment Agreement

Mr. Krakowsky’s employment agreement also provides that he be entitled to (i) participate in the CAP and (ii) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

If Mr. Krakowsky’s employment is terminated involuntarily without Cause, his employment agreement provides for salary continuation for 12 months from the date notice of his termination is provided, at the rate in effect before his termination; provided that if Mr. Krakowsky obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Krakowsky in connection with his new employment for service before the end of the severance period.

Mr. Krakowsky is also eligible to receive a bonus for the year in which his employment is terminated. After an involuntary termination, Mr. Krakowsky would also be eligible to receive: (i) continued vesting of all restricted stock and options until the end of the severance period, (ii) cash payments to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, (iii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period and (iv) a cash payment in lieu of continued life insurance for 12 months from the notice date. The subsidy for medical, dental and vision benefits would end if Mr. Krakowsky accepts employment with another employer offering similar benefits. Mr. Krakowsky may terminate his employment at any time by giving notice to Interpublic at least six months in advance.

Andrew Bonzani Employment Agreement

Mr. Bonzani’s agreement also provides that he be entitled to participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

In the event of a Qualifying Termination, his employment agreement provides for severance pay under the Executive Severance Plan (described below), with a salary continuation period of 18 months.

Ellen Johnson Employment Agreement

Ms. Johnson’s employment agreement also provides that he be entitled to (i) participate in the CAP and (ii) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

If Ms. Johnson’s employment is terminated involuntarily without Cause, her employment agreement provides for payment of an amount equal to her base salary for 12 months at the rate in effect immediately prior to her date of termination. Ms. Johnson is also eligible to receive a bonus for the year in which her employment is terminated. After her termination date, Ms. Johnson will be eligible to receive (i) cash payments to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on her behalf to the Interpublic Savings Plan if she had continued participating in that plan until the end of the severance period. Ms. Johnson may terminate her employment at any time by giving notice to Interpublic at least 30 days in advance.

Executive Severance Plan

Under the Interpublic Executive Severance Plan (“ESP”), certain senior management employees, including the named executive officers, are entitled to receive severance and other welfare benefits, in the event of a Qualifying Termination. In general, the ESP provides for salary continuation, at the executive’s base salary rate in effect for the year of termination, for a specified number of months, which varies generally according to the seniority of the executive. If the executive’s Qualifying Termination occurs within two years after a Change of Control, severance is payable in a lump sum, rather than over the severance period.

Under the ESP the named executive officers are entitled to the following salary continuation periods:

Name	Salary Continuation Period
Mr. Roth	24 months
Mr. Mergenthaler	18 months
Mr. Krakowsky	18 months
Mr. Bonzani	18 months
Ms. Johnson	12 months

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The ESP also provides for cash payments in lieu of continued medical, dental and vision benefits at active employee rates for the salary continuation period, followed by a COBRA period.

Benefits under the ESP are not in addition to severance benefits under individual employment agreements. Rather, severance benefits that are paid under individual employment agreements are credited against amounts payable under the ESP.

The ESP requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive’s future severance payments and benefits. Benefits under the ESP are also conditioned on the executive executing a mutual release.

Change of Control Agreements

Each named executive officer has entered into a change of control agreement with Interpublic that provides for severance and other benefits in the event of a Qualifying Termination within two years after a Change of Control. These benefits are instead of, and not in addition to, the benefits the executive otherwise would be entitled to receive under the executive’s employment agreement and the ESP.

Each of these change of control agreements provides for a lump-sum severance payment equal to a specified multiple of the executive’s base salary plus his target bonus. For purposes of this calculation, salary and target bonus are each determined based on the rate in effect for the executive for the year of the Change of Control or for the year of the Qualifying Termination, whichever is greater.

The multiple applied and the corresponding months of service under the change of control agreements are:

Name	Multiple	Months of Severance
Mr. Roth	3	36 months
Mr. Mergenthaler	2	24 months
Mr. Krakowsky	2	24 months
Mr. Bonzani	2	24 months
Ms. Johnson	2	24 months

In addition, under the agreement the named executive officer’s benefit under the CAP will be subject to the following adjustments: (i) annual dollar credits will be added for his severance period as if his severance were paid in semi-monthly installments over his severance period (rather than in a lump sum); (ii) he will receive a prorated annual dollar credit for the year in which the severance period expires, and (iii) in addition to the interest credits added under the terms of the CAP each December 31st, the executive will receive a pro-rated interest credit for the year in which the severance period expires, at the rate applied under CAP for the year in which the executive’s CAP balance is paid.

The agreement also provides that, if the named executive officer is a participant in the SERIP, the vested percentage of his SERIP benefit will be determined as if his severance were paid in monthly installments over his severance period (rather than in a lump sum).

Each agreement also provides for cash payments to subsidize the cost of medical, dental and vision benefits during the months for which severance is provided, in lieu of the benefit subsidies otherwise payable under the executive’s employment agreement and the ESP.

Each agreement requires the executive to agree to certain post-termination covenants, which restrict solicitation of employees and clients, and if violated, would result in the forfeiture of the executive’s severance payments and benefit.

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SEVERANCE AND CHANGE OF CONTROL BENEFITS

The preceding narrative describes the severance and other benefits to which the named executive officers may be entitled under the various agreements, plans and arrangements in connection with or following a termination of the executive’s employment. Below is a table that quantifies the benefits that each named executive officer would have received had his employment terminated as of December 31, 2018 under the following circumstances:

Triggering Event (1)	Description
Termination for Cause or Voluntary Termination Without Good Reason

In general (subject to certain variations in each executive’s employment agreement), Interpublic would have “Cause” to terminate an executive’s employment if the executive (a) materially breaches a provision in his employment agreement and fails to cure such breach within a 15-day period; (b) misappropriates funds or property of Interpublic; (c) attempts to secure any personal profit related to the business of Interpublic without proper prior written approval; (d) engages in fraud, material dishonesty, gross negligence, gross malfeasance or insubordination, or willful (i) failure to follow Interpublic’s Code of Conduct or (ii) misconduct in the performance of his duties, excluding, in either case, acts taken in good faith that do not cause material harm to Interpublic; (e) refuses or fails to attempt in good faith to perform such executive’s duties as an employee or to follow a reasonable good-faith direction of the Board of Directors or the person to whom the executive reports directly if such refusal or failure is not cured within a 15-day period; (f) has committed or is formally charged or indicted for a felony or a crime involving dishonesty, fraud or moral turpitude or (g) engages in conduct that is clearly prohibited by the policy of Interpublic prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

In general, an executive would have “Good Reason” to terminate such executive’s employment if Interpublic, without the executive’s consent, (a) materially reduces the executive’s base salary; (b) materially diminishes the authority, duties or responsibilities of the executive or the supervisor to whom the executive is required to report; (c) materially diminishes the budget over which the executive has authority; (d) requires the executive to relocate to an office more than 50 miles outside the city in which such executive is principally based or (e) materially breaches an employment agreement with the executive. Before resigning for Good Reason, the executive generally must give Interpublic notice and an opportunity to cure the adverse action.

Qualifying Termination	An involuntary termination of the executive’s employment without Cause or a resignation by the executive for Good Reason.
Change of Control

In general, a Change of Control will be deemed to have occurred if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of more than 50% of the combined voting power of Interpublic’s then outstanding voting securities; (ii) any person, other than Interpublic or any of its subsidiaries, acquires (during a 12-month period) ownership of 30% or more of the combined voting power of Interpublic’s then-outstanding voting securities; (iii) any person acquires 40% or more of Interpublic’s assets (determined based on gross fair market value) or (iv) during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.

Amounts shown in the table under the heading Change of Control are paid upon a Change of Control, without regard to whether the executive’s employment is terminated.

Qualifying Termination following a Change of Control	A Qualifying Termination of an executive employment within two years after a Change of Control.
Death or Disability	Disability is determined in accordance with our policies and procedures based on the facts and circumstances presented.
Retirement	Retirement of an executive is deemed to have occurred upon the executive’s voluntary termination of employment with the Company’s approval after (i) the executive has attained the age of 65 and (ii) has completed 10 years of service with IPG.

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KEYS TO TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL PAYMENTS

Payment	Description
Severance

The severance amount shown as payable to each of the named executive officers in the event of a Qualifying Termination, other than following a Change of Control, is provided for under the terms of the executive’s employment agreement as supplemented by the terms of ESP, except that for Messrs. Roth and Krakowsky, severance benefits following a resignation for Good Reason are payable exclusively under the ESP.

In the event of a Qualifying Termination following a Change of Control, the severance amount shown for each of the named executive officers is provided for under the terms of the executive’s Change of Control Agreement.

Bonus

Mr. Mergenthaler’s employment agreement provides for a bonus payment in the event of a Qualifying Termination, other than following a Change of Control.

Mr. Krakowsky’s employment agreement provides that he is eligible for consideration for a bonus if Interpublic terminates his employment without Cause, other than following a Change of Control, but does not provide for a bonus payment if he resigns for Good Reason.

Mr. Bonzani and Ms. Johnson’s respective employment agreements provide that she is eligible for consideration for a bonus if Interpublic terminates her employment without Cause or if she resigns for Good Reason.

In the event of a Change of Control, each named executive officer is entitled to a bonus payment under the 2014 PIP at the executive’s target level (without regard to whether his employment terminates).

In the event of a termination of employment due to death or disability, the bonus amount shown for each of the named executive officers is payable under the 2014 PIP, which provides that award is pro-rated based on the time elapsed and the performance-level achieved. In the case of death, achievement of the performance objectives is determined based on actual performance through the date of death and estimated performance for the rest of the performance period. In the case of disability, achievement is measured based on actual performance through the end of the performance period.

Long-Term Incentives

Under the Interpublic’s Performance Incentive Plans:

•   In the event of termination due to death or disability:

-   Restricted stock vests on a pro-rata basis; and

-   Performance shares and performance cash vest on a pro-rata basis based on the time elapsed and the performance level achieved, unless employment terminates within 12 months of the grant date (in which case the entire award is forfeited). In the case of death, achievement of the performance objectives is determined based on actual performance through the date of death and estimated performance for the rest of the performance period. In the case of disability, achievement is measured based on actual performance through the end of the performance period.

•   Interpublic’s Performance Incentive Plans provide in the event of a Qualifying Termination following a Change of Control:

•   An executive will be entitled to payments for the following awards, each valued as of the date of the Change of Control:

-   Restricted stock; and

-   Performance shares and performance cash at the target performance level.

Mr. Krakowsky’s employment agreement provides that if his employment is terminated involuntarily without cause (but not in the event of resignation for Good Reason), his restricted stock will continue to vest during his severance period.

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Payment	Description

Ms. Johnson’s employment agreement provides that if her employment is terminated involuntarily without cause or if she resigns for Good Reason, her incentive, stock option and equity plan awards will continue to vest during her severance period.

In the event of retirement termination due to retirement, Mr. Roth’s 2018 (i) restricted stock award vests on a pro-rata basis and (ii) performance share and performance cash awards vest on a pro-rata basis based on the time elapsed and the actual performance level achieved through the performance period.

Notwithstanding the foregoing, the Compensation & Leadership Talent Committee has discretion to accelerate vesting of any award granted under the 2009 PIP, if the named executive officer’s employment terminates at least 12 months after the date of grant.

Pension/Deferred Compensation

The amounts shown as payable under the CAP in the event of (i) a termination of employment for Cause or a voluntary termination without Good Reason or (ii) death or disability reflect the account balance as of December 31, 2018. The amounts shown as payable under the SERIP in these events reflect the sum of the 15 annual payments that would be due starting at age 60 (or 2 years after termination, if later) as of December 31, 2018.

The amounts shown as payable under the CAP and SERIP in the event of a Qualifying Termination or a Qualifying Termination following a Change of Control reflect the total amounts payable after applying the additional credits and vesting through the applicable severance period. In the event of a termination within 2 years after a Change of Control, (i) the amount shown for the SERIP will be paid in a lump sum at the then vested value of the future payments and (ii) the amount shown for the CAP will be paid in a lump sum.

The amounts shown as payable under Mr. Krakowsky’s ESBA, other than in the event of death, reflect amounts accrued as of December 31, 2018, which would be paid in annual installments of $50,000 per year. In the event of termination due to death, Mr. Krakowsky would receive 15 annual payments of $245,000 each.

Welfare Benefits

The medical, dental and vision benefits shown as payable upon a Qualifying Termination, other than following a Change of Control, are generally provided under the executive’s employment agreement and the ESP.

The medical, dental and vision benefits shown as payable in the event of a Qualifying Termination following a Change of Control are provided under the executive’s Change of Control Agreement.

Messrs. Roth’s, Mergenthaler’s, and Krakowsky’s and Ms. Johnson’s 401(k) benefit, and Mr. Krakowsky’s and Ms. Johnson’s life insurance premium benefit, are provided under their respective employment agreements.

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ESTIMATED TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL PAYMENTS

The following table shows amounts each named executive officer would be entitled to receive had the employment of such executive officer terminated on December 31, 2018, by reason of the listed triggering events.

Name		Termination for Cause or Voluntary Termination Without Good Reason ($)	Qualifying Termination ($)	Death/ Disability ($)	Retirement ($)	Qualifying Termination following a Change of Control ($) (3)
Michael Roth	Severance	0	3,000,000	0	0	18,000,000
	Bonus	0	0	5,800,000	0	4,500,000
Long Term Incentive:	Performance Shares	0	0	7,725,327	1,090,331	12,536,583
	Performance Cash	0	0	4,057,376	1,965,250	8,750,000
	Restricted Stock	0	0	3,731,196	848,194	7,795,458
Benefits:	Med/Dental/Vision	0	39,346	0	0	59,019
	401(k) Match	0	13,695	0	0	13,695
Pension (1) / Def Comp (2)
Frank Mergenthaler	Severance	0	1,650,000	0	0	5,500,000
	Annual Bonus	0	3,300,000	2,075,000	0	1,650,000
Long Term Incentive:	Performance Shares	0	0	1,839,359	0	2,984,893
	Performance Cash	0	0	966,042	0	2,083,333
	Restricted Stock	0	0	1,407,662	0	2,705,067
	Restricted Cash	0	0	0	0	1,275,000
Benefits:	Med/Dental/Vision	0	29,912	0	0	39,876
	401(k) Match	0	13,695	0	0	13,695
Def Comp (2)					0
Philippe Krakowsky	Severance	0	1,875,000	0	0	6,250,000
	Annual Bonus	0	1,875,000	2,900,000	0	1,875,000
Long Term Incentive:	Performance Shares	0	0	2,111,064	0	4,221,146
	Performance Cash	0	0	1,115,224	0	2,250,000
	Restricted Stock	0	2,655,908	1.407.662	0	2,850,509
	Restricted Cash	0	0	0	0	1,500,000
Benefits:	Med/Dental/Vision	0	42,757	0	0	56,867
	401(k) Match	0	13,695	0	0	13,695
	Life Insurance	0	1,345	0	0
Pension (1) / Def Comp (2)
Andrew Bonzani	Severance	0	1,200,000	0	0	3,040,000
	Annual Bonus	0		900,000	0	720,000
Long Term Incentive:	Performance Shares	0	0	919,663	0	1,128,812
	Performance Cash	0	0	471,946	0	1,041,666
	Restricted Stock	0	0	566,474	0	1,015,924
	Restricted Cash	0	0	0	0	750,000
Benefits:	Med/Dental/Vision	0	42,757	0	0	56,867
	401(k) Match	0		0	0	9,570
Def Comp (2)					0
Ellen Johnson	Severance	0	625,000	0	0	2,187,500
	Annual Bonus	0	468,750	700,000	0	468,750
Long Term Incentive:	Performance Shares	0	239,267	367,992	0	626,059
	Performance Cash	0	125,000	193,208	0	450,000
	Restricted Stock	0	119,633	177,784	0	177,784
	Restricted Cash	0	0	0	0	100,000
Benefits:	Med/Dental/Vision	0	41,589	0	0	83,178
	401(k) Match	0	13,695	0	0	13,695
	Life Insurance	0	1,345	0	0	13,695
Def Comp (2)					0

(1)	The payment Mr. Roth is entitled to receive under the SERIP is described in detail on page 50, under the heading “Pension Benefits – The Interpublic Senior Executive Retirement Income Plan”.

Interpublic Group 2019 Proxy Statement	59

Executive Compensation

The payment Mr. Krakowsky is entitled to receive under his ESBA is described in detail on page 50, under the heading “Pension Benefits –Executive Special Benefit Agreement”.

(2)

The payments each named executive officer is entitled to receive under the CAP is set forth on page 51 in the Non-Qualified Deferred Compensation table under the column heading “Aggregate Balance FYE.”

Each of the named executive officers is entitled to the following additional amounts under the CAP in the event such named executive officer is terminated pursuant to either (i) a Qualifying Termination or (ii) a Qualifying Termination following a Change of Control.

Name	Qualifying Termination ($)	Qualifying Termination following a Change of control ($)
Mr. Roth	995,640	1,513,598
Mr. Mergenthaler	320,852	563,603
Mr. Krakowsky	186,914	350,761
Mr. Bonzani	56,916	109,705
Ms. Johnson	103,652	159,415

(3)	Some benefit payments shown in the table below may be reduced if necessary to avoid adverse tax consequences to the executive under Section 280G of the Internal Revenue Code.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the 2018 annual total compensation of our Chairman & CEO and the median of the annual total compensation of our employees (other than the Chairman & CEO).

For 2018, our last completed fiscal year:

•	The annual total compensation of our Chairman & CEO was $16,970,730 and

•	The median of the annual total compensation of our employees (other than our Chairman & CEO was $73,494.

Based on this information, for 2018, we estimate the ratio of the annual total compensation of our Chairman & CEO to the median of the annual total compensation of all employees to be 231:1.

As permitted by SEC rules, we used the median employee identified in 2017 for purposes of calculating our 2018 pay ratio. We believe our use of last year’s median employee is appropriate because no change has occurred in our employee population or our employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

We identified our median employee for the 2017 pay ratio analysis (utilized again for 2018) using the methodology and the material assumptions, adjustments, and estimates described below.

•	We determined that, as of October 1, 2017, our employee population of full-time, part-time and temporary employees consisted of over 49,000 individuals working at our parent company and worldwide-consolidated subsidiaries. As permitted by disclosure rules, we excluded from our employee population the 2,633 employees who were added to our payroll through the acquisition of Acxiom in October 2018. These employees will be included in the analysis as part of the 2020 Proxy Statement reflecting compensation in 2019.

•	To identify the “median employee” from our employee population, we first determined the amount of each employee’s “earnings” for the period January 1, 2017 through October 1, 2017. For this purpose, earnings refers to the employee’s base salary and bonus, if any, paid during the foregoing period. Base salary earnings for any full-time and part-time employees who were hired after January 1, 2017 were annualized to October 1, 2017 (to reflect 9 months of earnings). Earnings of employees outside of the U.S. were converted to U.S. dollars using the Company’s October 2017 monthly currency exchange rates.

•	We then identified our median employee from our employee population by arraying and sorting the employees by the foregoing earnings measure and choosing the employee ranked in middle of the population.

•	The annual total compensation for our Chairman & CEO represents the amount reported for our Chairman & CEO in the “Total” column of our 2018 Summary Compensation Table included on page 43 of this Proxy Statement.

•	The annual total compensation of our median employee was calculated based on the same methodology to determine our named executive officers’ compensation disclosed in our 2018 Summary Compensation Table.

60	Interpublic Group 2019 Proxy Statement

OUTSTANDING SHARES AND OWNERSHIP OF COMMON STOCK

Outstanding Shares

The outstanding capital stock of Interpublic at the close of business on March 28, 2019, the record date for the Annual Meeting consisted of 386,949,401 shares of Common Stock. Only the holders of Common Stock on the record date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of stockholders at the meeting.

Share Ownership of Certain Beneficial Owners

The following table sets forth information concerning direct and indirect beneficial ownership of Common Stock as of December 31, 2018 by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
The Vanguard Group, Inc (2) 100 Vanguard Blvd. Malvern, PA 19355	42,016,297	10.93%
BlackRock, Inc (3) 55 East 52nd Street New York, NY 10055	41,701,134	10.8%
FMR LLC (4) 245 Summer Street Boston, MA 02210	31,458,057	8.184%
Massachusetts Financial Services Company (5) 111 Huntington Avenue, Boston, MA 02199	26,486,018	6.9%

(1)

The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership of the security within 60 days.

(2)

This disclosure is based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2019, in which Vanguard reported that it is an investment manager that has sole voting power with respect to 445,823 shares of Common Stock, shared voting power with respect to 98,337 shares of Common Stock, sole dispositive power with respect to 41,472,644 shares of Common Stock and shared dispositive power with respect to 543,653 shares of Common Stock.

(3)

This disclosure is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 31, 2019, in which it reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 38,031,411 shares of Common Stock and sole dispositive power with respect to 41,701,134 shares of Common Stock.

(4)

This disclosure is based on a Schedule 13G/A filed by FMR, LLC with the SEC on February 13, 2019, in which it reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 3,686,191 shares of Common Stock and sole dispositive power with respect to 31,458,057 shares of Common Stock.

(5)

This disclosure is based on a Schedule 13G/A filed by Massachusetts Financial Services Corp. with the SEC on February 13, 2019, in which it reported that it is an investment advisor that has sole voting power with respect to 25,311,685 shares of Common Stock and sole dispositive power with respect to 26,486,018 shares of Common Stock.

Interpublic Group 2019 Proxy Statement	61

Outstanding Shares and Ownership of Common Stock

Share Ownership of Management

The following table sets forth information concerning the direct and indirect beneficial ownership of the Common Stock as of March 28, 2019 by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner	Common Stock Ownership	Options Exercisable Within 60 Days	Total (1)(2)
Andrew Bonzani	83,702	0	83,702
Jocelyn Carter-Miller	26,405	0	26,405
H. John Greeniaus	77,558	0	77,558
Mary J. Steele Guilfoile	96,124	0	96,124
Dawn Hudson	48,505	0	48,505
Ellen Johnson	35,258	0	35,258
William T. Kerr	145,765	0	145,765
Philippe Krakowsky	267,633	0	267,633
Frank Mergenthaler(3)	286,863	0	286,863
Henry S. Miller	37,664	0	37,664
Jonathan F. Miller	32,664	0	32,664
Patrick Q. Moore	8,362	0	8,362
Michael I. Roth(4)	1,235,925	1,606,061	2,841,986
David M. Thomas	110,018	0	110,018
E. Lee Wyatt	8,362	0	8,362
Other executive officers	120,052	0	120,052
All directors and executive officers as a group ( 17 persons)	2,620,860	1,606,061	4,226,921

(1)

The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days, for example through the exercise of a stock option that is exercisable or that will become exercisable within 60 days. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under the 2014 PIP, 2009 PIP and the 2009 Directors’ Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares indicated as beneficially owned.

(2)

No individual identified in the table had beneficial ownership of more than 1% of the outstanding shares of Common Stock as of March 28, 2019. Interpublic’s directors and executive officers as a group had beneficial ownership of 1.09% of the outstanding shares of Common Stock.

(3)	Includes 101,933 shares held in a family trust.

(4)	Includes 500,000 shares held in a family trust.

No executive officer or director of Interpublic has pledged any shares of Common Stock as security.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Interpublic’s directors and executive officers and persons who beneficially own more than 10 percent of any class of its equity securities to file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of Interpublic’s equity securities.

Based solely on our review of the copies of such reports furnished to us by the Company’s directors and executive officers for the year ended December 31, 2018, and on the written representations made by such persons that no other reports were required, we believe that each of Interpublic’s directors and executive officers timely filed all required reports.

62	Interpublic Group 2019 Proxy Statement

ITEM  4 PROPOSAL TO ADOPT THE INTERPUBLIC GROUP OF COMPANIES, INC. 2019 PERFORMANCE INCENTIVE PLAN

On March 27, 2019, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan (the “Plan”), subject to approval by our stockholders at this Annual Meeting. The Plan would replace the 2014 Performance Incentive Plan (the “2014 PIP”) and the 2009 Non-Management Directors’ Stock Incentive Plan (the “2009 NMD Plan”) and would apply to awards granted to employees and directors on or after the date of our Annual Meeting. In this proposal, the 2014 PIP and 2009 NMD Plan are referred to collectively as the Prior Plans.

The adoption of the Plan is required in order to enable Interpublic to continue to provide equity-based incentive compensation to Non-Management Directors. The Plan also will assist Interpublic further to align the interests of participating employees and Non-Management Directors with the interests of stockholders, closely link employee and

Non-Management Director compensation with Interpublic’s performance and maintain high levels of employee stock ownership. Interpublic strongly believes that the emphasis of the Plan on employee stock ownership and performance-based compensation will play an integral role in Interpublic’s future success. Therefore, the approval of the Plan is important.

The Plan provides an essential component of the total compensation package offered to key employees and Non-Management Directors. It reflects the importance placed by Interpublic on motivating employees and Non-Management Directors to achieve superior results over a long term and paying employees and Non-Management Directors based on that kind of achievement. The Plan will also assist Interpublic to attract and retain key employee talent and Non-Management Directors. See Compensation Discussion and Analysis on page 22.

KEY PLAN FEATURES

PROVISIONS DESIGNED TO PROTECT STOCKHOLDER

INTERESTS

Among the key features of the Plan, which the Board of Directors believes reflect Interpublic’s strong commitment to sound compensation and governance practices, are the following:

•	The administration of the Plan for employees, by the Compensation Committee, which is comprised solely of Non-Management Directors who qualify as independent under the rules of the NYSE, and (2) for Non-Management Directors, by the Corporate Governance Committee;

•	Limit on shares available for grants of awards, including a cap on total grant date value of the compensation opportunity, for Non-Management Directors;

•	No more than 5% of the shares available for awards under the Plan may be covered by awards with scheduled vesting periods of less than one year (subject to a special rule for awards to Non-Management Directors that vest upon the next annual stockholder meeting). This rule does not restrict accelerated or continued vesting in connection with retirement, death, disability, or Change of Control, or under circumstances that the Administrator determines to be in the Company’s best interest (each as described below);

•	Prohibitions of stock option repricings and exchanges (without stockholder approval), discounted stock options, reload stock options, and loans to Plan participants;
•	Maximum term for stock options and stock appreciation rights is 10 years;

•	No “evergreen” provision to automatically increase the number of shares issuable under the Plan; and

•	“Double-trigger” requirement to accelerate vesting due to a Change of Control.

If the Plan is approved by stockholders at the Annual Meeting, no further awards will be made under the 2014 PIP or 2009 NMD Plan, except to the extent required to settle awards then outstanding. If the Plan is not approved by stockholders, the 2014 Plan will remain in effect in accordance with its terms and the 2009 NMD Plan will expire on May 31, 2019.

To protect stockholder interests from the potential dilutive impact of equity awards, Interpublic actively manages its program to effectively use its equity plan resources. Interpublic generally limits the issuance of stock to (1) those positions deemed critical to Interpublic’s future success, (2) individuals whose personal performance makes them highly valuable to Interpublic, and (3) key new hires. As a result, equity awards are generally granted to senior level individual contributors and management across all Company functions as well as to Non-Management Directors. For more information regarding the potential dilutive impact of Interpublic’s equity awards and the 2019 Plan, please see the discussion under “Equity Overhang” and “Burn Rate” below.

Interpublic Group 2019 Proxy Statement	63

Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

DETERMINATION OF THE SHARES AVAILABLE UNDER THE PLAN

In order to decide upon a number of the Plan features, the Compensation Committee consulted Meridian Compensation Partners LLC (“Meridian”), its independent compensation consultants. Meridian examined various factors, including our burn rate, and performed an overhang analysis. The Compensation Committee considered Meridian’s analysis and advice in reaching its decision on the total number of shares to include in the Plan.

The number of shares available for grants of all equity awards under the Plan will be 27 million shares plus the following shares subject to outstanding awards as of May 23, 2019 under any Prior Plans (as defined below) but not issued: (a) shares that are forfeited or otherwise not issued due to termination of employment or expiration of an option or stock appreciation right, (b) shares subject to full-value awards that were accounted for in shares but are settled in cash, (c) shares that are surrendered or withheld from share-settled full-value awards to satisfy withholding of taxes, and (d) shares subject to outstanding performance share awards, to the extent that number of shares issued was less than the target number; this number is subject to adjustment as described below. Any shares authorized but not subject to then-outstanding awards under the Prior Plans will be extinguished under those plans upon approval of the Plan. Prior Plans means the 2014 PIP and the 2009 NMD Plan.

The Board believes this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees and Non-Management Directors to increase the value of Interpublic for all stockholders.

While future needs will depend on actual grant practices, potential future hires, the price of the Common Stock and actual performance and resulting payouts under performance based awards, the Board currently believes that the shares of Common Stock authorized for issuance under the Plan will be sufficient to meet Interpublic’s incentive compensation needs for approximately a five-year period.

EQUITY OVERHANG

Following the annual employee long-term incentive grants for 2019 (described under “Shares Subject to Outstanding Awards” below), there were a total of 12,915,210 shares available for grant of new awards under the 2014 PIP and 141,313 shares available for grant of new awards under the 2009 NMD Plan. All of these available shares will be extinguished upon approval of the 2019 Plan.

If approved, the 27 million shares available under the Plan would represent approximately 6.98% of the 386,949,401 shares of common stock outstanding as of March 28, 2019. Assuming the approval of the Plan and the extinguishment of the 12,915,210 shares from the 2014 PIP and the 141,313 shares from the 2009 NMD Plan, the potential equity overhang from all stock incentives granted and available to employees and directors would be approximately 10.09%.

If the 2019 PIP is not approved, the current equity overhang under the 2014 PIP will be approximately 6.45%.

Overhang is defined as the sum of:

•	outstanding stock options, plus

•	outstanding full-value awards, including performance shares and restricted stock grants; plus,

•	the number of shares available for future grant under the Prior Plans, divided by the sum of:

•	386,949,401 (the total outstanding shares of common stock as of March 28, 2019), plus

•	all shares in the numerator.

Shares Subject to Outstanding Awards

On February 28, 2019, we made our annual long-term incentive grants for 2019 under the 2014 PIP. Following such grants, as of March 28, 2019, the total options and shares outstanding under the 2014 PIP were 11,914,415. Such grants are not reflected in the Equity Compensation Plan Information table on page 71 of this proxy statement.

Burn Rate

The Compensation Committee and the Board also considered the burn rate with respect to the equity awards. The burn rate is the total equity awards we granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. Our three-year average burn rate of 1.16% for the time period from 2016 to 2018 is consistent with the median burn rate of 1.20% for Russell 3000 companies in fiscal year 2018 (source: ISS Analytics). We will continue to monitor our equity use in future years to ensure our burn rate is maintained within competitive market norms.

64	Interpublic Group 2019 Proxy Statement

Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

DESCRIPTION OF THE PLAN

The text of the Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

PURPOSES OF THE PLAN

The purposes of the Plan are to promote the interests of Interpublic by enabling Interpublic to:

•	attract, retain, and motivate talented employees and Non-Management Directors,

•	provide the participants in the Plan with cash and equity-based incentives tied to the achievement of business, financial and strategic objectives of Interpublic and its subsidiaries and affiliates, and

•	provide the participants in the Plan with incentives and opportunities tied to Interpublic’s Common Stock.

ADMINISTRATION

For employees, the Plan is administered by the Compensation Committee, and for Non-Management Directors, the Plan is administered by the Corporate Governance Committee (each an “Administrator”). The Administrator’s powers include the powers to designate participants in the Plan, to determine the nature and size of awards, and to interpret the Plan (including to correct defects, remedy omissions and resolve ambiguities and inconsistencies).

The Administrator is authorized to delegate its authority under the Plan to the extent permitted by applicable law to one or more of its members or to one or more persons other than its members, except that (i) no such delegation of authority is permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act and (ii) any award granted to a person to whom authority is delegated must be granted directly by the Administrator. Pursuant to this authority, the Administrator has delegated certain responsibilities and authority to Interpublic’s Management Human Resources Committee (a committee comprised of senior officers of Interpublic), Interpublic’s chief executive officer, and Interpublic’s Global Executive Compensation Lead. To the extent the Administrator’s authority has been (or is in the future) delegated, references in this summary to the Administrator include the Administrator’s designee.

ELIGIBILITY

Any employee of Interpublic, or any of its subsidiaries or affiliates (defined generally to include any corporation or other entity in which Interpublic directly or indirectly owns at least a 40% interest) that the Administrator determines to be responsible for, or able to contribute to, the growth, profitability, and success of Interpublic is eligible to participate in the Plan. Approximately 900 employees of Interpublic and its subsidiaries and affiliates will be eligible to participate in the Plan. In addition, ten Non-Management Directors are eligible to participate in the Plan.

SHARES AVAILABLE FOR AWARDS

The Board has reserved a maximum of 27,000,000 shares (subject to adjustment as described below) for issuance pursuant to stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance shares and other stock-based awards under the Plan.

In addition to the number of shares described in the preceding sentence, the following shares subject to outstanding awards under the Prior Plans as of May 23, 2019, but not issued, will become available for issuance under the Plan: (a) shares that are forfeited or otherwise not issued due to termination of employment, (b) shares underlying options and SARs that expire, (c) shares subject to full-value awards that were accounted for in shares but are settled in cash, (d) shares surrendered or withheld from any share-settled full-value award to satisfy withholding of taxes, and (e) shares subject to outstanding performance share awards, to the extent that number of shares issued was less than the target number; this number is subject to adjustment as described below. Of the maximum number of shares available for issuance under the Plan, no more than 2,700,000 shares may be the subject of incentive stock option awards in any calendar year.

In determining at any time the number of shares of Common Stock available in the respective share pools for future awards under the Plan, the following rules will apply:

•	Except as provided below for options and SARs, the number of shares covered by an award will count against the respective limitations on the number of shares available for awards under the Plan only to the extent that the shares are actually issued.

•	If (i) an award terminates, lapses, is canceled, or is forfeited without the issuance of such shares, or (ii) shares are surrendered or withheld from a share-settled award other than an option or SAR to satisfy withholding of taxes, then the shares covered by the terminated, lapsed, canceled, or forfeited award, and the shares surrendered or withheld, will be available again for future awards.

[1]	IPG to insert number of eligible employees.

Interpublic Group 2019 Proxy Statement	65

Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

•	For each option and SAR, the full number of shares with respect to which the award is exercised (before reduction for the exercise price or withholding) will count against the shares available for award under the Plan.

In addition, any shares of Common Stock underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Interpublic or one of its subsidiaries or affiliates or with which Interpublic or one of its subsidiaries or affiliates combines, will not be counted against the number of shares of Common Stock available for awards under the Plan, unless required by law or regulation.

The shares of Common Stock issuable under the Plan may be either (i) authorized but unissued shares or (ii) shares held in treasury and not reserved for some other purpose.

Shares issued to settle awards granted under a Prior Plan that were accounted for in shares will not count toward the shares available under the Plan.

TYPES OF AWARDS

The following types of awards may be made to eligible employees under the Plan:

•	stock options and stock appreciation rights (“SARs”),

•	restricted stock,

•	restricted stock units (“RSUs”),

•	performance shares, performance units, and other stock-based awards,

•	performance cash,

•	dividend equivalents, and

•	shares in lieu of cash.

The selection of employees and Non-Management Directors to receive awards, the type and amount of an award, and the terms and conditions of an award all are matters that are determined in the sole discretion of the Administrator (or its designee).

No more than 5% of the aggregate number of shares available for issuance under the Plan may be covered by Awards that specify a vesting date before the first anniversary of the date of grant; this rule does not restrict acceleration of vesting as described below under “Unvested Awards Upon Termination of Employment or Service” and “Double Trigger Change of Control.” For Awards granted to Non-Management Directors in conjunction with an annual meeting of Interpublic’s stockholders, the one-year requirement will be deemed satisfied if the vesting date is on or after the next annual meeting of the Interpublic’s stockholders, so long as such next meeting is at least 50 weeks after the grant date.

In any calendar year, no individual Non-Management Director will be granted Awards that, taken together with the Non-Management Director’s cash compensation for services rendered to Interpublic during the calendar year, have a value on the date of grant that exceeds $1,000,000.

Stock Options and Stock Appreciation Rights Stock options granted under the Plan may be either incentive stock options (“ISOs”) that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not intended to meet such requirements (“non-qualified stock options”). In any calendar year, no employee may receive stock options and SARs with respect to more than 2,000,000 shares of Common Stock (adjusted as described under the heading “Adjustments,” below). The Plan prohibits the Administrator from granting any stock option with a so called “reload” feature (under which the holder of a stock option is automatically granted additional stock options to the extent the holder tenders shares of Common Stock to pay the exercise price of the stock option or to satisfy tax withholding obligations associated with the exercise).

The exercise price of a stock option, and the grant price of a SAR, may not be less than 100% of the fair market value (as defined in the Plan) of the Common Stock on the date of the grant. The term of a stock option or SAR may not be longer than 10 years. Each stock option and SAR may be exercised at such times and subject to such terms and conditions as the Administrator may specify at the time of the grant or thereafter.

Restricted Stock Restricted stock is Common Stock that is subject to forfeiture and may not be transferred (i.e., not vested) until the satisfaction of such terms and conditions as the Administrator may determine. The conditions may be employment or service-based, performance-based, or both. Employment or service-based awards of restricted stock vest if the holder completes a period of employment or service designated by the Administrator. Performance-based awards vest only to the extent that performance objectives established by the Administrator are attained. The period during which restricted stock is subject to forfeiture (and may not be transferred) is referred to as the “restricted period.”

In any calendar year, no employee may be granted performance-based awards of restricted stock and restricted stock units (described below) relating in the aggregate to more than 2,000,000 shares of Common Stock (adjusted as described under the heading “Adjustments,” below).

Subject to such terms, conditions, and restrictions as may be imposed by the Administrator, the holder otherwise has absolute ownership of the restricted shares during the restricted period, including the right to vote and receive dividends on the shares.

66	Interpublic Group 2019 Proxy Statement

Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

Restricted Stock Units A restricted stock unit is a contractual right to receive shares of Common Stock, cash, or a combination of both, as determined by the Administrator, that is based on the fair market value of a share of Common Stock and that becomes vested and payable upon the attainment of conditions established by the Administrator. Vesting may be employment or service-based, performance-based, or both. Employment or service-based awards of restricted stock units vest if the holder completes a period of employment or service designated by the Administrator. Performance-based awards of restricted stock units vest to the extent that performance objectives established by the Administrator are attained. The period before a restricted stock unit becomes vested is referred to as the “restricted period.”

In any calendar year, no employee may be granted performance-based awards of restricted stock and restricted stock units relating in the aggregate to more than 2,000,000 shares of Common Stock (adjusted as described under the heading “Adjustments,” below).

The holder of a restricted stock unit has no ownership interest in the shares of Common Stock to which the restricted stock unit relates unless and until a payment in respect thereof is made in shares of Common Stock.

Performance Shares, Performance Units, and Other Stock-Based Awards Performance shares and performance units represent a contractual right of the holder to receive shares of Common Stock or a cash payment, where the number of shares or amount of cash depends upon the extent to which performance objectives established by the Administrator are achieved, and vesting is conditioned on completing a specified period of employment or service. The Administrator may also grant other types of stock-based awards not otherwise described by the terms of the Plan.

The number of performance shares, performance units, and other stock-based awards granted to a participant, the applicable performance objectives, the performance period and all other terms and conditions of a performance share, performance unit, or other stock-based award are determined in the discretion of the Administrator. Performance shares, performance units, and other stock-based awards may be settled in cash, shares of Common Stock or a combination of cash and shares, as determined by the Administrator. In any calendar year, no employee may be granted performance shares, performance units, and other stock-based awards in the aggregate to more than 2,000,000 shares of Common Stock (adjusted as described under the heading “Adjustments,” below).

Performance Cash Awards Performance cash grants represent a contractual right of the holder to receive a dollar amount, where the amount depends upon the extent to which performance objectives established by the

Administrator are achieved, and vesting is conditioned upon completing a specified employment or service period. Performance cash awards may be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Administrator. The value of the performance cash award, the applicable performance objectives, the performance period and all other terms and conditions of a performance cash grant are determined in the discretion of the Administrator. In any calendar year, no employee may be granted performance cash awards in an amount of more than $10 million.

Criteria for Performance Based Awards Subject to the other terms of the Plan, the Administrator may condition the grant, retention, issuance, payment, release, vesting or exercisability of any award, in whole or in part, upon the achievement of performance objectives during one or more specified performance periods. The performance objectives will be selected by the Administrator in its discretion and may be based on any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the performance of (i) Interpublic, (ii) a subsidiary of Interpublic, (iii) an affiliate of Interpublic, (iv) a division or unit of Interpublic or any subsidiary or any affiliate of Interpublic, (v) an office, group of agencies, or all or part of any agency system of Interpublic, or (vi) any combination of the foregoing, over a period established by the Administrator, as measured either in absolute terms or in comparison with the performance of other companies:

•	adjusted net income, earnings per share (basic or diluted),

•	operating income, operating income growth, or operating profit after tax,

•	net operating profit,

•	gross or operating margins,

•	operating efficiency,

•	revenue or revenue growth,

•	organic revenue growth,

•	return on equity,

•	share price (including growth measures and total stockholder return),

•	cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

•	earnings before interest, taxes, depreciation and/or amortization,

•	net earnings or net income (before or after taxes),

•	net sales or revenue growth,

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Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

•	return measures (including return on assets, capital, invested capital, equity, sales, or revenue),

•	productivity ratios,

•	expense targets,

•	market share,

•	customer satisfaction,

•	working capital targets,

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital), or

•	any other criteria selected by the Administrator.

Dividend Equivalents The Administrator in its sole discretion is authorized grant dividend equivalents to participants with outstanding share awards (other than stock options or SARs), entitling such participants to receive payments (in cash or shares of Common Stock) equivalent to the amount of cash or share dividends paid by Interpublic to holders of Common Stock. Dividend equivalents will be subject to the same vesting conditions that apply to the underlying share award.

Shares in Lieu of Cash The Administrator may award shares of Common Stock in lieu of all or part of any compensation that otherwise is payable in cash to an employee by Interpublic or any of its subsidiaries or affiliates. If shares of Common Stock are issued in lieu of cash, the fair market value (as defined in the Plan) of the shares to be issued must not exceed the amount of cash otherwise payable.

OTHER KEY PROVISIONS

Foreign Benefits

The Administrator may grant awards to employees of Interpublic and its subsidiaries and affiliates who reside in jurisdictions outside the United States. The Administrator may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no award may be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

Unvested Awards Upon Termination of Employment or Service

Except as otherwise provided in the applicable Award Agreement (as defined in the Plan), if the employment or service of the holder of an award terminates for any reason, any portion of the award that is not vested (or does not become vested under the terms of the Plan) will be forfeited unless the Administrator determines otherwise in its sole discretion; and if employment is terminated for cause, even the vested portion is subject to forfeiture. For awards granted to employees, the administrator has discretion to accelerate vesting, or to allow continued vesting after employment, to the extent the Administrator determines to be in the best interest of the Company, including in connection with death, disability, a Change of Control (subject to the restrictions described below under “Double-Trigger Change of Control”), involuntary termination without cause, resignation for good reason, or retirement. Also, the Company may allow continued vesting after employment terminates while the employee remains on the Company’s payroll (e.g., during a period of severance). For awards granted to Non-Management Directors, the Administrator may accelerate vesting (or allow continued vesting) only upon termination due to death or disability. If the employment or service of the holder of an award terminates for cause (as defined in the Plan or Award Agreement), all of his or her outstanding awards will be canceled unless the Administrator provides otherwise in the applicable Award Agreement.

Non-transferability

No award may be assigned, transferred, or subject to a lien, except by will or by the laws of descent and distribution, or as required by law; provided that the Administrator has discretion to allow an option to be transferred to a member of the participant’s immediate family or to a trust, partnership, corporation, or similar vehicle, the parties in interest in which are limited to the participant and members of the participant’s immediate family.

Double-Trigger Change of Control

The Administrator may include provisions in any Award Agreement relating to a Change of Control, including the acceleration of the vesting, delivery or exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards, or conversion of a stock-settled award to a cash-settled award; provided that acceleration of vesting, delivery or exercisability of, or the lapse of restrictions on, any outstanding Award is not permitted unless (in addition to any other conditions set forth in the Award Agreement):

•	the Change of Control actually occurs; and

•	the recipient’s employment or service terminates without Cause, under circumstances specified in the Award Agreement. The circumstances specified in award agreements granted in 2019 are involuntary termination by Interpublic and, for employees with “good reason” rights (including the named executive officers), resignation for good reason.

“Change of Control,” “Cause” and “Good Reason” are defined in the Plan and, unless the Award Agreement indicates otherwise, generally have the same meanings set forth above under Executive Compensation — Potential Payments Upon

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Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

Termination or Change of Control. For Non-Management Directors, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware Law.

Adjustments

Upon the occurrence of a “corporate transaction” that affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Administrator shall, in such manner as the Administrator deems equitable, adjust any or all of (i) the number and kind of shares that thereafter may be made the subject of awards, (ii) the number and kind of shares that are subject to outstanding awards, and (iii) the grant, exercise, or conversion price of any award. In addition, the Administrator may make provisions for a cash payment (in lieu of stock) to a participant or other person holding an outstanding award. For this purpose, a “corporate transaction” generally means a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

Repricing and Exchange of Options

Except adjustments to preserve, or prevent the enlargement of, benefits of a participant in the Plan in connection with a corporate transaction (as defined above), the Administrator is not permitted to reprice or exchange stock options without the approval of Interpublic’s stockholders.

Amendment of the Plan

The Board of Directors or the Administrator may amend, suspend, or terminate the Plan, or any portion thereof, at any time; provided that the amendment will require stockholder approval if (i) stockholder approval is required by law, regulation, a stock exchange listing requirement or a provision of the Plan or (ii) the amendment would increase the number of shares of Common Stock available for awards under the Plan, other than in connection with a corporate transaction as described above. Without the written consent of an affected participant, no termination, suspension, or modification of the Plan may adversely affect any right of such participant under the terms of an award granted before the date of such termination, suspension, or modification.

Clawback

All awards granted under the Plan will be subject to any incentive compensation, clawback, or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board), in each case as may be amended from time to time.

Use of Proceeds

All proceeds received by Interpublic from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

Governing Law

The Plan will be governed by the laws of the State of New York to the extent not superseded by federal law.

Effective Date and Duration of the Plan

The Plan will become effective on the date that it is approved by Interpublic’s stockholders. No awards may be granted under the Plan after our 2029 annual meeting of stockholders. Upon stockholder approval of the Plan, no further awards may be made under the Prior Plans.

U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of awards under the Plan, based on the current provisions of the Code and the regulations thereunder (with respect to employees who are subject to U.S. income tax), are as set forth below. State, local, foreign, employment, and other taxes (other than U.S. federal income taxes) are not discussed in this document.

Non-Qualified Stock Options The grant of a non-qualified stock option to an employee or director will have no federal income tax consequences to the employee or director or to Interpublic or its subsidiaries or affiliates. In general, upon the exercise of a non-qualified stock option, the employee or director will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company (or subsidiary or affiliate, if applicable) generally will be entitled to a tax deduction in the same amount.

ISOs The grant of an ISO to an employee will have no federal income tax consequences to the employee or to Interpublic or its subsidiaries or affiliates. In general, upon the exercise of an ISO, the employee will not recognize income for federal income tax purposes, and the employer will not be entitled to a federal income tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, (i) any gain realized by the employee upon the disposition of the shares, up to the excess of the fair market value of the shares on the exercise date over the exercise price, generally will be

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Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

treated as ordinary income, (ii) the balance of any gain or any loss will be treated as a capital gain or loss, and (iii) the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Restricted Shares In general, the recipient of restricted shares will recognize ordinary income, and the Company (or subsidiary or affiliate, if applicable) will be entitled to claim a deduction, on the earlier of (a) the date the shares become transferable or (b) the date the shares cease to be subject to a substantial risk of forfeiture. The amount of the recipient’s ordinary income and the employer’s deduction will equal the fair market value of the shares received (less any amount paid for the shares), determined on the recognition date.

The recipient of restricted shares may elect to recognize income when the shares are granted, rather than upon the expiration of the transfer restriction or substantial risk of forfeiture. If the recipient makes this election, the amount of ordinary income, and the amount of the Company’s (or subsidiary’s or affiliate’s) tax deduction, are determined as of the date of grant.

Other Awards With respect to other awards that are settled in shares (assuming the shares are transferable and/or are not subject to a substantial risk of forfeiture), the recipient will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the recipient, and the Company (or subsidiary or affiliate, if applicable) generally will be entitled to a tax deduction in the same amount.

Subject to the special rules described above for ISOs, when an employee or director sells any shares acquired under an award, the employee or director will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee’s (or director’s) basis in the shares. In general, basis in any such shares will equal the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

When a cash payment is made to an employee or director, the employee or director will recognize the amount of the cash payment as ordinary income, and the Company (or subsidiary or affiliate, if applicable) generally will be entitled to a tax deduction in the same amount.

In general, the Company’s (or subsidiary’s or affiliate’s) deduction for certain officers and former officers may not exceed $1 million for any year. This rule applies for compensation paid to the Company’s “covered employees” (chief executive officer, chief financial officer, and three most highly compensated officers). An individual who was a covered employee for any tax year after December 31, 2016, will continue to be a covered employee for all subsequent tax years; the limit also applies for payments (if any) to covered employees’ beneficiaries.

In general, the value of any accelerated vesting or payment or settlement of an award under the Plan that is considered to be contingent on a change of control might be subject to federal tax rules that apply to “parachute payments.” If the present value of all compensation to a “disqualified individual” (any one of a limited class of stockholders, officers, and highly compensated employees) that is contingent on a change of control (as defined in the Code and Treasury regulations) equals or exceeds three times the individual’s “base amount” (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the compensation that is contingent on the change of control over the individual’s base amount, and the employer will be denied a tax deduction for such excess. For purposes of the tax rule, payments outside of the Plan that are contingent on a change of control are added to the value of such compensation payable under the Plan. In any event, any amount that represents reasonable compensation for services actually rendered will not be treated as compensation that is contingent on a change of control.

New Plan Benefits

The selection of employees and Non-Management Directors to receive awards under the Plan will be determined by the Administrator in its discretion. Therefore, the actual awards and value of benefits that will be received under the Plan by any individual or group is not determinable. On March 28, 2019, the closing price of the Common Stock on the New York Stock Exchange was $20.93 per share.

Vote Required

The affirmative vote of a majority of the shares of the Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to approve the Plan.

The Board of Directors recommends a vote for The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan.

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Item 4. Proposal to Adopt the Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan

Equity Compensation Plan Information

The information required by this Item is incorporated by reference to the “Outstanding Shares” section of the Proxy Statement, except for information regarding the shares of common stock to be issued or which may be issued under our equity compensation plans as of December 31, 2018, which is provided in the following table.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1,2,3,4)	Weighted-Average Exercise Price of Outstanding Stock (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (5)
Equity Compensation Plans Approved by Security Holders	11,791,132	10.06	24,868,808
Equity Compensation Plans Not Approved by Security Holders	None

1

Included a total of 1,765,811 outstanding stock options granted under the 2006 Performance Incentive Plan and the 2009 Performance Incentive Plan (the 2009 Plan”). These options are the only instruments taken into account in computing the weighted-average exercise price in column (b) of this table.

2

Included a total of 6,965,939 shares of Common Stock representing the target number of shares issuable under the 2014 Performance Incentive Plan (the “2014 Plan”) following the completion of the 2016-2018 performance period, the 2017-2019 performance period, and the 2018-2020 performance period, respectively.

3	Included a total of 1,115,823 restricted stock awards made under the 2014 Plan.

4	Included a total of 1,943,559 shares of Common Stock issuable pursuant to restricted share units (“Share Unit Awards”) granted under the 2014 Plan, which are settled in shares of Common Stock.

5

Included (i) 15,492,903 shares of Common Stock available for issuance under the 2014 Plan, (ii) 9,234,592 shares of Common Stock available for issuance under the Employee Stock Purchase Plan (2016) and (iii) 141,313 shares of Common Stock available for issuance under the 2009 Non-Management Directors’ Stock Incentive Plan.

Interpublic Group 2019 Proxy Statement	71

ITEM  5 STOCKHOLDER PROPOSAL

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has submitted the following proposal for consideration at the Annual Meeting:

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Supporting Statement

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. These 5 majority votes would have been a higher majority if all shareholders had access to independent proxy voting advice.

An independent Board Chairman is more important at Interpublic since our stock has been flat in the 2-years leading up to the submittal of this proposal. Meanwhile our Chairman, with 16-years long tenure, was busy with a total of 3 directorships and again received the highest negative votes of any Interpublic director. Plus our Lead Director had a long-tenure of 14 years. Long-tenure can impair the independence of a director – no matter how well qualified. Independence is a priceless attribute in a Lead Director.

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company. The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.

Please vote yes:

Independent Board Chairman – Proposal 5

MANAGEMENT STATEMENT IN OPPOSITION

Prior Submissions on this topic

This matter has previously been voted on by our stockholders, at the 2006, 2007, 2016 and 2018 annual meetings and only received the support of 12%, 15%, 19% and 19% of our stockholders, respectively, demonstrating clear approval of our Board leadership structure.

The Board’s existing leadership structure is effective and appropriately flexible

The Board has determined that currently having the combined role of board chair and chief executive officer (“CEO”) provides Interpublic with the most efficient and effective leadership model and serves a number of important goals. The CEO facilitates the flow of information between management and the Board and is best able to keep the Board informed about the advertising and marketing services industry and the global operations of Interpublic and its subsidiaries, regularly consulting with board members in a timely manner about important issues facing Interpublic. The Board also believes that the current structure provides focused leadership for the Company, helps ensure accountability for the Company’s performance and promotes a clear, unified vision for our Company by assuring that the strategies adopted by the Board will be well positioned for execution by management.

The Board has a strong, independent presiding director

The Board’s presiding director is appointed by and from among the independent board members and has specific authority that ensures objective, independent oversight of management’s strategic decisions, risk management, succession planning and executive performance and compensation. The authority and responsibilities of the presiding director are outlined in both the Company’s Governance Guidelines, the Presiding Director Job Description document, which are both available at www.interpublic.com.

As noted on page 14 of this proxy statement, the presiding director:

•	serves as liaison between the chairman and the independent directors;

•	is authorized to call a meeting of the independent directors at any time;

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Item 5. Stockholder Proposal

•	is authorized to call a meeting of the full board at any time;

•	chairs executive sessions of the independent directors on at least a quarterly basis;

•	coordinates and approves board meeting agendas and meeting schedules to ensure that topics of importance are being addressed by management;

•	when appropriate, is available for direct communication with major stockholders who request such a communication; and

•	has direct input in and discusses proposed changes to committee assignments with each director.

Our existing governance structure fosters board independence

At this time, the Board believes the Company’s corporate governance practices, beyond those allowing for a strong presiding director, make it unnecessary to require an independent chairman.

For example:

•	10 out of 11 directors, or 91%, are independent.

•	Each of the Audit, the Compensation and Leadership Talent and the Corporate Governance Committees is required to be composed solely of independent directors. This means that the oversight of key matters, such as the integrity of financial statements, CEO performance, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted exclusively to independent directors.

•	The Board and its committees meet regularly in executive session without management, have complete access to management and have the authority to retain independent advisors, as they deem appropriate.
•	All independent directors play a role in overseeing the CEO’s performance, with the Board routinely discussing this subject in executive session without the CEO present.

Interpublic’s ISS corporate governance ranking is among the best

From the date Interpublic received a proposal on this topic for vote by our stockholders at the 2016 annual meeting through the printing of this proxy statement, Interpublic has maintained a governance rating of “1” from Institutional Shareholder Services (ISS), which is the highest ranking possible.

Restricting the Board’s discretion would be detrimental to the interests of stockholders

The Board believes strongly that it should have the discretion of deciding if and when Interpublic is best served by an independent chairman or one who acts in a dual role as chairman and chief executive officer. The Board appreciates the importance of such a determination and, at this time, has concluded the current board structure to be in the best interests of stockholders. The proposal seeks to eliminate the flexibility of the Board to make such determinations. Given the presence of the independence safeguards and overall governance structure noted above, the Board believes that such a mandate would be both unnecessary and detrimental to the interests of stockholders. The members of the Board have experience with and knowledge of the challenges and opportunities the Company faces at any given time, and are therefore in the best position to choose the leadership structure that is most appropriate for the situation. Rigid application of the proposal would deprive the Board of the ability to evaluate the particular needs of Interpublic and the specific qualifications of the individual in question.

The Board of Directors recommends a vote AGAINST the stockholder proposal regarding an independent board chairman.

Interpublic Group 2019 Proxy Statement	73

INFORMATION FOR STOCKHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER

Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and Proxy Statement (as well as other stockholder communications from the issuer) to two or more stockholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic’s proxy materials. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you would prefer in the future to receive a separate copy of Interpublic’s Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of

Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: EVP, General Counsel & Secretary or by calling Corporate Communications at (212) 704-1200. Your notification should include the name of your brokerage firm or bank and your account number.

If your household received only single copy of the 2018 Annual Report or this Proxy Statement and you would like to receive a separate copy, please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF COMPANIES, INC. SAVINGS PLAN

Participants in The Interpublic Group of Companies, Inc., Savings Plan (the “Plan”) may vote the number of shares of Common Stock equivalent to the interest in Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to Great-West Trust Company, the trustee of the Plan (the “Trustee”), pursuant to the proxy card being mailed with this Proxy Statement to Plan participants. The Trustee will vote shares in accordance with duly executed instructions if received on or before May 22, 2019.

If the Trustee does not receive timely instructions, the shares of Common Stock equivalent to the interest in Interpublic’s Common Stock credited to that participant’s account, will not be voted by the Trustee. The Trustee will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that the Trustee votes the Common Stock for which it receives timely instructions from Plan participants.

The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Andrew Bonzani

Executive Vice President, General Counsel & Secretary

April 12, 2019

74	Interpublic Group 2019 Proxy Statement

Appendix A

THE INTERPUBLIC GROUP OF COMPANIES, INC.

2019 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose.

The purposes of the Plan are to promote the interests of the Company and its shareholders by enabling the Company to:

(a)    attract, retain, and motivate talented individuals as Eligible Employees and Non-Management Directors;

(b)    provide Eligible Employees and Non-Management Directors with cash and equity-based incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

(c)    provide Eligible Employees and Non-Management Directors with incentives and opportunities tied to the Company’s Common Stock.

Section 2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

“Administrator” means (a) for Awards to Eligible Employees, the Committee, and (b) for Awards to Non-Management Directors, the Corporate Governance Committee, in each case, subject to delegation in accordance with Section 3(h) (Delegation) hereof.

“Affiliate” means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company has a “controlling interest,” as defined in Treas. Reg. §§ 1.409A-1(b)(5)(iii)(E)(1) and 1.414(c)-2(b)(i), provided that the language “at least 40 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2(b)(2)(i).

“Award” means any grant or award under the Plan, as evidenced in an Award Agreement.

“Award Agreement” means a written agreement (which may be electronic), including any amendment thereto, that sets forth the terms of the Award, as described in Section 11(a) (Awards) hereof.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant who is an Eligible Employee: (a) a material breach by the Participant of a provision in an employment agreement with Interpublic, a Subsidiary, or an Affiliate that, if capable of being cured, has not been cured within 15 days after the Participant receives written notice from his or her Employer of such breach; (b) misappropriation by the Participant of funds or property of the Company, a Subsidiary, or an Affiliate; (c) an attempt by the Participant to secure any personal profit related to the business of the Company, a Subsidiary, or an Affiliate that is not approved in writing by the Board or by the person to whom the Participant reports directly; (d) fraud, material dishonesty, gross negligence, gross malfeasance, or insubordination by the Participant, or material (1) failure by the Participant to follow the code of conduct of the Company, a Subsidiary, or an Affiliate or (2) misconduct by the Participant in the performance of his or her duties as an employee of the Company, a Subsidiary, or an Affiliate, excluding in each case any act (or series of acts) taken in good faith by the Participant that does not (and in the aggregate do not) cause material harm to the Company, a Subsidiary or an Affiliate; (e) refusal or failure by the Participant to attempt in good faith to perform the Participant’s duties as an employee or to follow a reasonable good-faith direction of the Board or the person to whom the Participant reports that has not been cured within 15 days after the Participant receives written notice from his or her Employer of such refusal or failure; (f) commission by the Participant, or a formal charge or indictment alleging commission by the Participant, of a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) conduct by the Participant that is prohibited by the policy of the Company, a Subsidiary, or an Affiliate prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category. With respect to a Non-Management Director, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change of Control” means:

(a)    Subject to items (b) and (c) of this definition below, the first to occur of the following events:

(1)

Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of the Company’s then-outstanding stock;

(2)

Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of the Company possessing 30 percent or more of the combined voting power of the Company’s then-outstanding stock;

(3)

Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(4)

During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.

(b)    A Change of Control shall not be deemed to occur by reason of:

(1)

The acquisition of additional control of the Company by any person or persons acting as a group that is considered to “effectively control” the Company (within the meaning of guidance issued under Section 409A of the Code); or

(2)

A transfer of assets to any entity controlled by the shareholders of the Company immediately after such transfer, including a transfer to (A) a shareholder of the Company (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by the Company, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.

(c)    A Change of Control shall not be deemed to have occurred unless the relevant facts and circumstances give rise to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Leadership Talent Committee of the Board or any successor thereto.

“Common Stock” means the Company’s $0.10 par value common stock.

“Company” means The Interpublic Group of Companies, Inc.

“Corporate Governance Committee” means the Corporate Governance Committee of the Board or any successor thereto.

“Corporate Transaction” means a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

“Disability” means long-term disability as defined under the Company’s applicable long-term disability plan or policy or, for a Non-Management Director, a long-term total disability that triggers a right to Social Security disability benefits, as determined by the Social Security Administration.

“Dividend Equivalent” means an Award of a contractual right to receive payments equivalent to the amount of dividends paid with respect to Shares, as described in Section 9(a) (Dividend Equivalents and Shares in Lieu of Cash) hereof.

“Eligible Employee” means an employee of the Company, a Subsidiary, or an Affiliate who is determined by the Administrator to be responsible for, or able to contribute to, the growth, profitability, and success of the Company.

“Employer” means, with respect to a Participant (excluding Non-Management Directors) as of any date, the Company, Subsidiary, or Affiliate that employs the Participant as of such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a Share as of any determination date, except as otherwise provided in the Award Agreement, the average of the high and low selling prices of such Share on such determination date, as reported on the composite tape for securities listed on the New York Stock Exchange or such other national securities exchange as may be designated by the Administrator. If there were no sales of Shares on the determination date, the selling prices used shall be the high and low selling prices on the last preceding date on which a sale occurred.

“Full Value Award” means an Award, other than an Option, SAR or Dividend Equivalent, that is settled by the issuance of Shares.

“Incentive Stock Option” or “ISO” means an Option intended to meet the requirements of Section 422 of the Code.

“Non-Management Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries or Affiliates.

“Nonstatutory Stock Option” means an Option that is not intended to be an Incentive Stock Option.

“Option” means the right to purchase the number of Shares specified by the Administrator, at a specified price and during a specified term in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan or the Administrator shall impose.

“Other Stock-Based Award” means an equity-based or equity-related Award granted under Section 7 (Performance Shares, Performance Units, and Other Stock-Based Awards) hereof that is not otherwise described by the terms of the Plan.

“Participant” means an Eligible Employee or Non-Management Director selected to receive an Award under the Plan.

“Performance Cash” means an Award of a contractual right granted under Section 8 (Performance Cash) hereof to receive a dollar amount (to be settled in cash, Shares, or a combination, as determined by the Administrator) that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Administrator.

“Performance Criteria” means earnings per share (basic or diluted); adjusted net income; operating income; operating profit after tax; operating income growth; net operating profit; gross or operating margins; operating efficiency; revenue; revenue growth; organic revenue growth; return on equity; Share price (including growth measures and total shareholder return); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); net sales or revenue growth; return measures (including return on assets, capital, invested capital, equity, sales, or revenue); productivity ratios; expense targets; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or any other criteria selected by the Administrator. Performance Criteria may relate to the performance of (a) the Company, (b) a Subsidiary, (c) an Affiliate, (d) a division or unit of the Company, any Subsidiary, or any Affiliate, (e) an office, group of agencies, or all or part of any agency system, (f) the Participant, or (g) any combination of the foregoing, as measured either in absolute terms or in comparison with the performance of other companies.

“Performance Objectives” mean, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Plan Year or other specified period for the purpose of determining the amount of the Award and/or whether the Award is granted or vested.

“Performance Shares” or “Performance Units” means an Award of a contractual right granted under Section 7 (Performance Shares, Performance Units, and Other Stock-Based Awards) hereof to receive cash, Shares, or a combination, that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Administrator.

“Plan” means The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan, as set forth herein and amended from time to time.

“Plan Year” means the calendar year.

“Prior Plan” means The Interpublic Group of Companies, Inc. 2014 Performance Incentive Plan, the 2009 Non-Management Directors’ Stock Incentive Plan, or any predecessor thereto.

“Prohibited Activity” means, for a Participant: (i) an activity that would enable the Company or the Board to terminate the Participant’s employment or other service for cause (as defined in the Plan or any employment agreement or other plan or arrangement that covers the Participant); (ii) a material violation of any rule, policy or procedure of the Company or the Participant’s Employer, including the Code of Conduct of the Company or other applicable Employer; (iii) before a Change of Control, a failure to be in compliance with any share ownership objectives of the Company applicable to the Participant, or (iv) before a Change of Control, any other conduct or act that the Company determines is injurious, detrimental or prejudicial to any interest of the Company.

“Restricted Period” means a period during which an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant.

“Restricted Stock” means an Award of Common Stock granted under Section 6 (Restricted Stock and Restricted Units) hereof that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of specified conditions, which may include Performance Objectives.

“Restricted Stock Unit” means an Award of a contractual right granted under Section 6 (Restricted Stock and Restricted Units) hereof corresponding to a number of Shares (to be settled in cash, Shares, or a combination, as determined by the Administrator) that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of specified conditions, which may include Performance Objectives. Except as otherwise provided in the Award Agreement, if a Restricted Stock Unit is settled in cash, the amount of cash shall equal the Fair Market Value of the underlying Shares on the Vesting Date.

“Retirement” means a Participant’s Termination for a reason other than Cause (as determined by the Company) if, at the time of such Termination the Participant is eligible for retirement as defined in the Award Agreement or otherwise.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” or “SAR” means the right, denominated in Shares, to receive, upon surrender of the right, in whole or in part, an amount (payable in cash, Shares, or a combination, as determined by the Administrator) for each Share that does not exceed the excess of the Fair Market Value of the Share on the date of exercise over the

Fair Market Value of the Share on the date of grant, subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Administrator shall impose.

“Subsidiary” means a subsidiary of the Company that meets the definition of a “subsidiary corporation” in Section 424(f) of the Code.

“Termination” means a Termination of Directorship or Termination of Employment, as applicable.

“Termination of Directorship” means, for a Non-Management Director, except as otherwise provided in the Plan or an Award Agreement, the date the Non-Management Director ceases to be a director of the Company; provided, however, that if a Non-Management Director becomes an Eligible Employee upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment.

“Termination of Employment” means, for an Eligible Employee, except as otherwise provided in the Plan or an Award Agreement, the date of the Eligible Employee’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) with Interpublic and all of its Subsidiaries and Affiliates. For purposes of the Plan: (a) an Eligible Employee who is on a bona fide leave of absence and does not have a statutory or contractual right to reemployment shall be deemed to have had a “separation for service” on the first date that is more than six months after the commencement of such leave of absence; provided, however, that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to last for a continuous period of six months or more, and such impairment causes the Eligible Employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, such six-month period shall be extended to 29 months; and (b) a sale of assets by the Company, a Subsidiary, or an Affiliate to an unrelated buyer that results in the Eligible Employee working for the buyer or one of its affiliates shall be treated as a “separation from service” unless otherwise provided in writing and permitted by Treas. Reg. § 1.409A-1(h)(4).

“Vesting Date” means, for an Award, the scheduled date of vesting, as specified in the Award Agreement.

Section 3. Administration.

(a)    Administrator. The Plan shall be administered by the Administrator.

(b)    Administrator Powers. The Administrator shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Administrator may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs. The Administrator shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

(c)    Administrator Action. The decisions of the Administrator shall be final and binding unless otherwise determined by the Board. Each member of the Administrator and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

(d)    Awards. Subject to the provisions of the Plan, the Administrator is authorized to grant the following Awards to Eligible Employees and Non-Management Directors:

(1)	Options and SARs,
(2)	Restricted Stock,
(3)	Restricted Stock Units,
(4)	Performance Shares,
(5)	Performance Units,
(6)	Other Stock-Based Awards,
(7)	Performance Cash,
(8)	Dividend Equivalents, and
(9)	Shares in Lieu of Cash.

(e)    Minimum Vesting. No more than 5% of the aggregate number of Shares available for issuance under the Plan may be covered by Awards that specify a vesting date for any portion of an Award before the first anniversary of the date of grant; provided that (1) this requirement shall not restrict vesting as described in Section 10 (Termination) or 11(e) (Change of Control) hereof and (2) for Awards granted to Non-Management Directors in conjunction with an annual meeting of the Company’s shareholders, the one-year requirement shall be deemed satisfied if the vesting date is on or after the next annual meeting of the Company’s shareholders, so long as such next meeting is at least 50 weeks after the grant date.

(f)    Participants. Subject to the provisions of the Plan, the Administrator is authorized to designate the Eligible Employees and Non-Management Directors who shall receive Awards and to determine the nature and size of each Award.

(g)    Correction of Defects, Omissions, and Inconsistencies. The Administrator may correct any defect, remedy any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry out the intent of the Plan and such Award.

(h)    Delegation. If the Administrator deems it advisable, the Administrator may delegate its authority under this Section 3 or any other provision of the Plan to one or more of its members or to one or more persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act or with respect to Awards to Non-Management Directors. Any person to whom the Administrator delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Administrator without delegation. To the extent that the Administrator has delegated authority pursuant to this Section 3(h), references in the Plan to the Administrator shall be deemed to include the Administrator’s designee.

Section 4. Shares Available for Awards.

(a)    Total Shares Available. Subject to the provisions of subsections (b) through (f) of this Section 4, the total number of Shares available for grant to Participants under the Plan on or after the Effective Date shall be:

(1)	27,000,000 Shares, plus

(2)

the following Shares previously subject to Awards granted under a Prior Plan but not issued: (A) Shares that, as of the Effective Date, are subject to outstanding Awards, to the extent such Shares are forfeited or otherwise not issued due to Termination, (B) Shares underlying Options and SARs that expire; (C) Shares that, as of the Effective Date, are subject to outstanding Full Value Awards that were accounted for in Shares but are settled in cash; (D) Shares that are surrendered or withheld from Share-settled Full-Value Awards to satisfy withholding of taxes; and (E) Shares that, as of the Effective Date, are subject to outstanding performance share awards, to the extent that the target number of Shares under the award exceeds the number of shares actually issued pursuant to the award.

Each Share underlying an Option, SAR, Restricted Stock, Performance Share, RSU or similar Award shall count as one share of Common Stock. No further Awards shall be granted pursuant to any Prior Plan, but Shares issued to settle Awards granted under a Prior Plan that were accounted for in Shares shall not count toward the Shares authorized for grant under this Plan.

(b)    Aggregate Limitation on ISOs. Subject to the adjustment provisions in Section 4(e) (Adjustment for Corporate Transactions) hereof, ISOs may be granted with respect to no more than 2,700,000 Shares in any Plan Year and no more than 27,000,000 Shares in the aggregate.

(c)    Individual Limitation of Awards. Subject to the adjustment provisions in Section 4(e) (Adjustment for Corporate Transactions) hereof, the following limitations shall apply to Awards under the Plan:

(1)	No individual Eligible Employee shall be granted, in any Plan Year, Options and/or SARs with respect to more than 2,000,000 Shares in the aggregate;

(2)	No individual Eligible Employee shall be granted, in any Plan Year, grants of Restricted Stock and/or Restricted Stock Units with respect to more than 2,000,000 Shares in the aggregate;

(3)	No individual Eligible Employee shall be granted, in any Plan Year, Performance Shares, Performance Units, or Other Stock-Based Awards that provide for more than 2,000,000 Shares in the aggregate; and

(4)	No individual Eligible Employee shall be granted, in any Plan Year, Performance Cash in an amount of more than $10,000,000.

(5)

No individual Non-Management Director shall be granted, in any Plan Year, Awards that, taken together with the Non-Management Director’s cash compensation for services rendered to the Company during the Plan Year, have a value on the date of grant that exceeds $1,000,000.

For purposes of the individual limits set forth in this Section 4(c), any Awards that are canceled shall continue to count against the individual share and cash limits.

(d)    Shares Available for Issuance.

(1)

Except as provided in paragraph (3) below, with respect to Options and SARs, the number of Shares covered by an Award shall count against the limitations prescribed by subsections (a) and (b), above, on the number of Shares available for award under the Plan only to the extent that such Shares are actually issued.

(2)

If (A) an Award that was granted on or after the Effective Date is forfeited or otherwise terminates or is canceled without the delivery of Shares, or (B) on or after the Effective Date, Shares are surrendered or withheld from any Share-settled Full Value Award granted under the Plan or a Prior Plan to satisfy withholding of taxes, then the Shares covered by such forfeited, terminated or canceled Award, and the Shares surrendered, withheld or tendered from Full Value Awards, shall again become available to be delivered pursuant to Awards granted under this Plan.

(3)

With respect to each Option and SAR, the number of Shares counted against the number of Shares available for award under the Plan shall equalthe full number of Shares with respect to which the Award is exercised, before reduction for a SAR’s grant price, shares tendered or withheld to pay the Option exercise price, or shares tendered or withheld to satisfy tax withholding.

(4)	The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares.

(e)    Adjustment for Corporate Transactions. In the event of a Corporate Transaction, the Administrator shall (in order to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan), in such manner as the Administrator deems equitable, adjust—

(1)	the number and kind of shares that thereafter may be made the subject of Awards,

(2)	the number and kinds of shares that are subject to outstanding Awards, and

(3)	the grant, exercise, or conversion price with respect to any of the foregoing.

Any shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the shares were issued. Additionally, the Administrator may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of Shares subject to any Award shall always be a whole number.

(f)    Acquisitions. Unless required by law or regulation, no Shares underlying an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company, a Subsidiary, or an Affiliate or with which the Company, a Subsidiary, or an Affiliate combines, shall count against the Shares available for Awards under the Plan.

Section 5. Stock Options and SARs.

(a)    Grant. The Administrator is authorized to grant Incentive Stock Options, Nonstatutory Stock Options, and SARs to Participants; provided that Incentive Stock Options may be granted only to Eligible Employees who are employees of the Company or one of its Subsidiaries at the time of grant. The Administrator shall not grant “reload” Options (i.e., Options that are automatically granted to an optionee when the optionee uses Shares to pay the exercise price, or to satisfy withholding tax obligations associated with the exercise, of previously granted Options) or any Option or SAR that is not structured to be exempt from the requirements of Section 409A of the Code.

(b)    Exercise Price and Grant Price. The Administrator shall establish the exercise price for each Option and the grant price for each SAR at the time the Option or SAR is granted. Neither the exercise price nor the grant price shall be less than 100% of the Fair Market Value of the Shares subject to the Option or SAR on the date of grant. Except as described in Section 4(e) (Adjustment for Corporate Transactions) hereof, the Administrator may not (1) reprice Options or SARs or (2) exchange Options or SARs for cash, stock or other consideration, in each case without the approval of the Company’s shareholders.

(c)    Exercise. Each Option and SAR shall be exercised at such times and subject to such terms and conditions as the Administrator may specify in the Award Agreement or thereafter. The Administrator may impose such conditions on the exercise of Options and SARs as it determines to be appropriate, including conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Administrator have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price of an Option may be made (i) in cash, (ii) if and to the extent permitted by the Administrator, by withholding Shares (“net exercise”) or exchanging Shares owned without restriction, or the ownership of which is attested to, by the optionee, or (iii) by a combination of the foregoing. The combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, shall be equal to (or greater than) the aggregate exercise price. The Administrator may not authorize a loan to an optionee to assist the optionee in making payment of the exercise price under an Option or in meeting the optionee’s tax obligations associated with the exercise of an Option.

(d)    Term. An Option or SAR shall be exercisable for a term determined by the Administrator, which shall not be longer than ten years from the date on which the Option or SAR is granted.

(e)    Termination. An Option or SAR shall be exercisable following a Participant’s Termination only to the extent the Award is vested and not expired (in each case, taking into account the provisions of and Sections 10 (Termination) and 11(e) (Change of Control) hereof). Except as otherwise set forth in the Award Agreement, and subject to Sections 10 and 11(e), and the requirements of any Incentive Stock Option, the exercise period following Termination shall end no later than the earlier of the date the Option or SAR otherwise expires or the following time:

(1)	If the Participant is a Non-Management Director, three years after the Participant’s Termination.

(2)

If (A) as of the Participant’s Termination, the Participant is age 55 or older and has completed 10 or more years of service with the Company and its Subsidiaries and Affiliates, and (B) the Participant’s Termination is not due to Cause or the Participant’s death or Disability, three years after the Participant’s Termination.

(3)	If the Participant’s Termination is due to the Participant’s death (and the Participant is not a Non-Management Director), one year after the Participant’s death.

(4)	If the Participant’s Termination is due to the Participant’s Disability (and the Participant is not a Non-Management Director), one year after the Participant’s Termination.

(5)	If the Participant’s Termination is not due to Cause and not described in paragraph (1), (2), (3), or (4), above, three months after the Participant’s Termination.

(6)	If the Participant’s Termination is for Cause, the Option or SAR shall be canceled immediately upon the Participant’s Termination and shall not be exercisable thereafter.

(f)    Special Rules for Incentive Stock Options (“ISOs”). ISOs shall be subject to the requirements of Section 422 of the Code. In accordance with Section 422, an ISO shall not be granted to an individual who, immediately before the time the Option is granted, owns Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless the Award Agreement for such ISO provides that (i) the exercise price is no less than 110% of the fair market value of the Shares on the grant date (determined in accordance with Treas. Reg. § 1.422-2(f)(1)), and (ii) the Option expires no later than the fifth anniversary of the grant date.

Section 6. Restricted Stock and Restricted Stock Units.

(a)    Grant. Subject to the limits set forth in the Plan, the Administrator is authorized to determine the number of Shares of Restricted Stock and the number of Restricted Stock Units to be granted to a Participant, and the other terms and conditions applicable to such Restricted Stock and Restricted Stock Units, including the conditions for vesting of such Awards.

(b)    Performance-Based Grants. The Administrator is authorized to make the grant and/or the vesting of Awards of Restricted Stock and Restricted Stock Units contingent on the achievement of Performance Objectives specified by the Administrator. If such Performance Objectives are not satisfied, the Award shall not be granted or become vested, as the case may be. Partial achievement of such Performance Objectives may result in the grant or vesting of a portion of the Award corresponding to the degree of achievement.

(c)    Rights of Participant. A Participant to whom Shares of Restricted Stock have been granted shall have absolute ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award Agreement; provided that no Participant shall be entitled to the payment of any dividends until the restrictions applicable to such Shares of Restricted Stock has lapsed. A Participant to whom Restricted Stock Units have been granted shall have no ownership interest in the Shares to which such Restricted Stock Units relate until and unless settlement with respect to such Restricted Stock Units is actually made in Shares.

(d)    Restrictions. Until the restrictions applicable to Restricted Stock shall lapse, the Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of. Subject to Sections 10 (Termination) and 11(e) (Change of Control) hereof, the restrictions set forth in this Section 6(d) shall remain in effect until the end of the Restricted Period.

(e)    Termination. Except as otherwise set forth in the Award Agreement, and subject to Sections 10 (Termination) and 11(e) (Change of Control) hereof, if a Participant’s Termination for any reason occurs before the restrictions applicable to Restricted Stock lapse, or before an Award of Restricted Stock Units becomes fully vested:

(1)

Such Restricted Stock shall be forfeited, all rights with respect to such Restricted Stock shall immediately terminate without any payment of consideration by the Company, and all Shares of such Restricted Stock, if any, that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company; and

(2)

Such unvested Restricted Stock Units shall be immediately forfeited, and all of the rights of the Participant with respect to such Restricted Stock Units shall immediately terminate without any payment of consideration by the Company.

(f)    Settlement of Restricted Stock Units. Except as otherwise provided in the Award Agreement, and subject to Section 11(m) (Compliance with Legal and Exchange Requirements), (n) (Deferrals), and (o) (Section 409A of the Code) hereof, vested Restricted Stock Units shall be settled on the earlier of (x) a date determined by the Company that is within 90 days after the Participant’s death or (y) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(g)    Election to Recognize Gross Income from Restricted Stock in Year of Grant. If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, the Participant shall make arrangements satisfactory to the Administrator to pay any taxes required to be withheld with respect to such Shares. If the Participant fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

(h)    Foreign Laws. Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Administrator may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 7. Performance Shares, Performance Units, and Other Stock-Based Awards.

(a)    Grant. Subject to the limits set forth in the Plan, the Administrator is authorized to determine the number (or, for Performance Units denominated in cash, the amount) of Performance Shares, Performance Units, and Other Stock-Based Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Shares and Performance Units shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Administrator, and any other conditions set forth in the Award Agreement. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

(b)    Payment. Payment of Performance Shares and Performance Units and Other Stock-Based Awards may be made in cash, Shares, or a combination, as determined by the Administrator. For purposes of calculating the amount of any payment, the Fair Market Value of Shares shall be determined on the Vesting Date. Except as otherwise provided in the Award Agreement, and subject to Section 11(m) (Compliance with Legal and Exchange Requirements), (n) (Deferrals), and (o) (Section 409A of the Code) hereof, Performance Shares and Performance Units shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant’s death, or (2) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(c)    Termination. Except as otherwise set forth in the Award Agreement, and subject to Sections 10 (Termination) and 11(e) (Change of Control) hereof, if a Participant’s Termination for any reason occurs before a Performance Share, Performance Unit, or Other Stock-Based Award becomes fully vested, the unvested portion of such Performance Share, Performance Unit, or Other Stock-Based Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company.

Section 8. Performance Cash.

(a)    Grant. Subject to the limits set forth in the Plan, the Administrator is authorized to determine the amount of Performance Cash Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Cash Awards shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Administrator, and any other conditions set forth in the Award Agreement. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

(b)    Payment. Payment of Performance Cash Awards may be made in cash, Shares, or a combination, as determined by the Administrator. Any Shares shall be valued in the same manner as described in Section 7(b) (Payment) hereof. Except as otherwise provided in the Award Agreement, and subject to Section 11(m) (Compliance with Legal and Exchange Requirements), (n) (Deferrals), and (o) (Section 409A of the Code) hereof, a Performance Cash Award shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant’s death, or (2) a date determined by the Company that is during the calendar year in which the Vesting Date occurs.

(c)    Termination. Except as otherwise set forth in the Award Agreement, and subject to Sections 10 (Termination) and 11(e) (Change of Control) hereof, if a Participant’s Termination for any reason occurs before a Performance Cash Award becomes fully vested, the unvested portion of such Performance Cash Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company.

Section 9. Dividend Equivalents and Shares in Lieu of Cash.

(a)    Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents to Participants having Full Value Awards under which such Participant shall be entitled to receive payments (in cash or Shares, as determined in the discretion of the Administrator) equivalent to the amount of cash or share dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Administrator. Such Dividend Equivalents shall be subject to the same vesting conditions as the underlying Full Value Awards and, subject to the terms of the Plan, may have additional terms and conditions as the Administrator shall determine. For the avoidance of doubt, Dividend Equivalents shall not be granted in respect of Options or SARs.

(b)    Shares in Lieu of Cash. The Administrator may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to a Participant by the Company or any Subsidiary or Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall equal the number of whole Shares that have an aggregate Fair Market Value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 10. Termination.

(a)    Termination Other than for Cause. If a Participant incurs a Termination for any reason other than Cause, the Participant shall be vested only in the portion of the Award (if any) in which the Participant is vested immediately before his or her Termination, except (1) an Award Agreement for an Eligible Employee may provide accelerated vesting upon death, disability, Change of Control (subject to Section 11(e)), or Retirement, (2) vesting may continue while the Participant remains on payroll (if authorized under subsection (c) below), and (3) the Administrator shall have discretion to accelerate vesting for Awards to Participants who are not Non-Management Directors under circumstances that it determines to be in the best interest of the Company. The Administrator may determine in its sole discretion to accelerate the vesting of a Non-Management Director’s outstanding Awards if the Non-Management Director incurs a Termination due to death or Disability.

(b)    Termination for Cause. If a Participant incurs a Termination for Cause, all of such Participant’s outstanding Awards shall immediately be canceled, except as the Administrator may otherwise provide in the Award Agreement.

(c)    Vesting During Severance Period. If (and only if) authorized by the Administrator or the Company in accordance with its compensation policies and procedures, a Participant who remains on his or her Employer’s payroll after his or her Termination of Employment (e.g., by reason of receiving severance payments) may continue to vest in, and accrue rights under, his or her Awards, as if he or she had continued in employment with such Employer through the date as of which he or she is withdrawn from such Employer’s payroll. Neither the Administrator nor the Company shall be required to authorize continued vesting or accrual of rights for any Participant after his or her Termination of Employment, unless otherwise expressly provided by an Award Agreement or other binding agreement involving the Company, a Subsidiary, or an Affiliate; and there is no obligation of uniformity or consistency of treatment of Participants.

Section 11. General Provisions.

(a)    Awards. Each Award hereunder shall be evidenced in an Award Agreement. The Award Agreement shall be delivered to the Participant (including in electronic form) and shall incorporate the terms of the Plan by reference.

(b)    Amendment of Awards. Subject to any obligation under the Plan or applicable law or a listing requirement to obtain stockholders’ consent, the Administrator may amend the terms of any Award theretofore granted, including the Performance Criteria and Performance Objectives, prospectively or retroactively; provided that no amendment shall substantially impair the rights of a Participant without the Participant’s consent. Actions taken by the Administrator in accordance with Section 4(e) (Adjustment for Corporate Transactions) shall not be deemed to impair the rights of any Participant.

(c)    Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in

Shares, no Shares shall be issued (and restrictions on Restricted Stock shall not be lifted) unless and until arrangements satisfactory to the Company shall have been made to satisfy the withholding tax obligations (if any) applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Administrator may impose, the Company shall have the right to (i) retain Shares or (ii) subject to such terms and conditions as the Administrator may establish from time to time, permit Participants to elect to tender Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld; provided that (i) the value of Shares retained or tendered shall not exceed the Participant’s tax calculated using the maximum individual tax rate in each relevant jurisdiction at the time of such withholding and (ii) this withholding provision shall not be interpreted or administered in a way that changes the Award’s accounting treatment.

(d)    Nontransferability. No Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant; provided, however, that the Administrator shall have discretion to permit (on such terms and conditions as it shall establish) transfer of a Nonstatutory Stock Option to a member of the Participant’s immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant’s immediate family with respect to whom the exercise of such Option is covered by an effective registration statement under the Securities Act of 1933, as amended (collectively, the “Permitted Transferees”). All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees. Any transfer of an Award to any Permitted Transferee shall be without consideration.

(e)    Change of Control. An Award Agreement may specify provisions relating to a Change of Control, including the acceleration of the vesting, delivery and exercisability of, and the lapse of restrictions and deemed satisfaction of Performance Objectives with respect to, the Award, and replacement of a Share-settled Award with a cash-settled Award; provided, however, that vesting, delivery or exercisability of, or the lapse of restrictions on, any outstanding Award shall not be accelerated in connection with a Change of Control unless (i) the Change of Control actually occurs and (ii) the Participant’s Employment or service is terminated without Cause, under circumstances described in the Award Agreement, within 24 months following such Change of Control. In connection with a Change of Control, and notwithstanding any contrary provision of an Award Agreement, all Options and SARs may be canceled in exchange for the right (to the extent vested) to receive, at a time determined by the Administrator, a cash payment equal to the excess, if any, of the fair market value of the Share subject to the Option or SAR over the exercise price; for this purpose, fair market value shall be no less than the highest price paid for a share in the Change of Control transaction. For the avoidance of doubt, no payment shall be required to cancel an Option or SAR for which the exercise price exceeds the fair market value of the Share at the time of the Change of Control (i.e., an “under water” option or SAR).

(f)    No Right to Employment or Directorship. Neither the right to participate in the Plan nor the grant of any Award shall be construed as giving a Participant the right (1) to be retained in the employ of the Company, any Subsidiary or any Affiliate or (2) to continue to provide services to the Company, any Subsidiary or any Affiliate. The Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as expressly provided in the Plan or in any applicable Award Agreement.

(g)    Other Conditions to Awards. Unless the Administrator determines otherwise, the Participant’s rights in respect of all of his or her outstanding Awards (whether or not vested) may be canceled, withheld, amended or otherwise limited or restricted at any time if the Participant is not in compliance with all applicable provisions of the Plan or Award Agreement, or if the Participant engages in any Prohibited Activity. In addition, each Award granted under the Plan shall be and remain subject to any clawback or recoupment policy as in effect or as may be adopted by the Board (or a committee or subcommittee of the Board), in each case, as may be amended from time to time. No such policy or amendment shall in any event require the prior consent of any Participant or Eligible Employee.

(h)    Nature and Form of Payments. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise in any such plan or agreement.

(i)    No Rights to Awards; No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity or consistency of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the Award Agreement, no person shall have any rights as a shareholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

(j)    Foreign Benefits. The Administrator may grant Awards to Eligible Employees or Non-Management Directors of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Administrator may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

(k)    Amendment of Plan. The Board or the Administrator may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that stockholder approval shall be required if (1) shareholder approval is required by law, regulation, a securities exchange listing requirement, or a provision of the Plan, or (2) the amendment would increase the number of Shares available for Awards under the Plan other than as described in Section 4(e) (Adjustment for Corporate Transactions) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

(l)    Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

(m)    Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

(n)    Deferrals. Subject to the Administrator’s reasonable efforts to comply with the requirements of Section 409A of the Code, the Administrator may:

(1)

Postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award, and/or

(2)	Establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

(o)    Section 409A of the Code.

(1)

The Plan shall be operated, administered, and interpreted consistently with the intent to comply with (or to be exempt from) the requirements of Section 409A of the Code. If the Administrator or the Company determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Section 409A of the Code, the Plan shall be automatically amended (without further action) to the extent that the Administrator or the Company determines is necessary to bring it into compliance with the requirements of Section 409A of the Code. No provision of the Plan or any Award Agreement shall be interpreted or construed to transfer any liability for a failure to comply with the requirements of Section 409A of the Code from a Participant or other individual to the Company, any Subsidiary, any Affiliate, the Administrator, or any other entity or individual affiliated with the Company, the Subsidiaries, and the Affiliates.

(2)

For any Participant who, as of the date on which his or her Termination of Employment occurs, is a “specified employee” (within the meaning of Section 409A(2)(B)(i) of the Code, as determined by Interpublic in accordance with Treas. Reg. § 1.409A-1(i)), the payment date for any Award that is subject to Section 409A and for which the payment trigger is the Participant’s Termination of Employment shall be no earlier than the Participant’s Delayed Start Date. For purposes of the Plan, the Participant’s Delayed Start Date shall be the earlier of (i) the Company’s first pay date for the seventh calendar month that starts after the Participant’s Termination of Employment or (y) a date determined by Interpublic that is within 90 days after the Participant’s death.

(p)    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(q)    Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Administrator, the Board, the Company, and all other parties with respect thereto.

(r)    Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; the word “include” shall mean “including but not limited to”; and references to a statute, statutory provision, or regulation shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to agency guidance of general applicability issued thereunder.

(s)    Headings and Captions. The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

(t)    Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(u)    Effective Date. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders. No Awards may be granted under the Plan after the annual meeting of the Company’s shareholders in 2029; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no awards shall be made under a Prior Plan.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., (Eastern Time), on May, 23, 2019. Online Go to www.envisionreports.com/IPG or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/IPG 2019 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Jocelyn Carter-Miller 02 - H. John Greeniaus 03 - Mary J. Steele Guilfoile 04 - Dawn Hudson 05 - William T. Kerr 06 - Henry S. Miller 07 - Jonathan F. Miller 08 - Patrick Q. Moore 09 - Michael I. Roth 10 - David M. Thomas 11 - E. Lee Wyatt Jr. For Against Abstain For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers 3. Advisory vote to approve named executive officer LLP as Interpublic’s Independent registered public accounting compensation. firm for 2019. 4. Approval of The Interpublic Group of Companies, Inc. 2019 5. Stockholder proposal entitled “Independent Board Chairman.” Performance Incentive Plan. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.

The Interpublic Group of Companies, Inc. Annual Meeting Stockholders May 23, 2019, 9:30 A.M. PALEY CENTER FOR MEDIA 25 W. 52nd STREET, NEW YORK, NEW YORK You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/IPG Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/IPG Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IPG qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — The Interpublic Group of Companies, Inc. + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2019 The undersigned hereby constitutes and appoints Michael I. Roth, Frank Mergenthaler and Andrew Bonzani, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held at the Paley Center for Media, 25 W. 52nd Street, New York, New York, on Thursday May 23, 2019 at 9:30 A.M. Eastern time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “Plan”), this card also constitutes voting instructions by the undersigned to Great-West Trust Company, the trustee of the trust maintained under the Plan (the “Trustee”), for all shares held of record by the Trustee as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by the Trustee. The Trustee will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD. (Continued, and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.